                                                                    Exhibit 4(d)














                               ADOPTION AGREEMENT

                                       FOR

                      BAKER & HOSTETLER LLP PROTOTYPE PLAN

                                    PLAN 001

                  NONSTANDARDIZED PROFIT SHARING PLAN AND TRUST

                    (INCLUDING A CODE SECTION 401(K) FEATURE)










                   CARDINAL HEALTH PROFIT SHARING, RETIREMENT
                       AND SAVINGS PLAN FOR PRN EMPLOYEES

                                TABLE OF CONTENTS

                                                                                                               PAGE
PLAN SPONSOR INFORMATION..........................................................................................1


ELECTIVE PROVISIONS...............................................................................................3


I.       EFFECTIVE DATE...........................................................................................3


II.      PARTICIPATION............................................................................................3


III.     CREDITING SERVICE -- GENERAL RULES.......................................................................6


IV.      COMPENSATION.............................................................................................8


V.       PARTICIPANT CONTRIBUTIONS...............................................................................11


VI.      MATCHING CONTRIBUTIONS..................................................................................13


VII.     PROFIT SHARING CONTRIBUTIONS............................................................................18


VIII.    VESTING.................................................................................................21


IX.      VALUATION DATE FOR THE TRUST FUND.......................................................................26


X.       RETIREMENT..............................................................................................26


XI.      FORM OF DISTRIBUTION....................................................................................27


XII.     TIMING OF DISTRIBUTION..................................................................................28


XIII.    INVESTMENT DIRECTION....................................................................................34


XIV.     PARTICIPANT LOANS.......................................................................................35


XV.      INSURANCE...............................................................................................35


XVI.     SECTION 401(K)/401(M) TESTING OPTIONS...................................................................35


XVII.    TOP-PAID GROUP ELECTION.................................................................................37


XVIII.   TOP-HEAVY MINIMUM BENEFIT...............................................................................38


XIX.     ANNUAL ADDITIONS........................................................................................38


XX.      GRANDFATHER PROVISIONS..................................................................................39


XXI.     QUALIFICATION...........................................................................................39


SIGNATURES.......................................................................................................40

                            PLAN SPONSOR INFORMATION


1.       Name of Sponsoring Employer:  Cardinal Health, Inc.
                                     ---------------------------------------------------------

2.       Business address:      7000 Cardinal Place
                              ----------------------------------------------------------------
                                     (Street Address)
              Dublin                 OH                                43017
         -------------------------------------------------------------------------------------
                  (City)           (State)                          (Zip Code)

3.       Business telephone number:         (614) 757-5000
                                   -----------------------------------------------------------


4.       Business entity: [X] C. Corp.   [ ] S. Corp. [ ] Partnership   [] Sole Proprietorship
                          [ ] Tax-Exempt Entity       [ ] Limited Liability Company
                          [ ] Other:
                                            ---------------------------------


5.       Employer tax identification number (EIN):             31-0958666
                                                  --------------------------------------------

6.       The Sponsoring Employer's taxable year ends on:                6/30
                                                        --------------------------------------

7.       The Plan name will be: Cardinal Health Profit Sharing, Retirement and Savings Plan
                               ---------------------------------------------------------------
         for PRN Employees
         -------------------------------------------------------------------------------------

8.       Plan number:       059
                     -------------------------------------------------------------------------

9. The Plan Year and taxable year of the Trust will be the 12-consecutive month period ending on: DECEMBER 31 of each year. If elected here [ ], the Employer approves the automatic change of the Plan Year and the trust year to coincide with the Employer's taxable year if the Employer's taxable year is changed by the Employer.

10. The limitation year will be the 12-consecutive month period ending on DECEMBER 31 of each year. If elected here , the Employer approves the automatic change of the limitation year to coincide with the Employer's taxable year if the Employer's taxable year is changed by the Employer.

11.      The Plan Administrator will be: CARDINAL HEALTH, INC. OR THE PERSON(S)
         OR ENTITY APPOINTED BY CARDINAL HEALTH, INC. TO SERVE AS PLAN
         ADMINISTRATOR; PROVIDED THAT THE CARDINAL HEALTH, INC. EMPLOYEE
         BENEFITS POLICY COMMITTEE OR THE BOARD OF DIRECTORS (OR ANY COMMITTEE
         THEREOF) OF CARDINAL HEALTH, INC. SHALL BE ENTITLED TO ACT ON BEHALF OF
         CARDINAL HEALTH, INC.

12.      The Trustee(s) of the Plan will be: Putnam Fiduciary Trust Company
                                            --------------------------------------------------


         If elected here [X], a separate trust document will apply to the Plan.
         The name of the Separate
         Trust is:  Master Trust Agreement for Retirement Plans of Cardinal Health
                   ----------------------------------------------------------------------------

                               ELECTIVE PROVISIONS

         Capitalized terms in this Adoption Agreement will have the meanings as defined in this Adoption Agreement. Capitalized terms that are not defined in this Adoption Agreement will have the meanings as defined in the Plan.

I.       EFFECTIVE DATE. (New Plans complete Item A. Amended Plans complete Item
         B.)


[X] A. The Employer by execution of this Adoption Agreement adopts a new Plan. The effective date of this new Plan is July 1, 2002
                                                -------------------------------

[ ] B. The Employer by execution of this Adoption Agreement amends and restates its existing Plan. The original effective date of the Plan was ____________________. The effective date of this amendment and restatement is:

         [ ] 1. _____________________. (Use for an amendment changing election options AFTER adoption of the prototype plan and complete blank with the date the change is effective.)

         [ ] 2. ______________________, except that, for each Plan provision required to be effective on an earlier date in accordance with the GUST remedial amendment period provided under Rev. Proc. 2000-27 or subsequent guidance, the effective date is the date on which such provision is required to be effective(1). (Use for amendment and restatement to bring Plan into compliance with GUST and subsequent tax legislation and complete blank with first day of the first Plan Year beginning on or after January 1, 1997.)

[ ] C.   FROZEN PLAN. The Plan was frozen by the Employer effective
         ________________ . As of such date, no additional Employees may become Participants and no additional contributions will be made to the Plan.

II.      PARTICIPATION.

A. SERVICE CREDITING METHOD FOR ELIGIBILITY PURPOSES. For purposes of eligibility to participate in this Plan, service will be credited by (select one):

         [X] 1.   Counting Hours of Service.

         [ ] 2.   The Elapsed Time Method.

B. HOURS OF SERVICE FOR ELIGIBILITY TO PARTICIPATE. For purposes of determining an Employee's eligibility to participate, if the Hour of Service counting method in Item II.A.1. is elected, a Year of Service will be an Eligibility Computation Period in which the Employee completes 1000 Hours of Service (cannot exceed 1,000 Hours of Service).
                   ----

C. CHANGE OF ELIGIBILITY COMPUTATION PERIOD. If elected here [X], the Eligibility Computation Periods after an Employee's initial Eligibility Comput

----------------------------------------

(1) The term "GUST" includes the Uruguay Round Agreements Act of 1994 to the General Agreement on Tariffs and Trade ("GATT"), the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), the Small Business Job Protection Act of 1996 ("SBJPA"), the Taxpayer Relief Act of 1997 ("TRA 97"), the Internal Revenue Service Restructuring and Reform Act of 1998 (RRA "98"), and the Community Renewal Tax Relief Act of 2000 ("CRA").

D. BREAK-IN-SERVICE. If the Hour of Service counting method in Item II.A.1 is elected, an Employee will incur a one year Break-in-Service for purposes of eligibility to participate in the Plan in the event such Participant is not credited with at least 500 (not to exceed 500) Hours of Service in an Eligibility Computation Period.

E. MINIMUM AGE. To be eligible to participate, an Employee must have attained the age of 0 years (not more than 21).

F.       AMOUNT OF REQUIRED SERVICE. To be eligible to participate: (Select one)

         [ ] 1.   No prior service is required.

         [X] 2. An Employee must have completed one Year of Service with the Employer.

         [ ] 3. An Employee must have completed two Years of Service with the Employer without a Break in Service. (Use only if 100% immediate vesting is elected.)

         [ ] 4. An Employee must have completed one Year of Service with the Employer; provided that an Employee will be eligible to participate earlier if he completes _______ (0-11) months of continuous employment with the Employer.

         [ ] 5. An Employee must have completed two Years of Service with the Employer; provided that an Employee will be eligible to participate earlier if he completes _______ (13-23) months of continuous employment with the Employer. (Use only if 100% immediate vesting is elected.)

         [ ] 6. An Employee must complete one Hour of Service _______ (0-23) months from the first Hour of Service the Employee completes with the Employer. (If more than 12 months are required, 100% immediate vesting must be elected.)

         [ ] 7. An Employee must have completed a Period of Service of _______ (not to exceed two years) with the Employer. (If more than one year is required, 100% immediate vesting must be elected.)

G.       APPLICATION OF AGE AND SERVICE REQUIREMENTS.  (Select one)

         [X] 1. The age and service requirements elected in Items E and F above will apply to all Employees of the Employer.

         [ ] 2. The age and service requirements elected in Items E and F above will apply to Employees who first become employed with the Employer on or after _________________________. Employees who first become employed prior to the date in the preceding sentence must have attained age ______ (not to exceed 21) and have completed _____________________ Years of Service (or a Period of Service of ________________________ if the Elapsed Time method of crediting service was applicable) (not to exceed three years for pre-1989 participation and two years for post-1988 participation if 100% immediate vesting is applicable or one year if any other vesting is applicable) with the Employer to be eligible to participate.

H. EARLY PARTICIPATION FOR ELECTIVE DEFERRALS AND MATCHING CONTRIBUTIONS. If elected here [ ], even though the age and service requirements listed above will apply to all other Employer contributions not otherwise elected in this item, an Employee will be eligible to participate in the Plan by making Participant Elective Deferral contributions and, if elected here [ ], receiving allocations of Matching Contributions, when the Employee attains age ____ (not to exceed 21) and has performed the following service requirements: (select one)

         [ ] 1.   No prior service is required.

         [ ] 2. An Employee must have completed one Year of Service with the Employer.

         [ ] 3. An Employee must have completed one Year of Service with the Employer; provided that an Employee will be eligible to participate earlier if he completes _____ (0-11) months of continuous employment with the Employer.

         [ ] 4. An Employee must have completed two Years of Service with the Employer; provided that an Employee will be eligible to participate earlier if he completes _____ (13-23) months of continuous employment with the Employer. (Use only if 100% immediate vesting is elected.)

         [ ] 5. An Employee must complete one Hour of Service _____ (0-23) months from the first Hour of Service the Employee completes with the Employer. (If more than 12 months are required, 100% immediate vesting must be elected.)

         [ ] 6. An Employee must have completed a Period of Service of ______ (not to exceed two years) with the Employer. (If more than one year is required, 100% immediate vesting must be elected.)

I. EARLY ROLLOVER AND TRANSFER CONTRIBUTIONS. If elected here [ ], Employees will be eligible to make rollover contributions or transfer contributions before the general service requirements listed in the preceding two items above have been satisfied when the Employee attains age ____ (not to exceed 21) and has performed the following service requirements: (select one).

         [X] 1.   No prior service is required.

         [ ] 2. An Employee must have completed one Year of Service with the Employer.

         [ ] 3. An Employee must have completed a Period of Service of ______ (not to exceed two years) with the Employer. (If more than one year is required, 100% immediate vesting must be elected.)

J. ELIGIBLE EMPLOYEES. All Employees of the Employer will be eligible to participate EXCEPT (select categories, if any, to be excluded):

         [ ] 1.   Hourly paid Employees.

         [ ] 2.   Salaried Employees.

         [ ] 3.   Employees paid only on a commission basis.

         [ ] 4. Union Employees covered by a collective bargaining agreement if retirement benefits have been the subject of good faith bargaining and if the collective bargaining agreement does not provide that such Employees will be eligible to participate in the Plan.

         [ ] 5.   Leased Employees.

         [X]6. ALL EMPLOYEES OF THE EMPLOYER WHO ARE NOT "PRN" EMPLOYEES. (Indicate other specified group of excluded Employee. However, if part-time Employees, temporary Employees, or any other category of Employee is excluded solely on the basis of number of hours worked, any such otherwise-excluded Employee shall be deemed to be in a non-excluded category of Employee if such Employee satisfies the minimum service requirement applicable to all other eligibile Employees during any Eligibility Computation Period, contingent on the satisfaction by such Employee of any other eligibility requirement as elected by the Employer, such as a minimum age requirement.)

K. ENTRY DATES. The date or dates on which an Employee may become a Participant in the Plan shall be THE FIRST DAY OF THE CALENDAR MONTH. (Select one or more entry dates during the Plan Year. If a prospective Entry Date is selected, a single entry date may be used only if the minimum participation age is not more than 20 1/2 and if (1) the required service does not exceed six months, or (2) the required service does not exceed 18 months and 100% immediate vesting is elected.)

         SPECIAL ENTRY DATES FOR ELECTIVE DEFERRALS AND MATCHING CONTRIBUTIONS. Notwithstanding the Entry Dates indicated above, if elected here [ ], even though the Entry Dates listed above will apply to active participation in all other Employer Contributions not otherwise elected in this item, an Employee will be eligible for active participation in Participant Elective Deferral contributions and, if elected here [ ], Matching Contributions, as of the following date or dates:
         ______________________________________________________________________
         ______________________________________________________________________


         (Select one or more entry dates during the Plan Year. If a prospective Entry Date is selected, a single entry date may be used only if the minimum participation age is not more than 20 1/2 and if (1) the required service does not exceed six months, or (2) the required service does not exceed 18 months and 100% immediate vesting is elected.)

L. SPECIAL ONE-TIME IRREVOCABLE ELECTIONS. If elected here [X], upon commencement of employment with the Employer, or upon first becoming eligible under this or any other plan of the Employer (and has never become eligible under another plan of the Employer, including terminated plans), an Employee may make a one-time irrevocable election to have contributions equal to a specified amount of percentage of Compensation (including no amount of Compensation) made by the Employer on the Employee's behalf to the Plan, or to any other plan maintained or established by the Employer (including plans not yet established) for the duration of the Employee's employment with the Employer, or, in the case of a defined benefit plan, to receive accruals or other benefits (including no benefits) under such plans. Such an election shall be in a manner consistent with Plan Section 4.4[f].

III.     CREDITING SERVICE -- GENERAL RULES.

A. COUNTING HOURS OF SERVICE. If Counting Hours of Service is the method of crediting service selected for purposes of eligibility, allocations or vesting, then Hours of Service will be determined on the basis of the method selected below. If option 1 is selected, it is applicable only to the Employees identified in that option and is the only method of counting applicable to those Employees. In such case, one of options 2 through 6 will apply to all other Employees. If option 1 is not selected, then the method selected will be applied to all Employees covered under this Plan. (Select option 1 and an additional option to apply to all other Employees covered under the Plan, or select one of options 2 through 6 to apply to all Employees covered under the Plan.)

         [ ] 1. For Employees for whom the Employer is obligated to count Hours of Service worked in order to comply with any Federal law, such as the Fair Labor Standards Act, the exclusive method for counting Hours of Service will be to count the actual hours worked for which an Employee is paid or entitled to payment. (Also, Select one of options 2 through 6 for all other remaining Employees covered under the Plan.)

         [X] 2. On the basis of actual hours for which an Employee is paid or is entitled to payment.

         [ ] 3. On the basis of days worked. An Employee will be credited with ten Hours of Service if the Employee is credited with at least one Hour of Service during the day.

         [ ] 4. On the basis of weeks worked. An Employee will be credited with 45 Hours of Service if the Employee is credited with at least one Hour of Service during the week.

         [ ] 5. On the basis of semimonthly payroll periods. An Employee will be credited with 95 Hours of Service if the Employee is credited with at least one Hour of Service during the semimonthly payroll period.

         [ ] 6. On the basis of months worked. An Employee will be credited with 190 Hours of Service if the Employee is credited with at least one Hour of Service during the month.

B. PREDECESSOR PLAN. If the Employer maintains the plan of a predecessor employer, service credit (including service credit as a partner or sole proprietor of an unincorporated predecessor) for all purposes under the Plan must be given for all service with the predecessor employer and the blanks below MUST be completed.

         Name of predecessor employer: ________________________________________

         Name of predecessor plan presently maintained by the Employer:_________

         ______________________________________________________________________


C. PREDECESSOR SERVICE. If the Employer does not maintain the plan of a predecessor employer, service with a predecessor employer does not have to be credited for any purposes, but the Employer may elect to credit predecessor service by completing the blanks below. Service with _________________________________________________________(name of predecessor employer), including service as a partner or sole proprietor of an unincorporated predecessor, will be credited for the purposes of this Plan as elected below: (Select some, all, or none)

         [ ] 1.   Eligibility to Participate.

         [ ] 2.   Eligibility for Allocation of Contributions.

         [ ] 3.   Vesting.

D.       SERVICE WITH AFFILIATED EMPLOYER.

         [X] 1. IDENTIFICATION OF AFFILIATED EMPLOYERS: If the Employer is a member of a controlled group of corporations, as defined in Code Section 414(b), or is under common control, as defined in Code Section 414(c), with a trade or business whether or not incorporated, or is a member of an affiliated service group, as defined in Code Section 414(m), or is required to be aggregated with another employer under Code Section 414(o) and the final regulations thereunder, identify each affiliated entity ("Affiliate" as defined in Plan Section(2) 1.4) and the relationship below. Also, if the Affiliate is a Participating Employer in this Plan, indicate the date on which the employees of such entity initially became covered under this Plan. Enter "N/A" in Column (3) if the entity is not a Participating Employer.

                   (1)                                   (2)                              (3)
         Name of each Affiliate             Relationship to Employer            Employees' date of coverage
                                            adopting this Plan                  under this Plan

         All Members of the Controlled      Parent and All Subsidiaries         PRN Employees of
         Selected Group of Cardinal                                             Employers (Listed Below)
         Health, Inc.

         Owen Healthcare, Inc.              Subsidiary                          PRN Employees on 7/1/2002

         Cardinal Health Staffing
         Network, Inc.                      Subsidiary                          PRN Employees on 7/1/2002

         (If more space is needed, provide an attachment with the names and relationship of additional Affiliates.)

         [ ] 2. SERVICE CREDITING. If this option is selected, service with the following Affiliates will be credited for the purpose of eligibility for allocation of contributions as of the effective date indicated below (i.e., to credit such service prior to the date on which such Affiliate became a Participating Employer). (Complete only to provide service credit for eligibility for allocation of contributions, which is in addition to the required service credit for vesting and eligibility, as discussed in option 1, above.)

                  Name of each Affiliate       Effective date of Service Credit

                  ---------------------------  --------------------------------

                  ---------------------------  --------------------------------

                  ---------------------------  --------------------------------

IV.      COMPENSATION.

A. COMPENSATION DETERMINATION PERIOD. Compensation for Employees means the total amount actually paid to a Participant by the Employer for services rendered to the Employer during: (select one)

                  [X] 1.   The Plan Year.

                  [ ] 2. A consecutive 12-month period ending with or within the Plan Year. The day and month this period begins is ________________________. For employees whose date of hire is less than 12 months before the end of the 12-month period designated, Compensation will be determined over the Plan Year.

B.       BASIC DEFINITION.  Compensation is defined as:  (select one)


-------------------------

(2) All references to "Plan Sections" are to the Baker & Hostetler LLP Defined Contribution Plan and Trust Prototype Base Plan Document Number #01

         NOTE: Items 1, 2, or 3 generally qualify as safe harbor definitions of Compensation, but only if none or all of the five exclusions to the definition also are elected. Otherwise, the definition of Compensation may have to meet the nondiscrimination test provided under Code Section 414(s).

          [X] 1. Section 415 Safe Harbor Compensation, as defined in the Plan, and

                  [X] a. Excluding reimbursements and other expense allowances.

                  [X] b.   Excluding cash and noncash fringe benefits.

                  [X] c.   Excluding moving expenses.

                  [X] d.   Excluding deferred compensation.

                  [X] e.   Excluding welfare benefits.

         [ ] 2.   Withholding Safe Harbor Compensation, and

                  [ ] a. Excluding reimbursements and other expense allowances.

                  [ ] b.   Excluding cash and noncash fringe benefits.

                  [ ] c.   Excluding moving expenses.

                  [ ] d.   Excluding deferred compensation.

                  [ ] e.   Excluding welfare benefits.

         [ ] 3.   W-2 Safe Harbor Compensation, and

                  [ ] a. Excluding reimbursements and other expense allowances.

                  [ ] b.   Excluding cash and noncash fringe benefits.

                  [ ] c.   Excluding moving expenses.

                  [ ] d.   Excluding deferred compensation.

                  [ ] e.   Excluding welfare benefits.

         [ ] 4.   Social Security Compensation, and

                  [ ] a. Excluding reimbursements and other expense allowances.

                  [ ] b.   Excluding cash and noncash fringe benefits.

                  [ ] c.   Excluding moving expenses.

                  [ ] d.   Excluding deferred compensation.

                  [ ] e.   Excluding welfare benefits.

C. EXCLUSIONS. Unless specifically excluded below, a Participant's total base salary, overtime pay, bonuses, commissions, fees for professional services, and all other remuneration paid as wages, but excluding:
         (Select any, all or, none:)

         [ ] 1.   Overtime pay.

         [ ] 2.   Bonuses.

         [ ] 3.   Commissions.

         [ ] 4.   Reimbursements and other allowances.

         [ ] 5.   Cash and noncash fringe benefits.

         [ ] 6.   Moving expenses.

         [ ] 7.   Deferred compensation.

         [ ] 8.   Welfare benefits.

         [ ] 9. Amounts paid to an Employee by the Employer as remuneration for services performed by the Employee during the period the Employee was not eligible to participate in the Plan.

         [ ] 10.  Other: ______________________________________________________.


                  NOTE: If any of these items are selected, the definition of Compensation may have to meet the nondiscrimination test provided under Code Section 414(s).

D. ADD-BACKS. If elected below, the Compensation selected above will include contributions made on behalf of the Participant by the Employer that are not currently includible in the Participant's gross income by reason of the application of: (Select all, some or none)

         [X] 1.   Code Section 125 (cafeteria plan);
         [X] 2.   Code Section 132(f)(4) (qualified transportation fringe
                   benefits)(3)
         [X] 3.   Code Section 402(e)(3) (salary reductions);
         [X] 4.   Code Section 402(h) (SEP salary reductions);
         [X] 5.   Code Section 403(b) (tax-sheltered annuity plan).

         NOTE: If the Employer has selected a safe harbor definition of Compensation, the addition of none or all of the deferrals under the foregoing Code Sections will allow the Employer to retain safe harbor status. Otherwise, the definition of Compensation may have to meet the nondiscrimination test provided under Code Section 414(s).



-------------------------------------

(3) See the special effective date election available in Item IV.H. regarding the qualified transportation fringe benefit.

E. COMPENSATION LIMITATION. In addition to any other limitations on Compensation under the Code, Compensation, as defined above, taken into account under this Plan, will be limited to the first $_________ of each Participant's Compensation. (This amount may not to exceed any other Compensation limits. Select the maximum amount of Compensation to be taken into Account or enter "NA" if Compensation is not otherwise limited. However, Compensation may not be additionally limited according to this option if "safe harbor" contributions are elected under Item VI.2.)

F. DELAYED EFFECTIVE DATE OF REPEAL OF FAMILY AGGREGATION RULES. If elected here [ ] the effective date of the repeal of the family aggregation rules of Code Sections 401(a)(17) and 414(q) (as described in Plan Sections 1.9, 1.21, 4.5[f][C], and 4.6[a][D]) is ___
         __________________________________. (Select a date later than the first
         Plan Year beginning after December 31, 1996, but not later than the first day of the Plan Year beginning on or after the date on which the Employer adopts the amendment and restatement to comply with GUST and subsequent tax legislation as provided under Rev. Proc. 2000-27 or subsequent guidance.)

G. SPECIAL EFFECTIVE DATE FOR INCLUDING OTHERWISE EXCLUDABLE INCOME FROM COMPENSATION FOR PURPOSES OF CODE SECTION 415 ANNUAL ADDITION LIMITATIONS. If elected here [ ] effective for limitation years beginning as of ____________________________________ (select a date not earlier than the first limitation year beginning after December 31, 1997 but not later than the first day of the Plan Year beginning on or after the date on which the Employer adopts the amendment and restatement to comply with GUST and subsequent tax legislation), for purposes of applying the limitations of Plan Section 5.3, Compensation paid or made available during such limitation year shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125 or 457, and, for limitation years beginning after December 31, 2000 (or such other date as may be elected by the Employer in Item IV.H., below), amounts that are not currently includible in the Employee's gross income by reason of the application of Code Section 132(f)(4). (If no special effective date is selected under this option, such otherwise excludable Compensation shall be included under Plan Section 5.3 effective as of limitation years beginning after December 31, 1997.)

H. SPECIAL EFFECTIVE DATE FOR "ADD-BACK" OR EXCLUSION OF QUALIFIED TRANSPORTATION FRINGE Benefits. If this option is elected here [ ], the Employer elects the date indicated below as the effective date of the inclusion (or exclusion, as appropriate) of amounts not includible in the Employee's gross income by reason of the application of Code 132(f)(4) under a qualified transportation fringe benefit plan:________________________________. (Select a date earlier than
         January 1, 2001, which is the first day of the first Plan Year for which the Plan was operated in accordance with the Community Renewal Tax Relief Act of 2000, but in no case earlier than the first day of the Plan Year beginning after December 31, 1997. If no special date is selected in this option, amounts described hereunder are included (or excluded, as appropriate) as of the first day of the Plan Year beginning after December 31, 2000.)

V.       PARTICIPANT CONTRIBUTIONS.  (Choose all, some, or none of the options)

[X] A.   ELECTIVE DEFERRALS. (Select one or more)(4)

         [X] 1. PERIODIC DEFERRALS. Elective Deferrals will be made on a pre-tax basis by execution of salary reduction agreements. Each Participant may elect to make Elective Deferrals in


---------------------------------------------------

(4) See Item XVI for special "ADP" and "ACP" testing options.

                  even percentages of not less than 1% of Compensation up to 15% of Compensation or in even dollars of not less than $_____ and not more than $_____ per _____ (select a period of time).

                  [ ] a. A Participant may change Elective Deferral contributions prospectively
                           _________________________________________ (enter
                           date(s) or period of time), but not more frequently than ____________________ times per Plan Year, by filing with the Committee not later than __________ days before the effective date of the change a notice of his or her intent to change contributions. A Participant may suspend his Elective Deferrals ________ (enter date(s) or period of time), by providing a notice of such suspension not later than ______ days before the effective date of the suspension. A Participant may resume Elective Deferral Contributions prospectively
                           ____________________ (enter date(s) or period of
                           time), by filing with the Committee not later than ________________ days before the effective date of the proposed resumption, a notice of the Participant's intent to resume contributions. Elective Deferrals will be authorized by each Participant executing a prospective salary reduction agreement on the form provided by and filed with the Committee. Participant elections will be effective as soon as is administratively practicable. Any of the required notices described above may be provided in writing or through appropriate electronic methods.

                  [X] b. A Participant may change, suspend, or resume Elective Deferral contributions pursuant to nondiscriminatory rules or procedures established or modified by the Committee from time to time.

         [ ] 2. NON-PERIODIC DEFERRALS. A Participant may make separate elections to make Elective Deferral contributions from non-periodic Compensation, such as bonuses as evidenced by a Participant's salary reduction agreement on the form provided by and filed in writing or electronically with the Committee.

         [ ] 3. AUTOMATIC ELECTIONS. Effective as of ______________________ (indicate the first effective date on which Automatic Elections were imposed), if [ ] a first-time Participant, and/ or [ ] a continuing Participant, does not complete a salary reduction agreement on the form provided by the Committee and file such election in writing or electronically with the Committee, the Participant will be deemed to have automatically elected to defer _____% of his or her Compensation ("Automatic Election") until the Participant changes such election by affirmatively notifying the Committee of his or her intent to modify the election. During the Plan Year, a Participant may suspend or modify any Automatic Election in a manner according to 1.a. or 1.b., above, or
                  _____________________________________________________________
                  _____________________________________________________________
                  _____________________________________________________________
                  (describe the timing of suspensions or modifications if more liberal than those that apply to all Elective Deferrals).

                  NOTE: This feature requires advance notice to Participants and a reasonable opportunity to alter the default election as well as a periodic notice to Participants (or a reasonable opportunity for the Participant to request or confirm deferral information) provided in the manner described in Plan Section 4.4[c].

[ ] B. NONDEDUCTIBLE VOLUNTARY EMPLOYEE CONTRIBUTIONS. Each Participant may make such contributions to the Plan of up to ten percent (10%) of the Participant's Compensation for all years of participation. (This Item B must be elected if the Employer will allow the recharacterization of pre-tax contributions as after-tax contribution under Plan Section 4.5[i].)

[X] C. ROLLOVER CONTRIBUTIONS. Participants will be permitted to make rollover contributions.

[ ] D. TRANSFER CONTRIBUTIONS. Participants will be permitted to transfer assets directly to the Plan from other qualified Plans.

VI.      MATCHING CONTRIBUTIONS.

A.       AMOUNT OF MATCHING CONTRIBUTIONS.  (Select one, more or none)

         [X] 1. DISCRETIONARY MATCHING CONTRIBUTIONS(5). The Employer's matching contribution for each Plan Year or other applicable Contribution Allocation Computation Period will be the amount that the Employer determines in its discretion from time to time and will be made on behalf of Participants who make:
                  (Select one or both)

                  [X] a.   ELECTIVE DEFERRALS TO THE PLAN. (Select one)

                           [X] i.   for any period during the Plan Year.

                           [ ] ii.  for the entire period in which the
                                    Participant is eligible to make Elective
                                    Deferrals to the Plan during the Plan Year.

                           [ ] iii. for the period described as follows:
                                    ___________________________________________
                                    ___________________________________________
                                    If elected here [ ], the Employer will not contribute discretionary matching contributions on Elective Deferrals in excess of _________% or $___________ of
                                    Compensation.


                  [ ] b. NON-DEDUCTIBLE VOLUNTARY EMPLOYEE CONTRIBUTIONS TO THE PLAN ("AFTER-TAX CONTRIBUTIONS). The Employer will not contribute discretionary matching contributions on Non-deductible Voluntary Employee Contributions (i.e., after-tax contributions) in excess of _______% or $___________ of Compensation. (Non-deductible Voluntary Employee Contributions must be elected under Item V.B.)

                  [ ] c. CONTRIBUTIONS TO ANOTHER PLAN. The Employer will contribute discretionary matching contributions to the Plan based on ______________________
                           contributions (insert type of contributions) made to another plan or program:
                           __________________________________(insert name of
                           plan or program)


         [ ] 2. FORMULA. The Employer's contribution for each Plan Year or other applicable Contribution Allocation Computation Period will be the following (Non-Safe Harbor

---------------------------

(5) See Item XVI.E. to elect Qualified Matching Contributions in regards to nondiscrimination testing under the Actual Deferral Percentage test or the Actual Contributions Percentage test.

                  formulas may be selected in addition to Safe Harbor Contributions, however all non-Safe Harbor contributions must continue to satisfy the Average Contribution Percentage test):

                  [ ] a. Safe Harbor Contributions, if elected, effective as of
                  _____________________ (indicate a Plan Year beginning no earlier than January 1, 1999). (If this Item a. is selected, the Safe Harbor provisions of Plan Section 4.7 shall apply.) (At least one formula from Item (i) or (ii) must be chosen to automatically satisfy the Safe Harbor requirements. The formulas described under Item (iii) are optional.)

                           [ ] i. ADP Test Safe Harbor Contributions: The Employer will contribute Matching Contributions to the account of each Eligible Employee in an amount equal to the sum of 100% of Participant Elective Deferrals of the first 3% of Compensation and 50% of Participant Elective Deferrals in excess of 3% to a maximum of 5% of Compensation.

                           [ ] ii.  Alternate ADP Test Safe Harbor
                                    Contributions: In lieu of Item i., above, the Employer will contribute (select either Enhanced Matching, or a Safe Harbor Nonelective Contribution, or both):

                                    [ ]      Enhanced Matching Contributions
                                             to the account of each Eligible
                                             Employee in an amount equal to the
                                             sum of:

                                    A.       100% of the Eligible Employee's
                                             Elective Deferrals that do not
                                             exceed ____ percent (insert a
                                             number that is three or greater but
                                             not greater than six) of the
                                             Employee's Compensation for the
                                             Plan Year plus,

                                    B.       ____ percent of the Eligible
                                             Employee's Elective Deferrals that
                                             exceed ____ percent (insert a
                                             number that is three or greater but
                                             not greater than six) of the
                                             Employee's Compensation for the
                                             Plan Year and that do not exceed
                                             ____ percent of the employee's
                                             Compensation for the Plan Year.

                                    NOTE: The first and last blanks in Item B.
                                    must be completed so that, at any rate of Elective Deferrals, the Matching Contribution is at least equal to the Matching Contribution receivable if the Employer were making basic Matching Contributions (described in Item i. above, but the rate of Match cannot increase as the amount of Elective Deferrals increase. For example, if "4" is inserted in the blank in Item A., then Item B. need not be completed.

                                    [ ]      The Employer will make a Safe
                                             Harbor Nonelective Contribution
                                             (select the appropriate formula
                                             under Item VII.A.2.a. or b. of this
                                             Adoption Agreement).

                           [ ] iii. ACP Test Safe Harbor Contributions: (No
                                    additional contributions other than those described in (i) or (ii), above are required to satisfy the Safe Harbor. However, the Employer may elect to make additional contributions that are characterized as Safe Harbor contributions in excess of those indicated in (i) and (ii).) If this item iii is elected, for a

                                    Plan Year, the Employer will make ACP Test
                                    Safe Harbor Matching Contributions to the account of each Eligible Employee in the amount of (elect one of the following formulas):

                                    [ ] A.    ____ percent of the employee's
                                             Elective Deferrals that do not
                                             exceed 6 percent of the employee's
                                             Compensation for the Plan Year.

                                    [ ] B.   ____ percent of the employee's
                                             Elective Deferrals that do not
                                             exceed ____ percent of the
                                             Employee's Compensation for the
                                             Plan Year plus ____ percent of the
                                             Employee's Elective Deferrals
                                             thereafter, but no Matching
                                             Contributions will be made on
                                             Elective Deferrals that exceed six
                                             percent of Compensation. (The
                                             number inserted in the third blank
                                             cannot exceed the number inserted
                                             in the first blank.)

                                    [ ] C.   The employee's Elective Deferrals
                                             that do not exceed a percentage of
                                             the employee's Compensation for the
                                             Plan Year. Such percentage is
                                             determined by the Employer for the
                                             year but in no event can exceed
                                             four percent of the Employee's
                                             Compensation.

                                    [ ] D.   Other: ___________________________
                                             __________________________________
                                            (Other formulas for ACP Test Safe
                                            Harbor Matching Contributions are
                                            permissible, provided (i) Matching
                                            Contributions are not made on
                                            Elective Deferrals in excess of 6
                                            percent of Compensation (ii) the
                                            amount of Matching Contributions
                                            subject to the employer's discretion
                                            cannot exceed 4 percent of
                                            Compensation, (iii) no Highly
                                            Compensated Employee can receive a
                                            greater rate of Matching
                                            Contributions than a non-Highly
                                            Compensated Employee at the same
                                            rate of Elective Deferrals, and (iv)
                                            the rate of Matching Contributions
                                            cannot increase as a participant's
                                            Elective Deferrals increase.)

                  NOTE: Actual Deferral Percentage nondiscrimination testing under Code Section 401(k) may generally be avoided if
                           (i) the Safe Harbor Contributions are fully vested,
                           (ii) there can be no limitation on accruals of the Safe Harbor Contributions, (iii) all Safe Harbor Contributions must be subject to distribution restrictions contained under Code Section 401(k), and
                           (iv) the Employer must provide an annual notice to Participants.

                  NOTE: Average Contribution Percentage nondiscrimination testing under Code Section 401(m) may generally be avoided if (i) the actual deferral percentage safe harbor under Code Section 401(k) is met, (ii) total matching contributions cannot exceed 4% of Compensation, and, (iii) matching contributions cannot be made on elective deferrals in excess of 6% of Compensation. ACP Test Safe Harbor Matching Contributions need not be subject to the 100% vesting requirements. See Item VIII.C.

                                    of this Adoption Agreement for any separate vesting requirements applicable to Matching Contributions. CAUTION: AVERAGE CONTRIBUTION PERCENTAGE NONDISCRIMINATION TESTING MAY NOT BE AVOIDED IF THE PLAN PERMITS NON-DEDUCTIBLE EMPLOYEE VOLUNTARY
                                    CONTRIBUTIONS (I.E., VOLUNTARY PARTICIPANT
                                    AFTER-TAX CONTRIBUTIONS).

                  [ ] b. NON-SAFE HARBOR FORMULA. The Employer will make (select one) [ ] Qualified Matching Contributions
                           [ ] Non-qualified Matching Contributions on behalf of Participants who make: (Select one or both)

                           [ ] i.   Elective Deferrals to the Plan. The
                                    Employer's contribution for each Plan Year will be: (select one)

                                    [ ]      ___% of Participant Elective
                                             Deferrals of the first __% of
                                             Compensation.

                                    [ ]      ___% of the first $_________ of
                                             Participant Elective Deferrals.

                                    [ ]      Other Formula: (use for a
                                             multi-tiered formula, e.g. 100% of
                                             Participant Elective Deferrals up
                                             to 2% of Compensation and 50% of
                                             Participant Elective Deferrals in
                                             excess of 2% of Compensation, up to
                                             4% of Compensation.) ______________


                           [ ] ii. Participant Contributions to the Plan. The Employer's contribution for each Plan Year will be: (select one)

                                    [ ]      ___% of Participant contributions
                                             of the first ___% of Compensation;
                                             or

                                    [ ]      ___% of the first $_________ of
                                             Participant contributions.

                                    [ ]      Other Formula: (use for a
                                             multi-tiered formula, e.g. 100% of
                                             Participant contributions up to 2%
                                             of Compensation and 50% of
                                             Participant contributions in excess
                                             of 2% of Compensation, up to 4% of
                                             Compensation.)

                           [ ] iii. ____________ Contributions (insert type of
                                    contributions) to another plan or
                                    program: _______________________________
                                    (insert name of plan or program). The
                                    Employer's contribution for each Plan Year will be: (select one)

                                    [ ]      ___% of Participant contributions
                                             of the first ___% of Compensation;
                                             or

                                    [ ]      ___% of the first $____________ of
                                             Participant contributions.

                                    [ ]      Other Formula: (use for a
                                             multi-tiered formula, e.g. 100% of
                                             Participant contributions up to 2%
                                             of Compensation and 50% of
                                             Participant contributions in excess
                                             of 2% of Compensation, up to 4% of
                                             Compensation.) _________________

[X] B. CONTRIBUTION ALLOCATION COMPUTATION PERIOD. The period of time for which matching contributions will be allocated shall be: (Select one if matching contributions are selected above.)

         [X] 1.   Plan Year.

         [ ] 2.   Calendar Year.

         [ ] 3.   Employer's Taxable Year.

         [ ] 4.   Calendar Month.

         [ ] 5.   The Employer's payroll period applicable to the Participant.

         [ ] 6.   Other:______________________________________________________


         NOTE: If the Contribution Allocation Computation Period is different from the period for which matching contributions are actually calculated and contributed to the Plan, a "true-up contribution" may be needed.

[X] C. ELIGIBILITY FOR ALLOCATIONS. In order to share in Matching Contributions for the Plan Year, a Participant must: (Select one, some or none if matching contributions are selected above)

         [ ] 1. Complete Hours of Service (cannot exceed 1,000 hours) during the Contribution Allocation Computation Period with respect to (select one or more) [ ] Discretionary Contributions
                  [ ] Formula Contributions.

         [ ] 2. Be employed on the last day of the Contribution Allocation Computation Period with respect to (select one or more)
                  [ ] Discretionary Contributions [ ] Formula Contributions.

         [ ] 3. Complete ________ Hours of Service during the Contribution Allocation Computation Period (cannot exceed 1,000 hours) OR be employed on the last day of the Contribution Allocation Contribution Period with respect to (select one or more)
                  [ ] Discretionary Contributions [ ] Formula Contributions.

         [X] 4. Be employed during any portion of the Contribution Allocation Computation Period regardless of the Hours of Service completed during such Contribution Allocation Computation Period with respect to (select one or more) [X] Discretionary Contributions [ ] Formula Contributions.

         [ ] 5. Special Rule for Retirement, Death, or Disability. (If applicable, select if 1-4 are selected above.) A Participant will be entitled to share in the allocation of the Matching Contributions for the Plan Year during which the Participant (select one or more) retires after attaining Normal Retirement Age [ ] dies [ ] suffers a Total Disability: (select one or both)

                  [ ] a. regardless of whether the Participant was employed on the last day of the Contribution Allocation Period.

                  [ ] b. regardless of the failure to complete the required number of Hours of Service to receive an allocation; provided the Participant completed _______ or more Hours of Services during the Plan Year (cannot exceed 1,000 hours).

[X] D. NET PROFIT OPTION. (Select one if matching contributions are selected above.) Matching Contributions for the Allocation Computation Period (select one) [ ] will be [X] will not be limited to the Employer's net profits. Net profits means, as determined by the Employer on the basis of generally accepted accounting principles, the Employer's:

          [ ] 1.      current earnings and profits
          [ ] 2.      current and accumulated earnings and profits
          [ ] 3.      receipts minus expenses
          [ ] 4.      taxable income
          [ ] 5.      not applicable

VII.     PROFIT SHARING CONTRIBUTIONS.

A.       AMOUNT. (Select one, more or none)

[X] 1. DISCRETIONARY(6). The Employer's contribution for each Plan Year or other applicable Contribution Allocation Computation Period will be the amount that the Employer determines in its discretion.

[ ] 2. FORMULA. The Employer's contribution for each Plan Year or other applicable Contribution Allocation Computation Period will be the amount determined under the following formula:

                  [ ] a. Safe Harbor. ___% (must be at least 3%) of each Participant's Compensation.

                  [ ] b.   Safe Harbor. Other: ___________________________
                           _______________________________________________


                  NOTE: An Employer Nonelective Safe Harbor Contribution should be coordinated with the Safe Harbor provisions of Item IV.A.2. of this Adoption Agreement. Actual deferral percentage nondiscrimination testing under Code Section 401(k) may generally be avoided if (i) the safe harbor contributions are fully vested, (ii) there can be no limitation on accruals of the safe harbor contributions, (iii) such contributions must be subject to distribution restrictions contained under Code Section 401(k), and (iv) the Employer must provide an annual notice to Participants.

                   [ ] c.  Non-Safe Harbor:___________________________________
                           but subject to increase or decrease for any Plan Year by the Employer by amending the Plan.

B. ALLOCATION FORMULA. (Select one if profit sharing contributions are selected above)

         [ ] 1. NONINTEGRATED PLAN. Employer discretionary or formula contributions will be allocated on the basis of Compensation as follows (select one):

                  [ ] a. UNIFORM PERCENTAGE. In the ratio that each Participant's Compensation bears to the aggregate Compensation for all Participants.

----------------
(6) See Item XVI.E. to elect Qualified Non-elective Contributions in regards to nondiscrimination testing under the Actual Deferral Percentage test or the Actual Contributions Percentage test.

                  [ ] b. UNIFORM POINTS. In the ratio that each Participant's total points bears to all points awarded to all Participants. Each Participant will receive points for each (must select at least age or service, and the allocation method must be consistent with Treasury Regulation ss.1.401(a)(4)-2(b)(2)):

                           _________  year(s) of age; or

                           _________  year(s) of service; and

                           $________ (not to exceed $200) of Compensation.

                  [ ] c. UNIFORM DOLLAR AMOUNT. A uniform dollar amount of $___________ for each Participant. (Under this option, the contribution must be allocated in a manner consistent with Treasury
                           Regulation ss.1.401(a)(4)-2(b)(2).)

         [X] 2. INTEGRATED PLAN. Subject to the overall permitted disparity limits, Employer discretionary or formula contributions will be allocated on the basis of Compensation as follows (select one):

                  [X] a. TAXABLE WAGE BASE INTEGRATION LEVEL OPTION: The integration level is the taxable wage base in effect on the first day of the Plan Year.

                           ALLOCATION: The Employer contribution for each Plan Year will be allocated in an amount equal to "X"% of each eligible Participant's Compensation for the Plan Year plus an additional "X"% of Compensation in excess of the integration level for the Plan Year. The additional percentage allocated on Compensation in excess of the integration level may not exceed the lesser of (a) the percentage allocated on total Compensation, or (b) the greater of 5.7% or the portion of the OASDI percentage attributable to old age insurance premiums. "X" may be determined as follows:

                           (total Participant Compensation) X + (total excess Compensation) X = Employer contribution for such year

                           However, if "X" exceeds 5.7% in any Plan Year, allocations of Employer contributions as determined above only may be made with "X" equaling 5.7%. Amounts contributed in excess of the allocation based on "X" equaling 5.7% will be allocated in the ratio that each Participant's total Compensation bears to the aggregate Compensation for all Participants for such year.

                  [ ] b.   OTHER INTEGRATION LEVEL OPTION:

                           [ ] i. FIXED DOLLAR. The integration level is $_______ (fixed dollar amount not to exceed the taxable wage base).

                           [ ] ii.  PERCENTAGE. The integration level is
                                    __________% (not to exceed 100%) of the
                                    taxable wage base.

                           [ ] iii. OTHER._____________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    (not to exceed the taxable wage base in
                                    effect for such year).

                                    ALLOCATION: If the integration level elected above exceeds the greater of $10,000 or one-fifth of the taxable wage base in effect on the first day of the Plan Year, but does not exceed 80% of the taxable wage base in effect on the first day of the Plan Year, the Employer contribution for each Plan Year will be allocated as provided in Item VI.B.1. above except that the 5.7% figure will be replaced with 4.3% and the old age portion of the OASDI percentage will be reduced proportionately. If the integration level elected in Item VI.B.1. above is greater than 80% of the taxable wage base in effect on the first day of the Plan Year, the 5.7% figure in that paragraph will be replaced with 5.4% and the old age portion of the OASDI percentage will be reduced proportionately.

[X] C. CONTRIBUTION ALLOCATION COMPUTATION PERIOD. The period of time for which profit sharing contributions will be calculated shall be: (Select one if profit sharing contributions are selected above)

         [ ] 1.   Plan Year.

         [ ] 2.   Calendar Year.

         [X] 3.   Employer's Taxable Year.

         [ ] 4.   Other:
                        ----------------.

[X] D. ELIGIBILITY FOR ALLOCATIONS. In order to share in Employer contributions for the Plan Year, a Participant must: (Select one, some or none if profit sharing contributions are selected above)

         [ ] 1. Complete ____ Hours of Service (cannot exceed 1,000 hours) during the Contribution Allocation Computation Period with respect to (select one or more) [ ] Discretionary Contributions [ ] Formula Contributions.

         [X] 2. Be employed on the last day of the Contribution Allocation Computation Period with respect to (select one or more)
                  [X] Discretionary Contributions [ ] Formula Contributions.

         [ ] 3. Complete ________ Hours of Service during the Contribution Allocation Computation Period (cannot exceed 1,000 hours) OR be employed on the last day of the Contribution Allocation Contribution Period with respect to (select one or more)
                  [ ] Discretionary Contributions [ ] Formula Contributions.

         [ ] 4. Be employed during any portion of the Contribution Allocation Computation Period regardless of the Hours of Service completed during such Contribution Allocation Computation Period with respect to (select one or more) [ ] Discretionary Contributions [ ] Formula Contributions.

         [X] 5. Special Rule for Retirement, Death, or Disability. (If applicable, select if 1-4 are selected above.) A Participant will be entitled to share in the allocation of the Employer contributions for the Plan Year during which the Participant (select one or more) [X] retires after attaining Normal Retirement [X] Age dies [X] suffers a Total Disability:
                  (Select one or both)

                  [X] a. regardless of whether the Participant was employed on the last day of the Contribution Allocation Period.

                  [ ] b. regardless of the failure to complete the required number of Hours of Service to receive an allocation; provided the Participant completed or more Hours of Service during the Plan Year (cannot exceed 1,000 hours).

[X]E. NET PROFIT OPTION. (Select one if profit sharing contributions are selected above) Profit Sharing Contributions for the Allocation Computation Period (select one) will be, will not be limited to the Employer's net profits. Net profits means, as determined by the Employer on the basis of generally accepted accounting principles, the Employer's (select one):

         [ ] 1.    current earnings and profits
         [ ] 2.    current and accumulated earnings and profits
         [ ] 3.    receipts minus expenses
         [ ] 4.    taxable income
         [ ] 5.    not applicable

[X]F. NET CONTRIBUTION FOR THE FIRST YEAR OF PARTICIPATION. The profit sharing contribution for an Employee's first year of participation will be allocated on the basis of: (select one)

         [ ] 1.   the Employee's Compensation for the entire Plan Year.

         [X] 2. the Employee's Compensation for that portion of the Plan Year during which he or she was a Plan Participant. (If VII.B.2. is selected, the integration level, if applicable, will be reduced proportionally for an Employee's first year of Plan Participation.)

VIII.    VESTING.

A. SERVICE CREDITING METHOD FOR VESTING PURPOSES. For purposes of vesting, service will be credited by: (select one)

         [X] 1. Counting Hours of Service. A Year of Service will be a Vesting Computation Period in which the Participant completes 1000 Hours of Service (cannot exceed 1,000 hours).

         [ ] 2.   The Elapsed Time Method.

B. VESTING COMPUTATION PERIOD. The Vesting Computation Period will commence on: (select one)

         [X] 1.   The first day of the Plan Year.

         [ ] 2.   January 1.

         [ ] 3. The Employee's Employment Commencement Date or Reemployment Commencement Date. (Must be elected if the elapsed time method of crediting service is elected.)

         [ ] 4.   Other: _________________________________________________.

C. MATCHING VESTING SCHEDULE. (Select 1 or 2 if Matching Contributions, and/or, if selected here [ ] ACP Test Safe Harbor Matching Contributions, are selected. If ACP Test Safe Harbor Matching Contributions are not subject to a vesting schedule, such contributions shall be 100% vested when contributed. If the Plan is top-heavy elect either 1 or 2(a) or 2(c). If the Plan is not top-heavy any one of the vesting options may be elected. If 2(e) is elected it must be as favorable year-by-year as 2(a) or 2(c) if the Plan is top-heavy or as 2(b) or 2(d), if the Plan is not top-heavy.)

         [ ] 1. 100% IMMEDIATE VESTING. Each Participant will be fully vested upon becoming a Plan Participant.

         [X] 2.   GRADUATED VESTING.



              Year of          [X](a)    [ ](b)        [ ] (c)           [ ](d)       [ ] (e)
              Vesting         3-Year     5-Year        6-Year           7-Year
              Service         Vesting    Vesting       Vesting          Vesting       Other
              -------         -------    -------       -------          -------       -----

              Less than 1           0%        0%            0%               0%        ___
                   1                0%        0%            0%               0%        ___
                   2                0%        0%           20%               0%        ___
                   3              100%        0%           40%              20%        ___
                   4                          0%           60%              40%        ___
                   5                        100%           80%              60%        ___
                   6                                      100%              80%        ___
                   7                                                       100%        100%

         3.       APPLICATION OF VESTING SCHEDULES. (Select one)

              [ ] a. The vesting schedule elected above will apply to all matching contributions and to all Participants.

              [X] b. The vesting schedule elected above will apply to employees who become Participants after July 1, 2002. Otherwise, vesting will occur in accordance with the following vesting schedule (must be as favorable year-by-year as Item 2(b) or 2(d) above):

                                    Years of
                                 Vesting Vested
                                    Service               Percentage
                                    -------               -----------
                                    Less than 1            100%
                                                           ---
                                         1                 ___%
                                         2                 ___%
                                         3                 ___%
                                         4                 ___%
                                         5                 ___%
                                         6                 ___%
                                         7                 ___%


D. PROFIT SHARING VESTING SCHEDULE. (Select 1 or 2 if profit sharing contributions are selected. If the Plan is top-heavy elect either 1 or 2(a) or 2(c). If the Plan is not top-heavy any one of the vesting options may be elected. If 2(e) is elected it must be as favorable year-by-year as 2(a) or 2(c) if the Plan is top-heavy or as 2(b) or 2(d), if the Plan is not top-heavy.)

         [ ] 1. 100% IMMEDIATE VESTING. Each Participant will be fully vested upon becoming a Plan Participant.

         [X] 2.   GRADUATED VESTING.


              Year of          [X](a)    [ ](b)        [ ] (c)           [ ](d)       [ ] (e)
              Vesting         3-Year     5-Year        6-Year           7-Year
              Service         Vesting    Vesting       Vesting          Vesting       Other
              -------         -------    -------       -------          -------       -----
              Less than 1          0%         0%            0%                0%        ---
                   1               0%         0%            0%                0%        ---
                   2               0%         0%           20%                0%        ---
                   3             100%         0%           40%               20%        ---
                   4                          0%           60%               40%        ---
                   5                        100%           80%               60%        ---
                   6                                      100%               80%        ---
                   7                                                        100%        100%

         3.       APPLICATION OF VESTING SCHEDULES.  (Select one)

                  [X] a. The vesting schedule elected above will apply to all profit sharing contributions and to all Participants.

                  [ ] b. The vesting schedule elected above will apply to employees who become Participants after . Otherwise, vesting will occur in accordance with the following vesting schedule (must be as favorable year-by-year as Item 2(b) or 2(d) above):

                                    Years of
                                 Vesting Vested
                                    Service                     Percentage
                                    -------                     ----------

                                    Less than 1                  ___%
                                         1                       ___%
                                         2                       ___%
                                         3                       ___%
                                         4                       ___%
                                         5                       ___%
                                         6                       ___%
                                         7                       ___%

E. TOP-HEAVY VESTING SCHEDULE. (Must be completed unless vesting schedule option 1, or 2(a) or 2(c) already was elected in Item C or D above.) For any Plan Year for which the Plan is top-heavy, vesting schedule ______ (specify 1 or 2(a) or 2(c)) in Item C and D will apply automatically. If the vesting schedule shifts in or out of the top-heavy vesting schedule for any Plan Year, the shift is treated as an amendment to the vesting schedule and the election in section 6.4 of the Plan will apply.

F.       FORFEITURES.

         1. MATCHING. Forfeitures related to Matching Contributions, including forfeitures of Excess Aggregate Contributions, will be applied in the following order: (insert 1st, 2nd and 3rd to indicate order of application)

                 2   a. To reduce Matching Contributions (This must be
                --- selected as primary if ACP Test Safe Harbor Matching Contributions are subject to a vesting schedule under
                        Item VIII.C.).

                ____  b.  To reduce profit sharing contributions.

                ____  c.  Allocated to Participants as additional matching contributions.

                ____  d.  Allocated to Participants as additional profit sharing contributions.

                ____  e.  Allocated to Participants in the ratio that the
                          Participant's Compensation bears to the Compensation of all Participants.

                   1  f.  To pay plan expenses payable from the Plan.
                -----

                  FORFEITURE ALLOCATION ELECTIONS. (Select all, some, or none)

                           [ ] i.   A Participant will not share in the
                                    allocation of forfeitures of his or her own
                                    Account.

                           [ ] ii. A Participant will share in forfeitures only if the Participant has completed _____ or more Hours of Service during the Plan Year in which the forfeiture occurs (cannot exceed 1,000 hours).

                           [ ] iii. A Participant will share in forfeitures only
                                    if the Participant is employed on the last day of the Plan Year.

                  NOTE: If forfeitures are not allocated in the same manner as the Employer contributions are allocated, the allocation of forfeitures may need to be tested for nondiscrimination separately from the allocation of Employer contributions, as provided in the regulations under Code Section 401(a)(4).

         2. PROFIT SHARING. Forfeitures related to profit sharing contributions will be applied in the following order: (insert 1st, 2nd and 3rd to indicate order of application)

                       a.  To reduce matching contributions.
                   ---

                    2  b.  To reduce profit sharing contributions.
                   ---

                       c.  Allocated to Participants as additional matching
                   ---     contributions.

                       d.  Allocated to Participants as additional profit
                   ---     sharing contributions.

                       e.  Allocated to Participants in the ratio that the
                   --- Participant's Compensation bears to the Compensation of all Participants.

                    1   f. To pay plan expenses payable from the Plan.
                  ----

                       g.  Allocated as follows:
                 -----                           ------------------------------

                  FORFEITURE ALLOCATION ELECTIONS. (Select all, some, or none)


                           [ ] i.   A Participant will not share in the
                                    allocation of forfeitures of his or her own
                                    Account.

                           [ ] ii. A Participant will share in forfeitures only if the Participant has completed _____ or more Hours of Service during the Plan Year in which the forfeiture occurs (cannot exceed 1,000 hours).

                           [ ] iii. A Participant will share in forfeitures only
                                    if the Participant is employed on the last day of the Plan Year.

                  NOTE: If forfeitures are not allocated in the same manner as the Employer contributions are allocated, the allocation of forfeitures may need to be tested for nondiscrimination separately from the allocation of Employer contributions, as provided in the regulations under Code Section 401(a)(4).

G.       FULL VESTING ON DEATH OR TOTAL DISABILITY. (Select one, both, or none)

         [X] 1. A Participant will be fully vested in his or her Account in the event the Participant dies while in the employ of the Employer.

         [X] 2. A Participant will be fully vested in his or her Account in the event the Participant incurs Total Disability while in the employ of the Employer. "Total Disability" means: (select one)

                  [X] a. OCCUPATIONAL DISABILITY. A disability that permanently renders a Participant unable to perform satisfactorily the usual duties of the Participant's employment with the Employer, as determined by a physician selected by the Committee.

                  [ ] b. SOCIAL SECURITY DISABILITY. The inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or has lasted or can be expected to last for an indefinite period, as determined by a physician selected by the Committee. A Participant will be deemed disabled if he or she qualifies for Social Security disability benefits.

                  [X] c. INDEPENDENTLY DETERMINED DISABILITY. A finding that the Participant is "Totally Disabled" as determined by the Social Security Administration or a party other than the Plan (e.g., the Employer's long-term disability benefit plan) for purposes other than making a benefit determination under this Plan.

H. VESTING YEARS OF SERVICE. All of a Participant's Years of Service with the Employer are counted to determine the vested percentage of the Participant's Account attributable to Employer contributions except that the following Years of Service will not be counted for vesting purposes: (Select all, some, or none of the following)

         [ ] 1.   Years of Service before the Participant attains age 18.

         [ ] 2. Years of Service before the Employer maintained this Plan or a predecessor Plan.

         [ ] 3. Years of Service before the effective date of ERISA if such service would have been disregarded under the Break in Service rules of the prior Plan in effect from time to time before such date. For this purpose, Break in Service rules are rules that result in the loss of prior vesting or benefit accruals or that deny an Employee eligibility to participate by reason of separation from service or failure to complete a required period of service within a specified period of time.

I. RULE OF PARITY. In the case of an Employee who has no vested interest in any Employer contribution upon his or her reemployment after a Break in Service, Years of Service before the Break in Service: (Select one or none of the options)

         [ ] 1. will be counted for purposes of determining the Participant's vested percentage.

         [X] 2. will be counted for purposes of determining the Participant's vested percentage only if the aggregate number of consecutive one-year breaks in service does not exceed the greater of five or the number of Years of Service before the Break in Service.

IX. VALUATION DATE FOR THE TRUST FUND. The valuation date or dates for determining the value of the Trust Fund will be: (select one)

[X] A. The last day of the Plan Year, and any other periodic or interim date at the discretion of the Committee.

[ ] B. The last day of the calendar year, and any other periodic or interim date at the discretion of the Committee.

[ ] C.   _____________________________________________________________________
          (must not be less frequent than annually).

X.       RETIREMENT.

A.       NORMAL RETIREMENT AGE.  (Select one)

         [X] 1.   Age 65 (not later than age 65).


         [ ] 2. The Normal Retirement Age is the later of the date the Participant attains age ____ (not later than age 65) or the ____ (not greater than fifth) anniversary of the first date of the first Plan Year in which the Participant commenced participation in the Plan.

B.       EARLY RETIREMENT AGE.  (Select one)

         [ ] 1. Early retirement age is the later of age ____ or the Participant's age when he has completed ___ Years of Service.

         [X] 2.   Early retirement is not offered under the Plan.

XI. FORM OF DISTRIBUTION. The following forms of distribution are available: (Select one or more of the options)

[X] A. LUMP SUM. Participants who meet the following requirements will be eligible for lump sum distributions only if the Participant has:
         (Select all, some, or none)

         [X] 1.   no restrictions.

         [ ] 2. a Vested Account balance not in excess of $__________ (insert dollar amount).

         [ ] 3.   earned at least ____ Years of Service for vesting purposes.

         [ ] 4. attained Normal Retirement Age (or early retirement age, if any)

         [ ] 5.   attained age _____.

         [ ] 6.   other:
                  ________________________________________________________.

[ ] B. INSTALLMENTS. The total vested Account balance will be distributed in Installment Payments to be made: (Select at least one)

         [ ] 1.   annually.

         [ ] 2.   semiannually.

         [ ] 3.   quarterly.

         [ ] 4.   monthly.

         over a period:  (Select one)

         [ ] 5.   of ____ years (insert number of years.)

         [ ] 6. of up to ______ years as designated by the Participant or his Beneficiary.

         [ ] 7. of years so designated by the Participant or his Beneficiary, not to exceed the life expectancy of the Participant or the Participant and his Beneficiary.

         [ ] 8. any form of payment satisfying the distribution requirements of Code Section 401(a)(9) and the regulations thereunder.

         SUNSET PROVISIONS. If elected here [ ], this form of benefit will only apply to account balances on or before __________________ (insert effective date).

[ ] C. ANNUITY BENEFITS. (NOTE: If this Item is elected, the entire Plan will be subject to the joint and survivor annuity and preretirement survivor annuity provisions of the Plan.)

         1. QJSA ANNUITY PERCENTAGE. The survivor annuity percentage for the joint and survivor annuity is ____%. (Must be at least 50% but not more than 100%.) If a percentage is not specified, the Plan will provide a joint and 50% survivor annuity.

         2. QJSA MARRIAGE REQUIREMENT. In order to be considered to be married so as to require that distributions commencing before a Participant's death (unless waived) be made in the form of an immediate joint survivor annuity, the Participant [ ] must [ ] need not (select one) have been married throughout the one year period ending on the Participant's annuity starting date.

         3. QPSA ANNUITY PERCENTAGE. The Preretirement Survivor Annuity will be provided with ____% of the Participant's Account at the Participant's death. (Must be at least 50% but not more than 100%.) If a percentage is not specified, the Plan will provide the Preretirement Survivor Annuity with 50% of the Participant's Account at the Participant's death.

         4. QPSA MARRIAGE REQUIREMENT. In order to be considered to be married so as to require that distributions commencing after the Participants death (unless waived) be made in the form of a preretirement survivor annuity, the Participant [ ] must [ ] need not (select one) have been married throughout the one year period ending on the Participant's date of the Participant's death.

         5. SUNSET PROVISIONS. If elected here [ ], this form of benefit will only apply to account balances on or before ____________ (insert effective date).

[ ] D.   Any form of payment satisfying the distribution requirements of Code
         Section 401(a)(9) and the regulations thereunder.

[ ] E.   Other:________________________________________________________________
         ______________________________________________________________________
         (This election may be used to select a date or objective criteria necessary to preserve an optional form of benefit under Code Section 411(d)(6). Select a form of benefit payment that precludes the Plan Administrator's or Employer's exercise of discretion as prohibited under ss. 1.411(d)-4 of the Income Tax Regulations.)

         NOTE: If more than one distribution option is elected above, the Participant must be provided with the election to choose the distribution form in which he or she will receive Plan benefits unless objective conditions are provided that must be met in order to receive distribution in a particular form of benefit. If objective conditions that a Participant must satisfy in order to receive a particular form of benefit distribution are provided, check here [ ] and attach a Schedule A clearly stating the objective conditions adopted. -

XII.     TIMING OF DISTRIBUTION.

[X] A. POST-TERMINATION OF EMPLOYMENT MANDATORY CASH-OUTS. If the vested Account of a Participant does not exceed $5,000 (not to exceed $5,000) upon the Participant's termination of employment, the total vested Account balance will be distributed in a lump sum, regardless of the optional form of benefit selected below, within an administratively reasonable period of time after: (Select all, some, or none)

         [X] 1.   the Participant's termination of employment.

         [ ] 2. the last day of the Plan Year in which the Participant's termination of employment occurs.

         [ ] 3. the valuation date next following the Participant's termination of employment.

         [ ] 4. the Participant attains Normal Retirement Age (or early retirement age, if any) under the Plan.

         [X] 5.   the Participant suffers Total Disability.

         [X] 6.   the death of the Participant.

         [ ] 7. the last day of the Plan Year in which the Participant incurs a _____-year Break in Service, if the Participant's employment terminated other than by death, Total Disability, or after attainment of Normal Retirement age (or early retirement age, if any) under the Plan.

         [ ] 8.   ____________________________________________________________
                  ____________________________________________________________
                  (This election may be used to select a date or criteria necessary to preserve an optional from of benefit under Code
                  Section 411(d)(6). Choose some other objective date or other criteria that precludes the Plan Administrator's or Employer's exercise of discretion as prohibited under ss. 1.411(d)-4 of the Income Tax Regulations.)

                  This mandatory cash-out provision will apply as of ___________________ (insert date). Prior to such date, mandatory cash-out provision (select one) [ ] applied only to accounts that did not exceed $_______, or [ ] did not apply at all.

[ ] B. POST-TERMINATION OF EMPLOYMENT DISTRIBUTIONS -- BENEFITS SUBJECT TO THE CONSENT Requirements. If the vested Account of a Participant exceeds the threshold amount for a mandatory cash-out (as provided in the previous section) at the time of the Participant's termination of employment, the vested Account balance will be distributed or begin to be distributed within an administratively reasonable period of time after the following: (Select one or more)

         [ ] 1.   the Participant's termination of employment.

         [ ] 2. the last day of the Plan Year in which the Participant's termination of employment occurs.

         [ ] 3. the valuation date next following the Participant's termination of employment.

         [ ] 4. the Participant attains Normal Retirement Age (or early retirement age, if any) under the Plan.

         [ ] 5. the last day of the Plan Year in which the Participant's termination of employment occurs or after the last day of any subsequent Plan Year, as elected by the Participant.

         [ ] 6. the valuation date next following the Participant's termination of employment or after any subsequent valuation date, as elected by the Participant.

         [ ] 7. the last day of the Plan Year years after the Participant's termination of employment.

         [ ] 8.   the death of the Participant.

         [ ] 9. the last day of the Plan Year in which the Participant's death occurs.

         [ ] 10.  the Participant suffers Total Disability.

         [ ] 11. the last day of the Plan Year in which the Participant incurs a ________-year Break in Service, if the Participant's employment is terminated other than by death, Total Disability, or after attainment of Normal Retirement Age (or early retirement age, if any) under the Plan.

         [ ] 12. ____________________ (This election may be used to select a date or criteria necessary to preserve an optional form of benefit under Code Section 411(d)(6). Choose some other objective date or other criteria that precludes the Plan Administrator's or Employer's exercise of discretion as prohibited under ss. 1.411(d)-4 of the Income Tax Regulations.)

[X] C. IN-SERVICE WITHDRAWALS. A Participant may elect to make withdrawals from his or her vested account while the Participant still is employed with the Employer in the following circumstances: (Select one or more)

         [X] 1. A Participant who has attained age 59 1/2 may withdraw the portion of the Participant's account related to (select one or more) [ ] entire account [ ] elective deferral contributions
                  [ ] matching contributions [ ] profit sharing contributions
                  [ ] rollover contributions other: __________________.

         [X] 2.   HARDSHIP DISTRIBUTIONS OF ELECTIVE DEFERRALS UNDER CODE
                  SECTION 401(K). A Participant, who has incurred an immediate and heavy financial need as defined in Code Section 401(k) and the Plan, may withdraw the portion of the Participant's account related to elective deferral contributions (select one or more) [X] including [ ] excluding any earnings on such elective deferrals accrued prior to January 1, 1989.

         [X] 3. HARDSHIP DISTRIBUTIONS OF CONTRIBUTIONS OTHER THAN ELECTIVE Deferrals. A Participant who has incurred a hardship may withdraw the portion of the Participant's account related to (select one or more) [X] matching contributions [X] profit sharing contributions [X] rollover contributions other:
                  __________________ (indicate a portion of the Participant's account other than Elective Deferrals), including the earnings and changes in fair market value of such contributions, to the extent such amounts are not treated as elective deferrals, qualified non-elective contributions, or qualified matching contributions for purposes of the Code Section 401(k) actual deferral percentage tests. "Hardship" of a Participant is defined as (select one) [X] the standards under Code Section 401(k) [ ] other: _________________________________________
                  ___________________________________________ . (Specify clear, objective criteria for determining a Participant's hardship. Such criteria may not permit employer discretion, as provided in the Income Tax Regulations under Code Section 411(d)(6).)

         [ ] 4. A Participant may withdraw any portion of his or her Employer contributions and the earnings and changes in fair market value of such contributions to the extent such amounts have been held in the Trust Fund for at least two years and to the extent such contributions are not treated as elective deferrals, qualified non-elective contributions, or qualified matching contributions for purposes of the Code Section 401(k) actual deferral percentage tests.

         [ ] 5. A Participant who has participated in the Plan for at least sixty (60) months may withdraw any portion of his or her Employer contributions and the earnings and changes in fair market value of such contributions to the extent such contributions are not treated as elective deferrals, qualified non-elective contributions, or qualified matching contributions for purposes of the Code
                  Section 401(k) actual deferral percentage tests.

         [ ] 6 A Participant who has made deductible Participant voluntary contributions to the Trust Fund may withdraw any portion of the Participant's deductible Participant voluntary contributions and the earnings and changes in fair market value of such contributions.

         [X] 7. A Participant who has made Nondeductible Voluntary Employee Contributions to the Trust Fund may withdraw any portion of the Participant's Nondeductible Voluntary Employee Contributions and the earnings and changes in fair market value of such contributions.

         [X] 8. Upon the Employer's sale of substantially all its assets used by the Employer in a trade or business of the Employer, a Participant who remains employed by the corporation acquiring such assets may withdraw the portion of the Participant's account related to (select one or more) [X] entire account
                  [ ] elective deferral contributions [ ] matching contributions
                  [ ] profit sharing contributions [ ] rollover contributions
                  [ ] other: __________________.

         [X] 9. Upon the Employer's sale of its interest in a subsidiary, a Participant who remains employed by the corporation acquiring such subsidiary may withdraw the portion of the Participant's account related to (select one or more) [X] entire account
                  [ ] elective deferral contributions [ ] matching contributions
                  [ ] profit sharing contributions [ ] rollover contributions other: __________________.

         [X] 10. Upon the termination of the Plan, a Participant may withdraw his or her entire account provided there is no replacement plan as provided under Code Section 401(k).

         [ ] 11.  Other:___________________________________________________
                  _________________________________________________________


D.       QDRO DISTRIBUTIONS - SPECIAL RULE.

          [X] 1. The Plan will make payments to an alternate payee pursuant to a Qualified Domestic Relations Order as stated in the order, regardless of whether the Participant's Account otherwise is distributable.

          [ ] 2. The Plan will not make payments to an alternate payee pursuant to a Qualified Domestic Relations Order as stated in such order until the earlier of the date the Participant separates from service or the date the Participant attains the earliest retirement age, as defined in Code Section 414(p).

E. REQUIRED BEGINNING DATE- SPECIAL RULE.(7) For purposes of determining the required beginning date for minimum required distributions under Code Section 401(a)(9), the following rules shall apply:

         1. ACTIVE EMPLOYEES. A Participant who is actively employed and not a 5% owner and attains age 70 1/2: (Select one -- even if the current employee population is not affected)

                  [ ] a. The Participant shall automatically receive payments beginning no later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                  NOTE: If this election is made, the Employer cannot take away this right to an in-service distribution under Code Section 411(d)(6) after the end of the GUST remedial amendment period.

                  [X] b. As of JULY 1, 2002 (insert effective date the option was initially permitted -- may not be earlier than January 1, 1997), the Participant shall have the option to defer commencement of benefit distributions until no later than the April 1 of the calendar year following the calendar year in which the Participant retires. This option to defer commencement shall apply to (select one) [X] all Participants, regardless of when age 70 1/2 was attained;
                           [ ] Participants who attained age 70 1/2 on or after ___________________ (insert any date);
                           [ ] other category:__________________. If elected here [X], Participants, who have NOT commenced payments under Code Section 401(a)(9), must affirmatively elect to commence benefit distributions.

                  NOTE: If this election is made, the employer cannot take away this right to an in-service distribution under Code Section 411(d)(6) after the end of the GUST remedial amendment period.

                  [ ] c. As of _________________ (insert the effective date on which age 70 1/2 in-service distributions are eliminated -- may not be earlier than December 31, 1998 or, if later, the date the Plan was so amended), the Participant shall not be entitled to receive any payments until the Participant retires with respect to (select one) [ ] all Participants; or
                           [ ] Participants who attained age 70 1/2 on or after _______________ (may not be earlier than January 1, 1999); or other category:_______________.

                           For any Participants who were entitled to age 70 1/2 in-service distributions prior to the effective date of this provision (including Participants who have already received required payments under Code Section 401(a)(9)), such Participant: (select one)

                           [ ] i. Shall automatically receive payments beginning no later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 as though the Participant were retired.

------------------------
(7) The SBJPA amended Code Section 401(a)(9) (effective January 1, 1997) to delay the required beginning date until actual retirement for active Participants who are not 5% owners. By selecting option a., the pre-1997 required beginning date rules will continue to apply and all Participants must begin payments after attaining age 70-1/2. Options b. and c. permit the Plan to implement two different methods of delaying the required beginning date for active Participants who are not 5% owners.

                           [ ]ii. As of (insert effective date the option was initially permitted -- may not be earlier than January 1, 1997), the Participant shall have the option to defer commencement of benefit distributions until no later than the April 1 of the calendar year following the calendar year in which the Participant retires with respect to (select one) [ ] all Participants [ ] Participants who attained age 70 1/2 on or after _____________
                                    [ ] other:_______. If elected here [ ],
                                    Participants, who have not commenced
                                    payments under Code Section 401(a)(9), must affirmatively elect to commence benefit distributions.

         2. ANNUITY START DATE. If 1.b. or 1.c.ii. is elected above and a Participant elects to delay the receipt of payments until retirement: (select one)

                  []a. The delayed distribution date will not be treated as a new Annuity Starting Date.

                  NOTE: This may require spousal consent upon recommencement of benefit distributions in certain circumstances.

                  []b. The delayed distribution date will be treated as a new Annuity Starting Date.

                  NOTE: This election will require spousal consent to delay the benefit distributions and recommencement of benefit distributions.

                  [X]c. Not applicable. (Select if plan is not subject to annuities or no participant has ever received a distribution under Code Section 401(a)(9).)

         3. LIFE EXPECTANCY. To determine the amount of a minimum required distribution or a distribution under this Section XII.E.:

                  [X]a. A Participant may not elect to have his or her life expectancy recalculated annually.

                  []b. A Participant may elect to have his or her life expectancy recalculated annually.

         4. INCORPORATION BY REFERENCE OF PROPOSED REGULATIONS. If elected here [ ], notwithstanding any other provision in the Adoption Agreement or the Plan document to the contrary, with respect to distributions under the Plan made for calendar years beginning on or after __________________________ (select
                  January 1, 2001, a date during 2001 in a manner consistent with Announcement 2001-82 or subsequent guidance, or January 1 of any subsequent calendar year prior to the issuance of subsequent guidance or final regulations), the Plan shall apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code
                  Section 401(a)(9) that were proposed on January 17, 2001. The election made by the foregoing sentence shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code
                  Section 401(a)(9) or such other date as may be specified in subsequent guidance published by the Internal Revenue Service.

XIII. INVESTMENT DIRECTION. Plan assets will be invested as follows: (Select one or more)

[X] A.   Participant Contributions (Section V):

         [ ] 1.   At the discretion of the Trustee.

         [ ] 2. At the direction of ______________________ (Plan Administrator or other named Fiduciary).

         [X] 3. At the direction of each Participant, or, if the Participant does not so designate, by the Trustee. The Participant:
                  (Select one or more)

                  [X] a. may elect to have stated percentages of the Participant's Account invested in investment categories provided by the Trustee (at the direction or with the consent of the Committee) from time to time.

                  [X] b. may direct the investment of the Participant's Account in investments at his or her discretion, subject to any provisions of the Plan governing permissible investments.

                  [ ] c.   Other _____________________________________________


[X] B.   Employer Matching Contributions (Section VI):

         [ ] 1.   At the discretion of the Trustee.

         [ ] 2.   At the direction of _________________________(Plan
                  Administrator or other named Fiduciary).

         [X] 3. At the direction of each Participant, or, if the Participant does not so designate, by the Trustee. The Participant:
                  (Select one or more)

                  [X] a. may elect to have stated percentages of the Participant's Account invested in investment categories provided by the Trustee (at the direction or with the consent of the Committee) from time to time.

                  [X] b. may direct the investment of the Participant's Account in investments at his or her discretion, subject to any provisions of the Plan governing permissible investments.

                  [ ] c.  Other______________________________________________


 [X] C.  Profit Sharing Contributions (Section VII):

         [ ] 1.   At the discretion of the Trustee.

         [ ] 2. At the direction of _____________________ (Plan Administrator or other named Fiduciary).

         [X] 3. At the direction of each Participant, or, if the Participant does not so designate, by the Trustee. The Participant:
                  (Select one or more)

                  [X] a. may elect to have stated percentages of the Participant's Account invested in investment categories provided by the Trustee (at the direction or with the consent of the Committee) from time to time.

                  [X] b. may direct the investment of the Participant's Account in investments at his or her discretion, subject to any provisions of the Plan governing permissible investments.

                  [ ] c.   Other_______________________________________________

XIV.     PARTICIPANT LOANS.   (Select one)

[X] A.   Loans to Participants will be permitted.

         [X] 1. Participant loans will be considered a directed investment of the Participant and any such loans will be allocated directly to the Account of the Participant-Borrower.

         [ ] 2. Participant loans will be considered an investment of the Trust Fund and will be allocated along with general Trust assets.

[X] B.   Loans to Participants will not be permitted.

[ ] C. Loans to Participants will not be permitted after __________________. (Use only if Participant loans were permitted previously under the Plan and are to be discontinued as of a certain date.)

XV.      INSURANCE. (Select one)

[ ] A. If an insurance contract is purchased on the life of one Participant, any Participant may request that insurance be purchased on his or her behalf.

[ ] B.   Purchase of insurance contracts is not permitted.

XVI. SECTION 401(k) AND 401(m) TESTING OPTIONS. (This item must be completed if the Employer allows elective deferral contributions under Code
         Section 401(k) or matching contributions under Code Section 401(m).)

         For purposes of the nondiscrimination tests under Code Sections 401(k) and 401(m), the Employer makes the following elections:

[ ] A. PRE-GUST CURRENT OR PRIOR TESTING METHOD EFFECTIVE DATES. (The following selections are available only to Employers with Plan in existence prior to the GUST remedial deadline. These selections are designed to permit Employers to indicate different current year or prior year methods in use for each Plan Year beginning on or after January 1, 1997 up through the GUST remedial amendment period, as such elections are limited by Notice 98-1 or superceding guidance.) With respect to both Actual Deferral Percentage ("ADP") or Code Section 401(k), and the Average Contribution Percentage ("ACP") test of Code
         Section 401(m) (see Plan Sections 4.5[f] and 4.6[a], respectively), the following effective dates for the current or prior year testing method are selected:

         [ ] 1. For Plan Years beginning on or after ______(fill in date), the Employer will utilize the (select one) [ ] prior year testing method [ ] current year testing method for the ADP test/ACP test (select one or both).

         [ ] 2. For the Plan Year ending ______(fill in date), the Employer utilized the (select one) [ ] prior year testing method [ ] current year testing method for the ADP test/ACP test (select one or both).

         [ ] 3. For the Plan Year ending _______________ (fill in date), the Employer utilized the (select one) [ ] prior year testing method [ ] current year testing method for the ADP test/ACP test (select one or both).

         [ ] 4. For the Plan Year ending _______________ (fill in date), the Employer utilized the (select one) [ ] prior year testing method [ ] current year testing method for the ADP test/ACP test (select one or both).

         [ ] 5. For the Plan Year ending _______________ (fill in date), the Employer utilized the (select one) [ ] prior year testing method [ ] current year testing method for the ADP test/ACP test (select one or both).

         [ ] 6. For the Plan Year ending _______________(fill in date that is the first day of the Plan Year following the end of the GUST remedial deadline), the Employer shall utilize the (select one) [ ] prior year testing method [ ] current year testing method for the ADP test and the ACP test. (Note that the ADP test and the ACP test must utilize the same testing method for Plan Years following the GUST remedial deadline.)

[X] B. POST-GUST CURRENT OR PRIOR TESTING METHOD EFFECTIVE DATES. (The following selection is designed for Employers with a new Plan that was not in existence prior to the GUST remedial deadline. The Employer should indicate whether the Plan uses current year or prior year. Once the current year method is selected, changing to the prior year method can only be undone if the Plan satisfies the requirements described by Notice 98-1 or superceding guidance.)

         For Plan Years beginning on or after JULY 1, 2002 (fill in date), the Employer will utilize the (select one) [ ] prior year testing method [X] current year testing method for both the ADP test and the ACP test. (Note that the ADP test and the ACP test must utilize the same testing method for Plan Years following the GUST remedial deadline.)

[X] C. INITIAL YEAR TESTING METHOD. For the initial Plan Year of a new Plan, other than a successor Plan, the Average Contribution Percentage ("ACP") test and the Actual Deferral Percentage "(ADP") test (see Plan Sections 4.6[a] and 4.5[f], respectively) shall be applied (select one):

         [X] 1.   assuming a 3% ADP and ACP for non-Highly Compensated
                  Employees.

         [ ] 2. using the actual ADP and ACP of the non-Highly Compensated Employees for the initial Plan Year. (If the adopting Employer fails to make an election under this option, the ADP test shall be applied using the actual ADP and ACP of the non-Highly Compensated Employees for the initial Plan Year.)

[X] D.    COMPENSATION. Compensation includes amounts earned (select one):


         [ ] 1. only in the portion of the relevant year in which an individual was eligible to participate.

         [X] 2. in the entire year, regardless of whether an individual was eligible to participate for the entire year. (If the adopting Employer fails to make an election under this option, Compensation for purposes of the ADP and ACP tests shall include amounts earned in the entire year, regardless of eligibility.)

[X] E. QUALIFIED MATCHING CONTRIBUTIONS AND QUALIFIED NON-ELECTIVE CONTRIBUTIONS TAKEN INTO ACCOUNT FOR PURPOSES OF THE ADP TEST AND THE ACP TEST. Qualified Matching Contributions and Qualified Non-elective Contributions may be taken into account for purposes of calculating the ADP test and the ACP test. In determining Elective Deferrals for the purpose of the ADP test, the

         Employer shall include Qualified Matching Contributions or such Qualified Non-elective Contributions under this Plan or any other plan of the Employer. The Employer shall take such Qualified Matching Contributions or Qualified Non-elective Contributions as Elective Deferrals in the manner indicated below. (Select one, both or none.)

         [X] 1. The amount of Qualified Matching Contributions that are taken into account as Elective Deferrals for purposes of calculating the ADP shall be determined as follows (select a. or b.):

                  [ ] a. All such Qualified Matching Contributions that are contributed by the Employer shall be taken into account as Elective Deferrals for purposes of the ADP test.

                  [X] b. Only such Qualified Matching Contributions that are needed to satisfy the ADP test provided in Plan
                           Section 4.5 shall be taken into account as Elective Deferrals. (This Item b, if selected, shall be effective only for Plan Years in which the Employer has elected in Item A, above, to use the current year testing method.)

                  In addition, if b. is elected, and elected here [X] the amount of Qualified Matching Contributions to be contributed according to b., above, shall be determined by increasing the ADP of each individual non-Highly Compensated Employee, starting with the individual with the lowest ADP ratio, and successively testing and allocating Qualified Matching Contributions in increments of ____% percent of Compensation/$ 1 (select and define one type of increment) to each such individual's ADP until the ADP test has been satisfied.

         [X] 2. The amount of Qualified Non-elective Contributions that are taken into account as Elective Deferrals for purposes of calculating the ADP shall be determined as follows:

                  [ ] a. All such Qualified Non-elective Contributions that are contributed by the Employer shall be taken into account as Elective Deferrals.

                  [X] b. Only such Qualified Non-elective Contributions that are needed to satisfy the ADP test stated in Plan
                           Section 4.4 shall be taken into account as Elective Deferrals. (This Item b., if selected, shall be effective only for Plan Years in which the Employer has elected in Item A, above, to use the current year testing method.)

                  In addition, if b. is elected, and if elected here [X] the amount of Qualified Non-elective Contributions to be contributed shall be determined by increasing the ADP of each individual non-Highly Compensated Employee, starting with the individual with the lowest ADP ratio, and successively testing and allocating Qualified Non-elective Contributions in increments of in increments of ____% percent of Compensation/$ 1 (select and define one type of increment) to each such individual's ADP until the ADP test has been satisfied.

XVII. TOP-PAID GROUP ELECTION FOR HIGHLY COMPENSATED EMPLOYEES. For purposes of determining which Employees are highly compensated employees, the group shall (select one) [X] be limited to [ ] not be limited to the Employees for any year that consist of the top 20 percent of the employees when ranked on the basis of compensation paid during such year. If this top-paid group election is selected, it shall apply effective as of (select one if the first box is selected above) [X] the first date effective under the Code (which is the first Plan Year beginning after December 31, 1996)[ ] other effective date: _____________________
         (a date not earlier than the first Plan Year beginning after December 31, 1996).

XVIII. TOP-HEAVY MINIMUM BENEFIT. (Must be completed if the Employer maintains another qualified defined benefit or defined contribution plan in which any Participant in this Plan participates.) For any Plan Year for which this Plan is top-heavy, the top-heavy minimum benefit requirements of Code Section 416 will be satisfied for every Participant of this Plan who is not a key Employee:

[X] A.   under the Employer contribution provisions of this Plan.
[ ] B.   under the top-heavy minimum benefit provisions of _____________________
         _______________________________________________________________________
         (Name of plan maintained by the Employer under which the required top-heavy minimum benefit will be provided.)

For purposes of establishing the present value of a Participant's accrued benefit in any defined benefit plan maintained or ever maintained by the Employer, any benefit will be discounted based on an interest rate of ____% and using the mortality table described as follows: ________________________________
________________________________________________________________________________
________________________________________________________________________________

For purposes of computing the top-heavy ratio, the valuation date will be THE LAST DAY OF THE PLAN YEAR.
________________________________________________________________________________


XIX. ANNUAL ADDITIONS. (Must be completed if the Employer maintains or ever has maintained a defined benefit or defined contribution plan in which any Participant in this Plan is or was or could become a Participant. This section also must be completed if the Employer maintains a welfare benefit fund or an individual medical account under which amounts are treated as annual additions with respect to any Participant in this Plan.)

A. If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or prototype plan: (Select one)

          [X] 1. the provisions of Article 5 of the Plan will apply as if the other plan were a master or prototype plan.

          [ ] 2.  the annual additions to the plans will be reduced as follows:
                  ______________________________________________________________

         (If neither 1 nor 2 is selected and the Employer maintains or has maintained a defined contribution plan in which a Participant in this Plan participates, Item XIX.A.1. will be deemed to have been selected.)

B. If the Participant is or ever has been a Participant in a defined benefit plan maintained by the Employer: ______________________________
         _______________________________________________________________________

         (If the Employer maintains or has maintained a defined benefit plan in which a Participant in this Plan participates and Item XIX.B. has not been completed, Item XIX.B. will be deemed to provide that the benefit accrued under the defined benefit plan of the Employer will be limited to the extent necessary to satisfy the requirements of Article 5 of the Plan. This section may also be used to specify the special Plan provisions involving the application of Code Section 415(e) for limitation years beginning after December 31, 1999, or delayed effective date selected in Item D. below.)

C. CODE SECTION 415(e) ADJUSTMENT. Effective for limitation years beginning before January 1, 2000, or effective as of the delayed effective date selected in Item .D., below, if an Employer maintained a qualified defined benefit plan covering any Participant in the Plan, then for any year in which the Plan is top-heavy, (choose either 1. or 2., if applicable:)

               [  ]  1.    Plan sections 5.5[a] and [b] will apply to Key
                           Employees for the Plan Year as if amended to substitute "1.0" for "1.25" in the denominator of both the defined benefit and defined contribution plan fractions.

               [ ]   2.    The Employer will make the extra minimum contribution
                           or accrual as elected in XVIII above and as set forth in Section 14.4[b][1] of the Plan.

D. CODE SECTION 415(e) REPEAL DELAYED EFFECTIVE DATE. If elected here [ ], and to the extent that Plan contributions affected by the combined Plan limitations satisfy the non-discrimination requirements of Code Section 401(a)(4), the effective date for the repeal of Code Section 415(e) combined limitations shall be __________________________________,
         (select a date later than the Plan Year beginning on or after January 1, 2000, but no later than the first day of the Plan Year beginning on or after the date on which the Employer adopts its amendment and restatement to comply with the legislative requirements collectively referred to as GUST).

XX.      GRANDFATHER PROVISIONS.

[ ] A. The rights and features described in ______ (specify items to be grandfathered) of this Adoption Agreement are available for benefits accrued under the Plan on _____ (specify date on which right or feature is to be discontinued with respect to future accrued benefits) but not for benefits accrued under the Plan subsequent to such date.

[ ] B. The following rights and features are available for benefits accrued under the Plan on ___________________________ (specify date on which right or feature is to be discontinued with respect to further accrued benefit) but not for benefits accrued under the Plan subsequent to such date. _________________________________________________________________
         _______________________________________________________________________
         (attach separate sheets if necessary)

XXI.     QUALIFICATION.

         Failure to complete this Adoption Agreement properly may result in the disqualification of the Employer's Plan. This Adoption Agreement may be used only in conjunction with the Baker & Hostetler LLP Defined Contribution Plan and Trust Prototype Base Plan Document Number: 01. The adopting Employer may not rely on an opinion letter issued to Baker & Hostetler LLP by the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401 only to the extent provided in Announcement 2001-77, 2001-30 I.R.B. The adopting Employer may not rely on the opinion letter in certain other circumstances, which are specified in the opinion letter issued with respect to this

Plan and in Announcement 2001-77. In order to have reliance in such other circumstances or with respect to such qualification requirements, the Employer must apply to the Employee Plans Determinations of the Internal Revenue Service for a determination letter. Baker & Hostetler LLP will notify adopting companies in writing of any amendments made to the Plan by the sponsor and will notify adopting companies in writing of the discontinuance of the Plan.


                                   SIGNATURES

                  By execution of this Adoption Agreement and its approval by Baker & Hostetler LLP, the Employer establishes and adopts the Baker & Hostetler LLP Prototype Profit-Sharing Plan and Trust. By execution of this Adoption Agreement the Trustee agrees to carry out the duties and responsibilities of the Trustee as specified in the Plan and trust. The Plan is intended to qualify under Code Section 401(a), and the trust created under the Plan is intended to be exempt under Code Section 501(a).

BAKER & HOSTETLER LLP                        SPONSORING EMPLOYER


By
  ----------------------------------         -----------------------------------
                                             (Name of Employer)

Baker & Hostetler LLP                        By
3200 National City Center                        -------------------------------
Cleveland, Ohio  44114-3485
(216) 621-0200                               Title
                                                   -----------------------------

                                             Date
                                                   -----------------------------

Baker & Hostetler LLP                        Other Adopting Employer(s):
Capitol Square, Suite 2100
65 East State Street
Columbus, Ohio  43215-4260                   -----------------------------------
(614) 228-1541                               (Name of Adopting Employer)

                                             By
                                                --------------------------------

                                             Title
                                                   -----------------------------

                                             Date
                                                  ------------------------------



TRUSTEE(S)


------------------------------------         -----------------------------------
(Name of Trustee)                            (Name of Trustee)

By                                           By
  ----------------------------------            --------------------------------

Date                                         Date
    --------------------------------              -----------------------------

                              BAKER & HOSTETLER LLP

                       DEFINED CONTRIBUTION PLAN AND TRUST

                                    PROTOTYPE

                               BASIC PLAN DOCUMENT

















                                                  BASIC PLAN DOCUMENT NUMBER: 01

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

ARTICLE 1 DEFINITIONS.............................................................................................1


ARTICLE 2 PARTICIPATION..........................................................................................14

   2.1   COMMENCEMENT OF PARTICIPATION: .........................................................................14
   2.2   EFFECT OF A BREAK IN SERVICE: ..........................................................................15
   2.3   DETERMINATION OF PARTICIPANTS: .........................................................................15
   2.4   TERMINATION OF PARTICIPATION: ..........................................................................16

ARTICLE 3 PARTICIPANTS' ACCOUNTS.................................................................................17

   3.1   ESTABLISHMENT OF ACCOUNTS: .............................................................................17
   3.2   EXTINGUISHING ACCOUNTS: ................................................................................17

ARTICLE 4 CONTRIBUTIONS..........................................................................................18

   4.1   EMPLOYER CONTRIBUTIONS: ................................................................................18
   4.2   RETURN OF EMPLOYER CONTRIBUTIONS: ......................................................................19
   4.3   [RESERVED] .............................................................................................19
   4.4   PARTICIPANT CONTRIBUTIONS: .............................................................................19
   4.5   RULES GOVERNING ELECTIVE DEFERRALS: ....................................................................22
   4.6   RULES GOVERNING MATCHING EMPLOYER CONTRIBUTIONS: .......................................................27
   4.7   RULES GOVERNING THE 401(K) SAFE HARBOR: ................................................................31

ARTICLE 5 ALLOCATIONS............................................................................................35

   5.1   ALLOCATION OF EMPLOYER CONTRIBUTIONS: ..................................................................35
   5.2   SAFE HARBOR ALLOCATION: ................................................................................35
   5.3   LIMITATION ON ANNUAL ADDITIONS: ........................................................................36
   5.4   LIMITATION OF COMBINED BENEFITS AND CONTRIBUTIONS OF ALL DEFINED CONTRIBUTION PLANS: ...................38
   5.5   LIMITATION ON COMBINED BENEFITS AND CONTRIBUTIONS OF ALL DEFINED BENEFIT AND DEFINED
         CONTRIBUTION PLANS: ....................................................................................38
   5.6   DEFINITIONS: ...........................................................................................40

ARTICLE 6 VESTING................................................................................................43

   6.1   GENERAL RULES: .........................................................................................43
   6.2   SERVICE INCLUDED IN DETERMINATION OF VESTED INTEREST: ..................................................43
   6.3   EFFECT OF BREAK IN SERVICE ON VESTING: .................................................................43
   6.4   AMENDMENT OF VESTING SCHEDULE: .........................................................................43
   6.5   PLAN TERMINATION: ......................................................................................44
   6.6   EFFECT OF CERTAIN DISTRIBUTIONS: .......................................................................44

ARTICLE 7 VALUATION AND INVESTMENT OF PARTICIPANTS' ACCOUNTS.....................................................45

   7.1   INVESTMENT OF PLAN ASSETS: .............................................................................45
   7.2   RECORDS AND ACCOUNTS OF THE TRUSTEE: ...................................................................45
   7.3   ADMINISTRATIVE POWERS OF THE TRUSTEE: ..................................................................45
   7.4   PARTICIPANT DIRECTED INVESTMENT: .......................................................................47
   7.5   LOANS TO PARTICIPANTS: .................................................................................48
   7.6   INVESTMENT OF FORMER PARTICIPANTS' ACCOUNTS. ...........................................................50
   7.7   VALUATION OF PARTICIPANT ACCOUNTS. .....................................................................50
   7.8   ADVICE OF COUNSEL. .....................................................................................51
   7.9   APPOINTMENT, RESIGNATION, REMOVAL, AND SUBSTITUTION OF TRUSTEE. ........................................51
   7.10  INVESTMENT MANAGER. ....................................................................................51


ARTICLE 8 GENERAL PROVISIONS REGARDING BENEFITS..................................................................53

   8.1   RETIREMENT. ............................................................................................53
   8.2   DEATH. .................................................................................................53
   8.3   SEPARATION BEFORE NORMAL RETIREMENT DATE. ..............................................................53
   8.4   SUSPENSION OF PARTICIPATION OR TRANSFERS. ..............................................................54
   8.5   OTHER GENERAL PROVISIONS. ..............................................................................54
   8.6   ASSIGNMENT OF BENEFITS. ................................................................................55
   8.7   COMMENCEMENT OF BENEFITS: ..............................................................................56
   8.8   DESIGNATION OF BENEFICIARY: ............................................................................57
   8.9   COMMITTEE DETERMINES RIGHTS WHEN EMPLOYMENT ENDS. ......................................................58
   8.10  SPECIAL RULES RELATING TO VETERANS REEMPLOYMENT RIGHTS UNDER THE UNIFORMED SERVICES EMPLOYMENT
         AND REEMPLOYMENT RIGHTS ACT. ...........................................................................58

ARTICLE 9 DISTRIBUTION OF BENEFITS...............................................................................59

   9.1   CASHOUTS, FORFEITURES, AND REINSTATEMENTS: .............................................................59
   9.2   CONSENT TO DISTRIBUTION: ...............................................................................61
   9.3   FORM OF DISTRIBUTION: ..................................................................................62
   9.4   JOINT AND SURVIVOR ANNUITY RULES: ......................................................................64
   9.5   MINIMUM DISTRIBUTIONS: .................................................................................68
   9.6   IN-SERVICE WITHDRAWALS: ................................................................................72
   9.7   ELIGIBLE ROLLOVER DISTRIBUTIONS. .......................................................................75
   9.8   OTHER DISTRIBUTION RULES: ..............................................................................75

ARTICLE 10 FIDUCIARY OBLIGATIONS.................................................................................77

   10.1  FIDUCIARY: .............................................................................................77
   10.2  GENERAL FIDUCIARY DUTIES: ..............................................................................77
   10.3  ALLOCATION OF FIDUCIARY RESPONSIBILITY: ................................................................77
   10.4  LIABILITY OF FIDUCIARIES: ..............................................................................77
   10.5  PROHIBITED TRANSACTIONS: ...............................................................................78
   10.6  RECEIPT OF BENEFITS BY FIDUCIARIES: ....................................................................78
   10.7  COMPENSATION AND EXPENSES OF FIDUCIARIES AND PLAN ADMINISTRATION: ......................................78
   10.8  SERVICE BY FIDUCIARIES AND DISQUALIFIED PERSONS: .......................................................79
   10.9  PROHIBITION AGAINST CERTAIN PERSONS HOLDING CERTAIN POSITIONS: .........................................79

ARTICLE 11 PLAN ADMINISTRATOR AND COMMITTEE......................................................................80

   11.1  APPOINTMENT, RESIGNATION, AND REMOVAL OF PLAN ADMINISTRATOR AND COMMITTEE: .............................80
   11.2  ORGANIZATION AND OPERATION OF OFFICES OF PLAN ADMINISTRATOR AND COMMITTEE: .............................80
   11.3  REPORTING AND DISCLOSURE: ..............................................................................80
   11.4  DUTIES AND POWERS OF COMMITTEE--IN GENERAL: ............................................................81
   11.5  RECORD KEEPING: ........................................................................................81
   11.6  CLAIMS PROCEDURE: ......................................................................................82
   11.7  FUNDING POLICY: ........................................................................................84
   11.8  BONDING OF FIDUCIARIES AND PLAN OFFICIALS: .............................................................84
   11.9  QUALIFIED DOMESTIC RELATIONS ORDERS: ...................................................................84
   11.10 PAPERLESS NOTICES AND OTHER COMMUNICATIONS: ............................................................85

ARTICLE 12 AMENDMENT AND TERMINATION.............................................................................86

   12.1  AMENDMENTS TO PLAN AND TRUST: ..........................................................................86
   12.2  TERMINATION OF PLAN AND TRUST: .........................................................................88
   12.3  DISTRIBUTIONS UPON TERMINATION OF PLAN AND TRUST: ......................................................88
   12.4  MERGER, CONSOLIDATION, OR TRANSFER OF ASSETS OR LIABILITIES OF THE PLAN: ...............................88
   12.5  EXCLUSION FOR FAILURE TO SATISFY CODE SECTION 401: .....................................................89

ARTICLE 13 INSURANCE CONTRACTS...................................................................................90


   13.1  PURCHASE OF INSURANCE CONTRACTS: .......................................................................90
   13.2  LIMITATIONS ON LIFE INSURANCE CONTRACTS: ...............................................................90
   13.3  PLAN TO CONTROL: .......................................................................................91
   13.4  THE SALE OF LIFE INSURANCE CONTRACTS TO THIS PLAN: .....................................................92

ARTICLE 14 TOP-HEAVY PROVISIONS..................................................................................93

   14.1  TOP-HEAVY DETERMINATION: ...............................................................................93
   14.2  TOP-HEAVY RATIO: .......................................................................................93
   14.3  DEFINITIONS: ...........................................................................................94
   14.4  MINIMUM CONTRIBUTION: ..................................................................................95
   14.5  MINIMUM VESTING: .......................................................................................96

ARTICLE 15 MISCELLANEOUS PROVISIONS..............................................................................97

   15.1  TEXT TO CONTROL: .......................................................................................97
   15.2  SEVERABILITY: ..........................................................................................97
   15.3  JURISDICTION: ..........................................................................................97
   15.4  BENEFITS TO BE PROVIDED SOLELY FROM THE TRUST FUND: ....................................................97
   15.5  PLAN FOR EXCLUSIVE BENEFIT OF PARTICIPANTS: ............................................................97
   15.6  QUALIFICATION OF PROTOTYPE: ............................................................................97
   15.7  MULTIPLE EMPLOYERS: ....................................................................................97
   15.8  NO DIVESTMENT FOR CAUSE: ...............................................................................98
   15.9  NO RIGHT TO CONTINUED EMPLOYMENT: ......................................................................98

         The Employer, by execution of the Adoption Agreement, establishes or amends and restates a defined contribution plan and trust. The plan and trust is created for the exclusive benefit of Employee-Participants and their Beneficiaries. The plan is intended to qualify under Internal Revenue Code
Section 401(a) and the trust is intended to be exempt under Internal Revenue Code Section 501(a).



DEFINITIONS
         When capitalized and used herein or in the Adoption Agreement, the following words will have the following meanings, unless the context clearly indicates otherwise:

1.1 "ACCOUNT" means a Participant's undivided interest in the total Trust Fund. The amounts actually credited or debited to a Participant's Account will consist of:

credits, representing the Participant's allocable share of Employer contributions, if any;

credits, representing contributions, if any, made by the Participant;

credits, representing the Participant's proportionate share of profits, income, and other increments attributable to the contributions described in (a) and (b) above;

debits, representing the Participant's proportionate share of losses and other decrements, and administrative expenses arising under the Plan; and

debits, representing the amount of any and all distributions made to (or in respect of) that Participant.

1.2 "ADOPTION AGREEMENT" means the document by which the Employer elects to establish or to amend and restate a qualified retirement Plan and Trust under the terms of this prototype plan.

1.3 "ADMINISTRATIVE COMMITTEE" or "Committee" means the person or persons appointed by the Board of Directors and whose duties are as specified in this Plan and Trust.

1.4 "AFFILIATE" is any organization that meets one or more of the following four descriptions:

         [a] any corporation that is a member of any "controlled group of corporations" (within the meaning of Code Section 414(b)) of which the Employer is a member;

any trade or business which, together with the Employer, is under "common control" (within the meaning of Code Section 414(c));

any member of an "affiliated service group" (within the meaning of Code Section 414(m)) of which the Employer is a member; or

any person or entity required to be aggregated with the Employer under Code
Section 414(o).

         Any such corporation, trade or business, affiliated service group member, or other organization, other than the Employer itself, will be referred to individually as an "Affiliate," and will be referred to collectively as "Affiliates." The provisions of this Section 1.4 shall not operate to cause any employee of any such Affiliate to be considered an Employee who is eligible to be a Participant under the Plan, or to cause any remuneration paid to such employee by any such Affiliate to be considered "compensation" for purposes of the Plan.

1.5 "BENEFICIARY" means the person who becomes entitled to receive any portion of a Participant's Account because of the death of a Participant.

1.6 "BREAK IN SERVICE" for purposes of initial eligibility to participate means an Eligibility Computation Period in which the Employee has completed no more than one-half of the Hours of Service required for a Year of Service, as elected in the Adoption Agreement. "Break in Service" for all other purposes means any Plan Year, or other computation period as elected in the Adoption Agreement, during which an Employee has completed no more than one-half of the Hours of Service required to complete a Year of Service, as elected in the Adoption Agreement. If the elapsed time method of crediting service is elected in the Adoption Agreement, "Break in Service" will mean a Period of Severance of at least twelve consecutive months.

1.7 "BOARD OF DIRECTORS" means the Board of Directors of the Employer if the Employer is a corporation. If the Employer is an entity other than a corporation, "Board of Directors" will mean the governing board, body, or the individual(s) who have the authority of a board of directors of a corporation.

1.8 "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, including any successor codification of United States tax law.

1.9 "COMPENSATION" means the amount actually paid to a Participant, as specified in the Adoption Agreement, for services rendered to the Employer.

         If "Section 415 Safe Harbor Compensation" is selected as the definition of Compensation in the Adoption Agreement, then "Compensation" means a Participant's wages, salaries, fees for professional services, and other amounts received (without regard to whether an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances. Compensation also will include [a] amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that these amounts are not deductible by the Employee under Code Section 217; [b] amounts described in Code Sections 104(a)(3), 105(a), and 105(h), but only to the extent that these amounts are includible in the Employee's gross income; and [c] amounts includible in the gross income of the Employee as a result of the grant of a non-qualified stock option to the Employee or as a result of the Employee making an election described in Code Section 83(b). Compensation will not include [1] Employer contributions to a deferred compensation plan that are not includible in the Employee's gross income in the year in which contributed; [2] Employer contributions to a simplified employee pension plan described under Code Section 408(k) to the extent such contributions are deductible by the Employee; [3] any distributions from a deferred compensation plan other than amounts received from an unfunded nonqualified plan; [4] amounts realized from the exercise of a nonqualified stock option or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to substantial risk of forfeiture; [5] amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; or [6] other amounts that receive special tax benefits, or Employer contributions to purchase an annuity contract described in Code Section 403(b), whether or not under a salary reduction agreement and whether or not the amounts actually are excludible from the gross income of the Employee.

         If "Withholding Safe Harbor Compensation" is selected as the definition of Compensation in the Adoption Agreement, then "Compensation" means wages from the Employer, as defined in Code Section 3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

         If "W-2 Safe Harbor Compensation" is elected in the Adoption Agreement, "Compensation" means wages (within the meaning of Code Section 3401(a)) and all other amounts received by a Participant from the Employer for which the Employer is required to furnish the Employee with a written statement under Code Sections 6041(d) and 6051(a)(3).

         If "Social Security Compensation" is selected as the definition of Compensation in the Adoption Agreement, then "Compensation" means wages from the Employer, as defined in Code Section 3121(a) for purposes of calculating social security taxes but determined without regard to [A] the wage base limitation in Code Section 3121(a)(1); [B] the special rules in Code Section 3121(v) applicable to certain elective contributions and nonqualified deferred compensation; [C] any rules that limit covered employment based on the type or location of the Employee's employer; and [D] any rules that limit the remuneration included in wages based on familial relationship or based on the nature or location of the employment or the services performed (such as the exceptions to the definition of employment in Code Sections 3121(b)(1) through
(20)).

         If any alternative definition of Compensation is elected in the Adoption Agreement, including the election of Social Security Compensation, "Compensation" means such Compensation as selected in the Adoption Agreement and paid to the Participant from the Employer during the year. Any such alternative definition of Compensation may be used only if the average Compensation percentage for Highly Compensated Employees is not greater by more than a de minimus amount than the average Compensation percentage for non-Highly Compensated Employees. The Compensation percentage for a group of Employees is the average of the ratios (calculated separately for each member of the group) of each Employee's Compensation that is included under the alternative definition of Compensation selected and the Employee's Compensation that would be included under "Code Section 415 Safe Harbor Compensation," "W-2 Safe Harbor Compensation," or "Withholding Safe Harbor Compensation." If the average compensation percentage for Highly Compensated Employees exceeds the average compensation percentage for non-Highly Compensated Employees by more than a de minimus amount and in more than an isolated instance, the Employer will adopt a new definition of Compensation that meets the compensation percentage test by the execution of a new Adoption Agreement or, if a new Adoption Agreement is not executed, Compensation will be deemed to be Withholding Safe Harbor Compensation.

         Amounts that are not currently includible in the Employee's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B), and 403(b), will be treated as specified in the Adoption Agreement. In addition to the foregoing, for Plan Years beginning after December 31, 2000 (or such other date as may be specified by the Employer in Item IV.H. of Adoption Agreement #001 or #002) amounts that are not currently includible in the Employee's gross income by reason of the application Code Section 132(f)(4) will be treated as specified in the Adoption Agreement.

         In the case of a self-employed individual, "Compensation" means a Participant's Earned Income, as defined in Section 1.12 of this Plan.

         Regardless of which definition of Compensation is elected in the Adoption Agreement, for Plan years beginning in 1989, Compensation taken into account for all purposes under this Plan may not exceed $200,000 in any such year, as adjusted by the Secretary of the Treasury for cost of living increases each year, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If a plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual limit on compensation is an amount equal to the annual limit on compensation for the calendar year in which the compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12. For Plan Years beginning on or after January 1, 1994, Compensation taken into account for determining all benefits provided under the Plan for any 12-consecutive month period shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year. If a determination period consists of fewer than 12 months the annual compensation limit is multiplied by a fraction, the numerator of which is the number of the months in the short determination period, and the denominator of which is 12.

         In determining the Compensation of a Participant for purposes of the annual compensation limit for Plan Years beginning prior to January 1, 1997, the rules of Code Section 414(q)(6) will apply, except that the term "family" will include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of the rules of Code Section 414(q)(6), the adjusted annual compensation limit, is exceeded, then the annual compensation limit shall be prorated among the affected individuals in proportion to each such individual's Compensation, as determined above prior to the application of the annual compensation limit. The preceding sentence will not apply for purposes of determining a Participant's Compensation below the Integration Level in the case of integrated plans. If Compensation for any prior Plan Year is taken into account in determining an Employee's contributions or benefits for the current year, the Compensation for such prior year is subject to the applicable annual limit on compensation in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual compensation limit is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual compensation limit in effect for determination periods beginning after that date is $150,000, as adjusted.

         Notwithstanding any contrary provision of this Section 1.9 of the Basic Plan Document or any contrary provision of the Adoption Agreement, effective for Plan Years beginning after

December 31, 1996, the family aggregation rules of Code Section 414(q)(6), as applicable to Code Section 401(a)(17), shall not apply in determining the Compensation of a Participant for purposes of the limitations described herein. Notwithstanding the foregoing to the contrary, the Employer may elect in Item IV.F. of the Adoption Agreement an effective date for the repeal of the family aggregation rules later than January 1, 1997, but no later than the first day of the Plan Year beginning on or after the date on which the Employer adopts its amendment and restatement to comply with the legislative requirements collectively referred to as GUST. "GUST" includes the Uruguay Round Agreements Act of 1994 to the General Agreement on Tariffs and Trade ("GATT"), the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), the Small Business Job Protection Act of 1996 ("SBJPA"), the Taxpayer Relief Act of 1997 ("TRA 97"), the Internal Revenue Service Restructuring and Reform Act of 1998 (RRA "98"), and the Community Renewal Tax Relief Act of 2000 ("CRA").

1.10 "CONTRIBUTION ALLOCATION COMPUTATION PERIOD" means, if elected in the Adoption Agreement, the 12-consecutive month period beginning on the date elected in the Adoption

1.11 "EARLIEST RETIREMENT AGE" means the earliest date on which a Participant can elect to receive retirement benefits under the Plan.

1.12 "EARNED INCOME" means the net earnings from self-employment in the trade or business with respect to which the Plan is established, determined without regard to items not included in gross income and the deductions allocable to such items, provided that personal services of the individual are a material income-producing factor. Earned income will be reduced by all contributions made by an Employer to a qualified plan to the extent deductible under Code Section
404. Earned income will be determined with regard to the deduction allowed to the Employer under Code Section 164(f) for taxable years beginning after December 31, 1989. Earned Income will be subject to the applicable annual compensation limits as set forth in Section 1.9 above.

1.13 "ELIGIBILITY COMPUTATION PERIOD," for purposes of determining an Employee's eligibility to participate in the Plan, means the 12-consecutive month period beginning on the date elected in the Adoption Agreement; provided, however, that for purposes of an Employee's initial Eligibility Computation Period (upon initial employment or reemployment) the 12-consecutive month period shall begin on the Employee's Employment Commencement Date or Reemployment Commencement Date, as applicable. If the elapsed time method of crediting service is elected in the Adoption Agreement, the 12-consecutive month period shall begin on the Employee's Employment Commencement Date, Reemployment Commencement Date, or the anniversary of either such date.

1.14 "EMPLOYEE" subject to the exclusions selected in the Adoption Agreement, means any person now or hereafter employed by the Employer, including officers and Self-Employed Individuals of the Employer but excluding any person who is performing services for the Employer pursuant to an agreement, contract, or other arrangement under which said individual is designated, characterized or classified as an independent contractor, consultant, director or any category or classification other than employee, without regard to whether any determination by an agency, governmental or otherwise, or court concludes that such classification or characterization was in error. and any directors who are not employed by the Employer in any other capacity. Notwithstanding the foregoing definition, the following individuals will be treated as Employees of the Employer for purposes of Code Sections 401(a), 410, 411, 415, and 416, provided, however, that such Employees will not be treated as Employees for purposes of eligibility to participate in the Plan or for purposes of allocations of contributions under the Plan (unless elected otherwise in the Adoption Agreement): (i) all employees of all Affiliates, (ii) all Leased Employees of the Employer, as defined in Code
Section 414(n); and, (iii) any other individual deemed to be an employee of the Employer under Code Section 414(o). Notwithstanding the foregoing, if the Employer does not characterize a person as an Employee and the Employer is later required to recharacterize a person's status with the Employer as an Employee, such person shall be treated as an Employee for Plan eligibility purposes as of the date of the recharacterization unless an earlier date is necessary to preserve the tax-qualified status of the Plan.

         Notwithstanding the foregoing to the contrary, if the Adoption Agreement excludes part-time Employees, temporary Employees, or any other category solely on the basis of number of hours worked, any such otherwise-excluded Employee shall be deemed to be in a non-excluded category of Employee if such Employee satisfies the minimum service requirement applicable to all other eligibile Employees during any Eligibility Computation Period, contingent on the satisfaction by such Employee of any other eligibility requirement as elected by the Employer, such as a minimum age requirement.

1.15 "EMPLOYMENT COMMENCEMENT DATE" means the date on which an Employee first performs an Hour of Service for the Employer.

1.16 "EMPLOYER" means the employer or other entity or entities named in the Adoption Agreement and any entity or entities that adopt this Plan, or any successor in interest resulting from merger, consolidation, or transfer of substantially all assets that expressly may agree in writing to continue this Plan. "Participating Employer" means any affiliate of the Employer that adopts this Plan with the consent of the Employer.

1.17 "ENTRY DATE" means the date on which an Employee may become a Participant in this Plan, which will be the date or dates set forth in the Adoption Agreement. Unless indicated otherwise in the Adoption Agreement, each Employee eligible to participate in the Plan will be admitted to the Plan as a Participant on the Entry Date coincident with or next following the date that the Participant satisfies such requirements. The Employer may specify different Entry Dates for purposes of eligibility to participate in the Plan by making Elective Deferral Contributions, or receiving allocations of Matching Contributions and/or nonelective Employer Contributions.

1.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, as it may be amended, or any successor statute of similar purpose.

1.19 "EXCESS COMPENSATION," for any given Plan Year, is that portion of a Participant's Compensation in excess of the Integration Level.

1.20 "FORMER PARTICIPANT" is any living former Participant who has separated from service with the Employer (and all Affiliates) and who qualifies to receive benefits (whether currently or commencing as of some future date) under Section
8.1 or 8.3 of the Plan.

1.21 "HIGHLY COMPENSATED EMPLOYEE" means with respect to Plan Years beginning after December 31, 1996, any Highly Compensated Active Employee and Highly Compensated Former Employee as defined herein:

         [b] A Highly Compensated Active Employee means any Employee who: (a) was a 5-Percent Owner (as defined in Code Section 416(i)(1)) of the Employer at any time during the current or the preceding Plan Year, or (b) for the preceding Plan Year (i) had compensation from the Employer in excess of $80,000 and, if elected in the Adoption Agreement, (ii) was in the top-paid group of Employees for such preceding year. The $80,000 limit referenced in the preceding sentence shall be adjusted by the Secretary pursuant to Code Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996.

Notwithstanding the effective date of this provision, in determining whether an Employee is a Highly Compensated Employee for the first Plan Year beginning after December 31, 1996, this provision will be treated as having been in effect during the first Plan Year beginning after December 31, 1995.

For the purpose of determining a Highly Compensated Employee for Plan Years beginning after December 31, 1996, the applicable year of the Plan for which the determination of a Highly Compensated Employee is being made is called a "determination year".

For the purpose of this Section 1.21, an Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top 20 percent of the Employees when ranked on the basis of Compensation paid during the year.

For purposes of this Section 1.21, a 5-Percent Owner for any year means any Employee who, at any time during such year, directly or indirectly owned more than five percent (5%) of the value of issued and outstanding shares of the Employer, or shares issued by (or interest held in respect of) any Employer, as further described in Code Section 416(i).

In determining an individual's compensation under this Section 1.21, compensation from each employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m) and (o) will be taken into account. For Plan Years beginning prior to January 1, 1998, the term "compensation" means all remuneration paid for services as an Employee for such Plan Year as reported on such Employee's Federal Form W-2, as further defined in Code Section 415(c)(3) and related regulations. This determination will be made without regard to Code Sections 125, 402(e)(3), and 402(h)(1)(B), and, for Plan Years beginning after December 31, 2000 (or such other date as may be specified by the Employer in Item IV.H. of Adoption Agreement #001 or #002) amounts that are not currently includible in the Employee's gross income by reason of the application Code
Section 132(f)(4). For Plan Years beginning after December 31, 1997, the term "compensation" means compensation within the meaning of Code Section 415(c)(3).

A Highly Compensated Former Employee is an Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no services for the Employer during the determination year, and was a Highly Compensated Active Employee (as defined in Section 1.21(a)) for either the separation year or any determination year ending on or after the Employee's 55th birthday. For purposes of determining status as a Highly Compensated Former Employee, whether an Employee was a Highly Compensated Active Employee for a determination year ending on or after the Employee's 55th birthday, or was a Highly Compensated Employee during the separation year, is based on the rules applicable to determining status as a Highly Compensated Employee as in effect for such determination year, in accordance with Temp. Treas. Reg. Section 1.414(q)-1T, A-4, and Internal Revenue Service Notice 97-75 (or subsequent guidance).

Notwithstanding any provision to the contrary herein, the determination of a Highly Compensated Employee shall be made in accordance with Code Section 414(q) and Treasury regulations thereunder.

1.22 "HOUR OF SERVICE" means:

         [c] Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer for the performance of duties. These hours will be credited to the Employee for the Plan Year in which the duties are performed; and

Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (whether or not the employment relationship has terminated) due to vacation, holiday, sick leave, incapacity, disability, layoff, jury duty, military duty, or leave of absence. No more than the number of Hours of Service required to avoid a Break in Service will be credited under this paragraph for any single continuous period during which the Employee performs no duties. Hours will not be credited for payments that reimburse an Employee solely for medical or medically related expenses incurred by the Employee. Hours will not be credited for payments made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation or disability insurance laws. A payment will be deemed to be made by or due from the Employer regardless of whether the payment is made by or due from the Employer directly or indirectly through a trust fund or insurer to which the Employer contributes or pays premiums. Hours under this paragraph will be calculated and credited pursuant to 29 C.F.R. Section 2530.200b-2, which regulations are incorporated by this reference; and

Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph [a] or paragraph [b], as the case may be, and under this paragraph [c]. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made; and

If the Employer maintains the plan of a predecessor Employer, or elects to credit employment for a predecessor Employer identified in the Adoption Agreement, employment for the predecessor Employer, including employment as a partner or sole proprietor of an unincorporated business, will be treated as Hours of Service for the Employer; and

Employment with any Affiliate will be treated as employment with the Employer for purposes of eligibility to participate and vesting under this Plan provided, however, that any individual receiving credit for Hours of Service under this provision shall not be eligible to participate in the Plan or eligible to receive an allocation of contributions under the Plan unless the Employer elects in the Adoption Agreement that Employees of the Affiliate are eligible to participate in the Plan, and that an Employee's service with an Affiliate earned prior to that Affiliate becoming a Participating Employer shall be credited for eligibility for allocations; and

For purposes of eligibility to participate and vesting under the Plan, Hours of Service will be credited for any individual considered a Leased Employee under Code Section 414(n) and for any individual considered an Employee under Code
Section 414(o) and the final regulations thereunder provided, however, that any individual receiving credit for Hours of Service under this provision shall not be eligible to participate in the Plan or eligible to receive an allocation of contributions under the Plan unless the Employer so elects in the Adoption Agreement; and

Solely for purposes of determining whether a Break in Service for purposes of participation or vesting has occurred, an Employee who is absent from work because of pregnancy of the Employee, birth of a child of the Employee, placement of a child in connection with adoption of the child by the Employee, or caring for a child of the Employee during the period immediately following birth or placement for adoption, will be credited with the Hours of Service that would have been credited had the absence not occurred with the following restrictions: [1] if the hours cannot be determined, the Employee will be credited with eight Hours of Service for each day of absence; and [2] hours will be credited in the computation period in which the absence began if and only insofar as required to prevent a Break in Service in that period and if not so required then in the following period insofar as required to prevent a Break in Service in that period. Credit will not be given if the Employee fails to provide the Plan Administrator such timely information reasonably required to determine the purpose or length of the absence for the reasons described above. If the elapsed time method of crediting service is elected in the Adoption Agreement, in the case of an Employee who is absent from work for any of the reasons outlined in this paragraph [g], the twelve consecutive month period beginning on the first date of such absence will be treated as a Period of Service and the twelve consecutive month period beginning on the first anniversary of the first date of such absence will be treated neither as a Period of Service nor a Break in Service if the Employee has not returned to work during such period; and

For all purposes of the Plan, Hours of Service will be credited for periods of Qualified Military Service as defined under Code Section 414(u) to the extent required by the laws protecting veterans' reemployment rights as further described in Section 8.10 herein; and

Hours of Service determined on the basis of the method selected in the Adoption Agreement.

1.23 "INTEGRATION LEVEL" means the Integration Level set forth in the Adoption Agreement, if applicable, for each Participant for the Plan Year for the purpose of determining the allocation of Employer contributions among Participants. The Integration Level used to determine the Employee's share of the Employer's contribution for the first year of Plan participation will be proportionally reduced if Compensation considered is limited to Compensation paid for that portion of the Plan Year during which the Employee was a Plan Participant.

1.24 "LEASED EMPLOYEE" means any person (other than an Employee of the Employer) who has performed services for the Employer (or for the Employer and related persons as determined under Code Section 414(n)(6)) under an agreement between the Employer and the leasing organization on a substantially full-time basis for a period of at least one year and, effective for Plan Years beginning after December 31, 1996, such services are performed under the primary direction or control by the recipient Employer. Any Leased Employee will be treated as an employee of the Employer for purposes of Code Sections 401(a), 410, 411, 415, and 416, provided, however, that such individuals will not be treated as an Employee of the Employer for purposes of eligibility to participate in the Plan or for purposes of allocation of contributions under the Plan (unless elected otherwise in the Adoption Agreement). Any contributions or benefits provided by the leasing organizations that are attributable to the services performed for the Employer will be treated as provided under a plan maintained by the Employer, provided, however, that a Leased Employee will not be treated as employed by the Employer if the Leased Employee is covered by a money purchase pension plan maintained by the leasing organization that provides [a] a nonintegrated employer contribution of at least 10% of compensation, as defined in Code Section 415(c)(3), including amounts contributed pursuant to a salary reduction agreement that are excludible from the employee's gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b), and, for Plan Years beginning after December 31, 2000 (or such other date as may be specified by the Employer in Item IV.H. of Adoption Agreement #001 or #002) amounts that are not currently includible in the Employee's gross income by reason of the application Code Section 132(f)(4); [b] immediate participation; and [c] full and immediate vesting. For purposes of the foregoing exception from the definition of Leased Employee, Leased Employees may not constitute more than 20 percent of the recipient organization's non-Highly Compensated Employees.

1.25 "NET PROFITS" means the Employer's Net Profits, as specified in the Adoption Agreement, determined according to generally accepted accounting principles.

1.26 "NORMAL RETIREMENT AGE" means the Normal Retirement Age specified in the Adoption Agreement.

1.27 "OA PERCENTAGE" means that portion of the OASDI Percentage that represents the rate of old age insurance premiums. The OASDI Percentage is the percentage equal to the rate of old age, survivors, and disability insurance tax specified in Code Section 3111(a) and in effect as of the first day of the Plan Year.

1.28 "OWNER-EMPLOYEE" means a sole proprietor or a partner owning more than ten percent of either the capital or profits interest of the partnership.

1.29 "PARTICIPANT" means any Employee who has become a Participant under Article 2 of this Plan and whose participation has not terminated under the terms of
Section 2.4 of the Plan.

1.30 "PERIOD OF SERVICE," with respect to the elapsed time method of crediting service, means the period beginning on the Employee's Employment Commencement Date or Reemployment Commencement Date and ending on the date a Period of Severance begins. The Employee will receive credit for any Period of Service of less than twelve consecutive months. Fractional periods of a year will be expressed in days.

1.31 "PERIOD OF SEVERANCE," for purposes of crediting service under the elapsed time method of crediting service, means a continuous period of time during which the Employee is not employed by the Employer. A Period of Severance begins on the date the Employee retires, quits, is discharged, or dies, or, if earlier, the twelve month anniversary of the date on which the Employee was first absent from service with the Employer for any other reason; provided, however, that if an Employee is absent from work for any other reason and retires, quits, is discharged, or dies within twelve months, the Period of Severance begins on the day the Employee quits, retires, is discharged, or dies.

1.32 "PLAN" AND "PLAN AND TRUST" mean the Plan and Trust set forth in and by this document and the Adoption Agreement and all subsequent amendments to them.

1.33 "PLAN ADMINISTRATOR" means the person appointed by the Employer whose duties and responsibilities are specified in this Plan and Trust. If no Plan Administrator is appointed by the Employer, the Plan Administrator will be deemed to be the Employer.

1.34 "PLAN YEAR" means the period specified in the Adoption Agreement. If the Plan Year coincides with the taxable year of the Employer and if the Employer changes its fiscal year, the two overlapping twelve consecutive month periods resulting from the change in fiscal years each will be considered a Plan Year for all purposes under the Plan. If a profit-sharing contribution formula is elected in the Adoption Agreement and this provision is elected in the Adoption Agreement, and if the taxable year of the Employer is changed by the Employer, the Plan Year elected in the Adoption Agreement will change to coincide with the Employer's new taxable year without the necessity of any action by the Employer.

1.35 "QUALIFYING EMPLOYER REAL PROPERTY" means parcels of Employer real property, subject to the requirements of ERISA Section 407.

1.36 "QUALIFYING EMPLOYER SECURITY" means stock issued by the Employer or any of its affiliates and transferred to this Plan, subject to the requirements of ERISA Section 407 and meeting the requirements of ERISA Section 407(d)(5).

1.37 "REEMPLOYMENT COMMENCEMENT DATE" means the date on which an Employee completes an Hour of Service with the Employer after a Break in Service following an Eligibility Computation Period during which the Employee completed more than one-half of the Hours of Service required for a Year of Service as elected in the Adoption Agreement. If the elapsed time method of crediting service is elected in the Adoption Agreement, "Reemployment Commencement Date" means the first day on which an Employee completes an Hour of Service after a Period of Severance.

1.38 "SELF-EMPLOYED INDIVIDUAL" means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, including an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

1.39 "SHAREHOLDER-EMPLOYEE" means an Employee or officer of the Employer who owns on any day during the Employer's taxable year more than 5% of the outstanding stock of the Employer if the Employer is a Subchapter S corporation.

1.40 "SEPARATE TRUST" if elected the Adoption Agreement, means the separate trust agreement or document between the Employer and the Trustee that, together with the Adoption Agreement and this Basic Plan Document, governs the Trust Fund. If a Separate Trust is elected, the provisions of the Separate Trust shall superseded the trust provisions contained herein.

1.41 "SPONSOR" means Baker & Hostetler LLP.

1.42 "SURVIVING SPOUSE" means the Spouse to whom the Participant was married on the earlier of the date payment of the Participant's benefits begins, or if earlier, the date of the Participant's death; provided, however, that a former Spouse will be treated as a Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order as described in Code Section 414(p) and Section 8.6 of this Plan.

1.43 "TAXABLE WAGE BASE" means, with respect to any Plan Year, the maximum amount of earnings that may be considered wages for that Plan Year under Code
Section 3121(a)(1) as of the first day of that Plan Year.

1.44 "TOTAL DISABILITY" means disability as defined in the Adoption Agreement.

1.45 "TRUST FUND" or "FUND" is the total of all Employer contributions made to the Trustee under the Plan, increased by profits, income and other increments (i.e., credits), and decreased by losses, administrative expenses, and distributions made to (or in respect of) Participants and Beneficiaries (i.e., debits).

1.46 "TRUSTEE" means the person or persons appointed by the Employer as the Trustee of the Trust Fund established by this Plan and Trust, the Separate Trust (if applicable), and in the Adoption Agreement and any duly appointed and qualified successor Trustee.

1.47 "VESTING COMPUTATION PERIOD", for purposes of determining the vested portion of a Participant's Account, means the 12-consecutive month period beginning on the date elected in the Adoption Agreement.

1.48 "YEAR OF SERVICE," when used in the following contexts, will have the following meanings:

         [d] Elapsed Time: If the elapsed time method of crediting service is elected in the Adoption Agreement, for the purpose(s) for which such election is made, a Year of Service will mean a one-year Period of Service.

Counting Hours of Service:

    1. Eligibility to Participate. If the Counting Hours of Service method of crediting service for purposes of eligibility to participate is elected in the Adoption Agreement, a Year of Service will mean an Eligibility Computation Period during which the Employee completes the number of Hours of Service required for a Year of Service for such purpose, as elected in the Adoption Agreement. Notwithstanding the foregoing sentence, if the Employer elects in the Adoption Agreement to use an Eligibility Computation Period after the Employee's initial Eligibility Computation Period that coincides with the Plan Year, then each Employee who completes the number of Hours of Service required for a Year of Service for eligibility purposes, as elected in the Adoption Agreement, in both the initial Eligibility Computation Period and in the Plan Year that includes the first anniversary of the Employee's Employment Commencement Date or Reemployment Commencement Date will be credited with two Years of Service for purposes of eligibility to participate.

    2. Vesting. If the Counting Hours of Service method of crediting service for purposes of vesting is elected in the Adoption Agreement, a Year of Service will mean a Vesting Computation Period during which an Employee completes the Hours of Service required for a Year of Service, as elected in the Adoption Agreement.

         Years of Service and Breaks in Service will be measured on the same computation period.

1.49 Whenever appropriate, singular and plural words are to be considered interchangeable.

1.50 Unless the context makes it clear that persons of one sex or the other are specifically being referred to, all masculine pronouns will be deemed to refer to both male and female persons, individually or collectively.

PARTICIPATION

COMMENCEMENT OF PARTICIPATION:

         Except as provided otherwise below, an Employee will become a Participant as of the first Entry Date of the Plan Year coincident with or next following completion of the participation requirements specified in the Adoption Agreement. The Employer may elect in the Adoption Agreement one set of participation requirements for all aspects of the Plan, or may elect special age and/or service requirements for purposes of eligibility to make Elective Deferrals, make Employee or transfer contributions, or to receive allocations of Matching Contributions or nonelective Employer Contributions. In determining the date of commencement of participation, the following rules apply:

Any Employee who has satisfied the participation requirements prior to the most recent Effective Date in the Adoption Agreement will become a Participant as of the most recent Effective Date;

If a Plan is amended and restated, any Employee who already is a Participant on the date the amendment and restatement is adopted will continue to participate in the Plan;

An Employee who satisfies the age and service requirements after the date of adoption of this Plan, or after the date the Plan is amended and restated, if applicable, will become a Participant no later than the earlier of the first day of the Plan Year after meeting the minimum age and service requirements, if any, specified in the Adoption Agreement, or six months after satisfying such requirements.

An Employee or former Participant who has satisfied the participation requirements will become a Participant immediately upon such individual's Reemployment Commencement Date; and

In the event a Participant no longer is a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a Break in Service, eligibility will be determined under the Break in Service rules provided in this
Article 2. In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements elected in the Adoption Agreement and would have become a Participant if a member of an eligible class.

Notwithstanding any provision in the Plan to the contrary, an Employee who is otherwise eligible to participate in the Plan may make a one-time irrevocable election with respect to participation in any cash or deferred arrangement as described in Plan Section 4.4[f] (and as permitted under the Plan, according to an election in Adoption Agreement #001).

EFFECT OF A BREAK IN SERVICE:

For purposes of determining eligibility to participate, all Years of Service will be counted except that if 100% immediate vesting is elected in the Adoption Agreement, Years of Service prior to a Break in Service will not be counted for purposes of eligibility to participate unless the Employee has completed the Years of Service required for participation before incurring the Break in Service;

Notwithstanding any other provision of this Section, if the elapsed time method of crediting service is elected in the Adoption Agreement, for purposes of determining an Employee's eligibility to participate in this Plan, an Employee will receive credit for the aggregate of all time periods completed, as elected in the Adoption Agreement, commencing with the Employee's Employment Commencement Date or Reemployment Commencement Date and ending on the date a Break in Service begins. The Employee will receive credit for any Period of Severance of less than twelve consecutive months.

DETERMINATION OF PARTICIPANTS:

MONEY PURCHASE PENSION AND PROFIT-SHARING PLANS: The Committee will determine which Employees will become Participants and will send a notice of Plan participation to each such Employee.

MATCHED PARTICIPANT ELECTIVE DEFERRALS: If the Employer has elected matched Participant Elective Deferrals or matched Participant Contributions in the Adoption Agreement, each Participant must make contributions by salary reduction, by payroll deduction, or by lump-sum contribution, as specified in the Adoption Agreement, equal to the designated amount or percentage of the Participant's Compensation required in the Adoption Agreement as a condition of the Participant's participation in the Plan. To become a Participant, each Employee must complete and return to the Committee an enrollment form prescribed by the Committee on which the Participant must state the following items:

    3.   The Participant's acceptance of participation in the Plan;


    4. The Participant's consent to make contributions to the Trust Fund pursuant to the terms prescribed in the Adoption Agreement; and

    5. The Participant's consent to be bound by the terms and conditions of the Plan, any amendments to the Plan, and any other procedures prescribed by the Committee.

         The failure to complete and return the enrollment form will be deemed to be an election not to become a Participant. An Employee may revoke this election and become a Participant by requesting, completing, and returning an enrollment form by the required period before a subsequent Entry Date of the Plan, if the Employee otherwise is eligible. The required period before a subsequent Entry Date will be the period of time required by the Committee.


TERMINATION OF PARTICIPATION: Participation will cease upon the [a] complete distribution of a Participant's vested Account balance; or [b] when the Participant has experienced five consecutive one-year Breaks in Service. A Participant who terminates employment without any vested interest will be deemed to have received a distribution of the Participant's vested Account balance upon termination of employment.

PARTICIPANTS' ACCOUNTS

ESTABLISHMENT OF ACCOUNTS: Each Participant will have an Account or Accounts established in the Participant's name, as of the Entry Date on which the Participant first becomes eligible to participate in the Plan, to which Employer contributions, if any, Participant contributions, if any, earnings, losses, and distributions made to or in respect of a Participant (as set forth in Section
1.1 of the Plan) will be credited or charged, as appropriate. The Committee also shall have the authority to establish and maintain any other Accounts necessary to carry out the provisions of the Plan.


EXTINGUISHING ACCOUNTS: A Participant's Account will be charged or credited as provided elsewhere in the Plan. An Account will be maintained in the name of a Participant until that Account has been completely liquidated through expenses, losses, forfeitures, or distributions. Notwithstanding anything in the Plan to the contrary, no Participant, Former Participant, or Beneficiary shall have any right, title or interest in or to any amounts credited to his Account at any time prior to actually receiving distribution of those amounts.

CONTRIBUTIONS

EMPLOYER CONTRIBUTIONS: For each Plan Year, the Employer will pay into the Trust Fund the contribution specified in the Adoption Agreement, if any.

FORFEITURES: If a money purchase pension or profit-sharing contribution formula is elected in the Adoption Agreement, the Employer's contribution either will be reduced by any amounts forfeited under Article 6 or the forfeitures will be added to and allocated along with Employer contributions in the Plan Year of the forfeiture to the extent permitted under Article 5, as provided in the Adoption Agreement.

TIME OF PAYMENT: Employer contributions for any Plan Year may be paid to the Trustee in one sum or in several installments on any date or dates the Employer elects, provided that the Employer contribution for any Plan Year is paid in full before the date prescribed by law for filing the tax returns for the Employer's taxable year including extensions for which application has been timely made; provided, however, that the Employer contribution for any Plan Year is paid in full to the Trustee prior to or coincident with the date the Employer's tax return actually is filed. The Employer will pay the salary reductions and voluntary contributions made by payroll deduction elected by the Participants, if any, to the Trustee at the earliest date on which contributions reasonably can be segregated from the Employer's general assets, but no later than as required or permitted by applicable statute or regulatory requirements.

FORM OF PAYMENT: Employer contributions may be made in cash or in property in which the Trustee is authorized to invest the Trust Fund, or both, subject to any restrictions or limitations provided in the prohibited transaction provisions of the Code and ERISA. Contributions of property other than cash will be subject to the approval of the Trustee and the Committee. If an investment manager has been appointed, contributions of property other than cash will be subject to the investment manager's approval in lieu of Trustee approval.

CARRYOVER CONTRIBUTIONS: If a profit-sharing contribution formula is elected in the Adoption Agreement, any amount contributed in any of the Employer's taxable years in excess of the amount then deductible under Code Section 404 may be applied to and deductible in the succeeding taxable year or years, as necessary, to the extent of the difference between the amount contributed and deductible in each such succeeding year and the maximum amount deductible for each such succeeding year.

         If a profit-sharing contribution formula is elected in Adoption Agreement #001 and if, in any of the Employer's taxable years beginning before January 1, 1987, the Employer's contribution is less than 15% of the Compensation of all Participants for the year, the Employer may make an additional carryover contribution in the next Plan Year or any succeeding Plan Year to the extent that such amount, when added to any other Employer contribution made in any such year, does not exceed 25% of the aggregate Compensation paid to Participants for such year.

LIMITS: Employer contributions may not exceed the annual addition limitations of the Code, as defined in Article 5.

RETURN OF EMPLOYER CONTRIBUTIONS: A contribution by the Employer to the Plan will be returned to the Employer, at the Employer's discretion, under any of the following circumstances:

If a contribution is made by the Employer by a mistake of fact, within one year of its payment to the Plan;

If initial qualification of the Plan is denied, within one year after the date of denial of initial qualification of the Plan, but only if the application for qualification is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe; or

If all or any part of the deduction of the contribution is disallowed, to the extent of the disallowance, within one year after the disallowance of the deduction.

         No amount shall be returned to the Employer under this Section unless the contribution of such amount was attributable to a good faith mistake of fact, a belief that the Plan was qualified, or a mistake in determining the deductibility of such contribution. The Employer will state by written request to the Trustee the amount of the contribution to be returned and the reason for such return. Such returned amount will not include any earnings attributable to the contribution and will be reduced by net losses attributable to the contribution. The Trustee will return such contribution to the Employer immediately upon receipt of the written request by the Employer. All contributions by the Employer to the Plan are declared to be conditioned upon both the qualification of the Plan under Code Section 401 and the deductibility of such contribution under Code Section 404.


[RESERVED]

PARTICIPANT CONTRIBUTIONS:

NONDEDUCTIBLE VOLUNTARY EMPLOYEE CONTRIBUTIONS: If elected in Adoption Agreement #001 together with the election to permit Participant Elective Deferrals or matched Participant Elective Deferrals, the Plan will accept nondeductible voluntary employee contributions. Nondeductible voluntary employee contributions, if any, will be maintained in a separate Account for each Participant making such contributions and the Account will be nonforfeitable at all times. Nondeductible voluntary employee contributions may not exceed ten percent (10%) of the Participant's Compensation for all Plan Years in which the Participant participates in this Plan and all other qualified plans of the Employer. The amount, if any, that a Participant contributes each year as a nondeductible voluntary employee contribution may vary from year to year and may be contributed in one sum or in installments, in accordance with procedures established by the Committee. Nondeductible Voluntary Employee Contributions shall not be permitted under a Money Purchase Pension Plan or under a Profit Sharing Plan that does not permit Participant Elective Deferrals or matched Participant Elective Deferrals.

DEDUCTIBLE VOLUNTARY EMPLOYEE CONTRIBUTIONS: The Plan will not accept deductible voluntary employee contributions, as described in Code Section 219. Previously made deductible voluntary employee contributions, if any, will be maintained in a separate Account that will be nonforfeitable at all times. The separate Account will share in the gains and losses of the Trust in the manner described in

Section 7.7 of the Plan. No part of the deductible voluntary employee contribution account may be used to purchase life insurance. If elected in the Adoption Agreement and subject to any applicable joint and survivor annuity requirements, the Participant may withdraw any part of the Participant's deductible voluntary employee contribution account, if any, by making an appropriate application to the Committee.

ROLLOVER CONTRIBUTIONS AND TRANSFERS: Notwithstanding the limits imposed on voluntary contributions, if elected in the Adoption Agreement, a Participant may contribute any amount to the Plan in any year if the contribution satisfies the requirements under relevant law for rollover contributions and if the Committee and the Trustee agree in writing to accept such contribution on behalf of the Plan and the Employer. If elected in the Adoption Agreement, the Trustee may receive and add to the Trust Fund as a direct transfer assets attributable to the interest of any Participant in a retirement plan qualified under Code
Section 401(a) if such individual is a Participant in this Plan and if the Committee and the Trustee agree in writing to accept such transfer on behalf of the Plan and the Employer. Transfer contributions will be added to a separate Account for such Participant. Rollover contributions will be added to a separate Account for such Participant, always will be nonforfeitable, and will be distributed pursuant to Articles 8 and 9 of this Plan. In the discretion of the Committee, the Plan may accept rollovers of accumulated deductible voluntary contributions and such rolled over amount will be added to the Participant's deductible voluntary employee contributions Account, which Account may be created for the purpose of accepting such rollover. If a profit-sharing formula is elected in Adoption Agreement #001, transfer contributions from any retirement plan required to provide a joint and survivor annuity under Code
Section 401(a)(11) will be subject to the qualified joint and survivor annuity provisions of Article 9 unless the joint and survivor annuity provisions and preretirement survivor annuity provisions have been waived pursuant to an elective transfer under Income Tax Regulation Section 1.411(d)-4(Q&A-3)(b).

PARTICIPANT ELECTIVE DEFERRALS: If Participant Elective Deferrals are elected in Adoption Agreement #001, each Participant, in such Participant's discretion, may elect to reduce the Compensation, in the percentage or amounts designated in the Adoption Agreement, for contribution to this Plan at such time and in accordance with such procedures as are established by the Committee from time to time. A Participant may change such Participant's deferral election prospectively, but not retroactively, by giving appropriate to the Committee within the time limits prescribed by the Committee. A Participant may elect to make, modify, or cease Elective Deferrals during the elective periods specified in the Adoption Agreement, which must provide for such election periods at least annually. Notwithstanding any longer service required for eligibility to participate in this Plan, an Employee will be eligible to make Elective Deferrals under this Section on the first Entry Date after the Employee's completion of no more than one Year of Service with the Employer or such shorter period as prescribed in the Adoption Agreement.

         Notwithstanding the foregoing to the contrary, if the Employer elects in the Adoption Agreement #001 to implement "Automatic Elections" (as described herein) with respect to first-time Participants (including returning Participants) and/or continuing Participants, and such Participant fails to affirmatively elect to receive cash or have a specified amount contributed to the Plan, such Participant's Compensation shall be automatically reduced by the fixed dollar amount or percentage of the Automatic Election indicated in the Adoption Agreement. The time at which the Automatic Election shall be effective shall be [1] with respect to a first-time Participants, a date following the lapse of a reasonable period of time after the Employer has provided such individual with a notice described below; or [2] with respect to a continuing Participant, as of the initial effective date of the implementation of the Automatic Election and the first day of each Plan Year thereafter. The Employer shall provide to first-time Participants at the time of hire or in advance of the effective date of the Automatic Election a notice explaining their rights not to make a contribution or to alter the amount of those contributions, an explanation of the procedure for exercising that right and the timing for implementation of any such election, and the affect of not revoking such a Automatic Election. Thereafter, continuing Participants will be notified periodically or be given the opportunity to inquire from time to time of their effective contribution percentage (or dollar amount) and an explanation of the Participant's right to change the percentage (or dollar amount) including the procedure for exercising that right and the timing for implementation of any such election. Further, the Employer shall provide to Participants a reasonable period of time after receiving such a notice in which to elect to receive cash rather than making the contribution or in which to modify the proposed amount of the contribution, according to the limitations expressed in the Plan. Last, the Employer must permit Participants affected by any Automatic Election an opportunity to change or suspend any Automatic Election in the future. The provision of the notice shall be governed according to uniform and nondiscriminatory procedures established by the Employer. The content of the notice and procedures related to the imposition of Automatic Elections shall be consistent with Revenue Ruling 98-30, as amplified and superceded by Revenue Ruling 2000-8, or other superceding guidance.

MATCHED PARTICIPANT ELECTIVE DEFERRALS: If matched Participant Elective Deferrals are elected in Adoption Agreement #001, in order to share in the Employer contributions for any Plan Year, a Participant must contribute to the Trust Fund for each Plan Year an amount equal to the amount or percentage of Compensation designated in Adoption Agreement #001. Such amounts will be deducted from the Participant's pay, will be made by salary reduction contributions, or will be made in non-periodic contributions, as designated in Adoption Agreement #001 and pursuant to procedures established by the Committee. A Participant may terminate matched Participant Elective Deferrals to the Plan upon appropriate notice to the Committee within the time limits prescribed by the Committee.

ONE-TIME IRREVOCABLE ELECTION: If elected in Item II.L. of Adoption Agreement #001, upon commencement of employment with the Employer, or upon first becoming eligible under this or any other plan of the Employer (and has never become eligible under another a plan of the Employer, including terminated plans), an Employee may make a one-time irrevocable election to have contributions equal to a specified amount of percentage of Compensation (including no amount of Compensation) made by the Employer on the Employee's behalf to the Plan, or to any other plan maintained or established by the Employer (including plans not yet established) for the duration of the Employee's employment with the Employer, or, in the case of a defined benefit plan, to receive accruals or other benefits (including no benefits) under such plans. Such contributions made under such one-time irrevocable election shall not be treated as a cash or deferred election, and are not includible in the Employee's gross income by reason of Treas. Reg. Section 1.402(a)-1(d). Any one-time irrevocable election made according to this provision shall be made in a manner consistent with Treas. Reg. Section 1.401(k)-1(a)(3)(iv), or superceding guidance.

RULES GOVERNING ELECTIVE DEFERRALS:

AMOUNT OF ELECTIVE DEFERRAL: A Participant's Elective Deferrals under this Plan and any other qualified plan maintained by the Employer may not exceed the dollar limitation in effect under Code Section 402(g) (as adjusted for increases in the cost of living) in each calendar year.

NONDISCRIMINATORY BENEFITS: Subject to the limitations of paragraphs [a] and [f] and any limitations designated in the Adoption Agreement, all Participants in this Plan are eligible to defer identical percentages of their Compensation, regardless of the amount of such Compensation.

NONFORFEITABILITY OF ELECTIVE DEFERRALS: All Elective Deferrals made on behalf of Participants to this Plan will be vested immediately.

DISTRIBUTIONS RESTRICTION: Elective Deferrals will be subject to the restrictions on withdrawals described under Section 9.6[c].

DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS: An Excess Elective Deferral is any Elective Deferral during a calendar year in excess of the dollar limitation in effect under Code Section 402(g) for such year. On or before the April 15th following the end of each calendar year, the Employer will distribute to each Participant such allocated Excess Elective Deferral, if any, adjusted for any income or loss allocable to such Excess Elective Deferral. At the discretion of the Employer, income and losses attributable to Excess Elective Deferrals may be calculated using any reasonable method, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used for allocating income to Participant's Accounts. Alternatively, income and losses attributable to Excess Elective Deferrals can be calculated as the sum of [1] the income or loss for the year allocable to the Participant's Elective Deferrals multiplied by a fraction, the numerator of which is the Participant's Excess Elective Deferral for such year and the denominator of which is the total Account balance of the Participant attributable to Elective Deferrals, without regard to any income or losses allocable to such Elective Deferrals for the calendar year; and, [2] ten percent of the amount determined under [1] multiplied by the number of whole calendar months between the end of the calendar year in which the Excess Deferral occurred and the date such excess is distributed, counting the month of distribution as one month if distribution occurs after the 15th day of such month.

LIMIT ON ACTUAL DEFERRAL PERCENTAGE: Unless the Employer elects (effective as of a Plan Year no earlier than January 1, 1999) in Adoption Agreement #001 a safe harbor formula complying with the requirements of Code Section 401(k)(12) and the Employer satisfies all relevant requirements of the safe harbor as described under Section 4.7 herein, the Actual Deferral Percentage for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year must be no greater than either [1] 1.25 times the prior year's Actual Deferral Percentage for Participants who were non-Highly Compensated Employees for the prior Plan Year; or [2] 2.0 times the prior year's Actual Deferral Percentage for Participants who were non-Highly Compensated Employees for the prior Plan Year, provided that the Actual Deferral Percentage for Participants who are Highly Compensated Employees is not more than two percentage points higher than the Actual Deferral Percentage for Participants who were non-Highly Compensated Employees in the prior Plan Year.

         For the first Plan Year the Plan permits any Participant to make Elective Deferrals, and this is not a successor plan, for purposes of the foregoing tests, the prior year's non-Highly Compensated Employee's Actual Deferral Percentage shall be three percent unless the Employer has elected in the Adoption Agreement to use the Plan Year's Actual Deferral Percentage for these Participants.

         For purposes of this Section 4.5, a Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

         The foregoing test of this subsection [f] shall be applied on the basis of the prior Plan Year unless the Employer has elected otherwise in the Adoption Agreement. For each Plan Year the Employer elects in the Adoption Agreement to use current year testing, the foregoing test of this subsection [f] will be applied by comparing the current Plan Year's Actual Deferral Percentage for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year's Actual Deferral Percentage for Participants who are non-Highly Compensated Employees. However, once made, this election can only be undone if the Plan meets the requirements for changing to the prior year testing method described in Notice 98-1, or superceding guidance.

         The following rules regarding the Actual Deferral Percentage will apply:

     6. The Actual Deferral Percentage for the Plan Year for any Highly Compensated Employee who is eligible to have Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if such contributions are treated as Elective Deferrals for purposes of the Actual Deferral Percentage test) allocated to such Participant's Account under two or more arrangements described in Code Section 401(k) that are maintained by the Employer will be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement;

     7. In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section will be applied by determining the Actual Deferral Percentage of Participants as if all such plans were a single plan. Any adjustments to the non-Highly Compensated Employee Actual Deferral Percentage for the prior year will be made in accordance with Notice 98-1 and any superceding guidance, unless the Employer has elected in the Adoption Agreement to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year and use the same Actual Deferral Percentage testing method;

     8. For Plan Years beginning prior to January 1, 1997, for purposes of determining the Actual Deferral Percentage of a Participant who is a five percent owner or one of the ten most Highly Compensated Employees, the Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the Actual Deferral Percentage test) and Compensation of such Participant will include the Elective Deferrals (and, if applicable, Qualified Non-elective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of any family members, as defined in Code Section 414(q)(6). For Plan Years beginning prior to January 1, 1997, family members of such Highly Compensated Employees will be disregarded as separate Employees in determining the Actual Deferral Percentage of any Employee. Notwithstanding the foregoing to the contrary, the Employer may elect in the Adoption Agreement an effective date for the repeal of this family aggregation rule under Code Section 414(q) that is later than January 1, 1997, but no later than the first day of the Plan Year beginning on or after the date on which the Employer adopts its amendment and restatement to comply with the legislative requirements collectively referred to as GUST. "GUST" includes the Uruguay Round Agreements Act of 1994 to the General Agreement on Tariffs and Trade ("GATT"), the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), the Small Business Job Protection Act of 1996 ("SBJPA"), the Taxpayer Relief Act of 1997 ("TRA 97"), the Internal Revenue Service Restructuring and Reform Act of 1998 (RRA "98"), and the Community Renewal Tax Relief Act of 2000 ("CRA");

     9. For purposes of determining the Actual Deferral Percentage test, Elective Deferrals, Qualified Non-elective Contributions, and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate; and

     10. The Employer will maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

DEFINITIONS:

     11. The "Actual Deferral Percentage" for a specified group of Participants for a Plan Year is the average of the ratios (calculated separately for each Participant in such group) of the amount of Employer contributions made under the Plan on behalf of each such Participant for the Plan Year to the Participant's Compensation for such Plan Year (as determined under the Adoption Agreement). Employer contributions on behalf of any Participant include [i] any Elective Deferrals made pursuant to the Participant's deferral election, including excess Elective Deferrals, but excluding Elective Deferrals that are taken into account in the Average Contribution Percentage test (provided the Actual Deferral Percentage test is satisfied both with and without exclusion of these Elective Deferrals); and [ii] Qualified Non-elective Contributions or Qualified Matching Contributions as elected by the Employer in Item XVI.E. of Adoption Agreement #001. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals will be treated as a Participant on whose behalf no Elective Deferrals are made.

     12. "Excess Contributions", with respect to any Plan Year, means the total amount of excess of: [i] the aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentage determined in Section 4.5[f] of Highly Compensated Employees for such Plan Year, over [ii] the maximum amount of such contributions permitted by the Actual Deferral Percentage test. Such maximum amount is determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees for such Plan Year in order of their individual deferral ratios, beginning with the highest of such ratios, to the extent necessary to hypothetically reduce the overall Actual Deferral Percentage for all eligible Highly Compensated Employees to a level which will satisfy the limits set forth in Section 4.5[f]. The hypothetical reductions in contributions shall be made in a manner so that the individual deferral ratio of the Highly Compensated Employee(s) who had the highest such deferral ratio shall be hypothetically lowered to the greater of [i] the level which will satisfy the limits set forth in Section 4.5[f], or [ii] the level of the Highly Compensated Employee(s) who elected the next highest deferral ratio. If further overall hypothetical reductions are required to achieve compliance with the limits set forth in Section 4.5[f], both of the above-described groups of Highly Compensated Employees will be lowered to the greater of [a] the level which will satisfy the limits set forth in Section 4.5[f], or [b] the level of Participants with the next highest individual deferral ratio. This process of hypothetical reductions shall be repeated until sufficient total reductions have occurred in contributions taken into account in computing each individual's ratio that comprises the Actual Deferral Ratio to achieve compliance with Section 4.5[f].

                  [C] "Elective Deferrals" means any Employer contributions made to the Plan at the election of the Participant in lieu of cash compensation, including contributions made pursuant to a salary reduction agreement or other deferral arrangement. A Participant's Elective Deferrals in any calendar year are the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any arrangement described in Code

Section 401(k), any simplified employee pension cash or deferred arrangement described in Code Section 408(k)(6), any SIMPLE IRA described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan as described in Code Section 501(c)(18), and any Employer contributions made on behalf of a Participant pursuant to a salary reduction agreement for the purchase of any annuity contract under Code Section 403(b).


EXCESS CONTRIBUTIONS CORRECTION PROCEDURE: As soon as possible following the end of each Plan Year, the Administrative Committee shall determine whether the Actual Deferral Percentage for Highly Compensated Employees exceed the limits set forth in Section 4.5[f]. If the Administrative Committee determines such limits have been exceeded, the Administrative Committee may correct Excess Contributions in a three step process described as follows:

                  [A] STEP 1 - DETERMINING THE TOTAL AMOUNT OF EXCESS
CONTRIBUTIONS: If necessary, the Administrative Committee shall calculate the total amount of Excess Contributions as defined in Section 4.5[g][B].

                  [B] STEP 2 - ALLOCATING EXCESS CONTRIBUTIONS: The Administrative Committee shall allocate the total amount of Excess Contributions determined in Step 1 first to the Highly Compensated Employee(s) who had the highest dollar amount of Employer contributions (for the year in which the Excess arose) actually taken into account in computing the Actual Deferral Percentage test in Section 4.5[f], by reducing the amount of such contributions until either [a] the amount of the reduction equals the total Excess Contributions determined under Step 1, or [b] the remaining contributions of the first Highly Compensated Employee equals the contributions of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions and continuing in descending order until all Excess Contributions have been allocated. If Excess Contributions are allocated in accordance with the preceding provisions (and distributed according to Step 3), the Actual Deferral Percentage of Section 4.5[f] is deemed to satisfy the nondiscrimination test of Code Section 401(k)(3), regardless of whether the Actual Deferral Percentage, if recalculated after such allocation and distribution, would satisfy Code Section 401(k)(3).

                  [C] STEP 3 -DISTRIBUTING ALLOCATED EXCESS CONTRIBUTIONS: IF any Excess Contributions, allocated according to Step 2, must be distributed, such allocated Excess Contributions, adjusted for any income and any loss attributable thereto, shall be returned to the Participants no later than the last day of the following Plan Year. At the discretion of the Employer, income and losses attributable to Excess Contributions allocated to Participants may be calculated using any reasonable method, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used for allocating income to Participant's Accounts. Alternatively, income and losses attributable to Excess Contributions allocated to Participants can be calculated as the sum of [i] the income or loss for the Plan Year allocable to the Participant's Elective Deferral account (and, if applicable, the Qualified Non-elective Contribution account or the Qualified Matching Contribution account, or both) multiplied by a fraction, the numerator of which is the Participant's Excess Contributions for the Plan Year and the denominator of which is the Participant's Account balance attributable to Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if any such contributions are taken into account in determining the Actual Deferral Percentage), without regard to any income or losses allocable to such contributions; and [ii] ten percent of the amount determined under [i] multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution as one month if distribution occurs after the 15th day of such month. Excess Contributions allocated to a Participant will be distributed from the Participant's Elective Deferral Account and Qualified Matching Contributions Account, if applicable, in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the Actual Deferral Percentage test of Section 4.5[f]) for the Plan Year. Excess Contributions allocated to a Participant will be distributed from the Participant's Qualified Non-elective Contribution Account only to the extent that such Excess Contributions allocated to the Participant exceed the balance in the Participant's Elective Deferral Account and Qualified Matching Contributions account. If Excess Contributions are not distributed by the 15th day of the third month following the end of the Plan Year in which such Excess Contributions arose, a ten- percent excise tax will be imposed on the Employer with respect to such Excess Contributions.

RECHARACTERIZATION OF EXCESS CONTRIBUTIONS: If elected in the Adoption Agreement together with the election to allow Participants to make nondeductible employee voluntary contributions, a Participant may elect to treat the Excess Contributions allocated to such Participant according to Section 4.5[h] herein as an amount distributed to such Participant and then contributed by the Participant to the Plan to the extent that recharacterized Excess Contributions in combination with other Participant Contributions made under the Plan do not exceed the limitations on Participant Contributions provided in the Plan, including the Average Contribution Percentage limitation. Recharacterized amounts will be nonforfeitable and will be subject to the distribution and withdrawal restrictions imposed on Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount, along with any other nondeductible employee voluntary contributions, will exceed the limits on nondeductible employee voluntary contributions provided in Section 4.4[a] of the Plan. Recharacterization must occur within two and one-half months after the close of the Plan Year in which such Excess Contributions arose and recharacterization is deemed to occur no earlier than the date the last Highly Compensated Employee is provided appropriate notification of the amount recharacterized and the consequences of such recharacterization. Recharacterized amounts will be taxable to the Participant in the Participant's taxable year in which the Participant would have received such amounts in cash but for the Elective Deferral.

RULES GOVERNING MATCHING EMPLOYER CONTRIBUTIONS: If elected in the Adoption Agreement, the Employer will make Qualified Matching Contributions to the Plan. "Qualified Matching Contributions" means Matching Contributions that are subject to the distribution and nonforfeitability requirements of Code Section 401(k).

LIMIT ON AVERAGE CONTRIBUTION PERCENTAGE: Unless the Employer elects (effective as of a Plan Year beginning no earlier than January 1, 1999) in the Adoption Agreement a safe harbor formula complying with the requirements of Code Section 401(m)(11), and satisfies all relevant requirements of the safe harbor as described under Section 4.7 herein, the Average Contribution Percentage for a Plan Year for Participants who are Highly Compensated Employees for a Plan Year must not be greater than either [1] 1.25 times the prior year's Average Contribution Percentage for all Participants who were non-Highly Compensated Employees for the prior Plan Year; or [2] 2.0 times the prior year's Average Contribution Percentage for all Participants who were non-Highly Compensated Employees for the prior Plan Year, provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees is not more than two percentage points higher than the Average Contribution Percentage for Participants who were non-Highly Compensated Employees. Notwithstanding the foregoing to the contrary, any Contribution Percentage Amounts which are not designated by the Employer in the

Adoption Agreement as safe harbor contributions defined under Section 4.7 herein shall be subject to the Actual Contribution Percentage test defined in this subsection [a].

         For the first Plan Year the Plan permits any Participant to make Employee Contributions, provides for Matching Contributions, or both, and this is not a successor plan, for purposes of the foregoing tests, the prior year's non-Highly Compensated Employee's Average Contribution Percentage shall be three percent unless the Employer has elected in the Adoption Agreement to use the Plan Year's Average Contribution Percentage for these Participants.

         For purposes of the foregoing, a Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

         The foregoing test of this subsection [a] shall be applied on the basis of the prior Plan Year unless the Employer has elected otherwise in the Adoption Agreement. For each Plan Year the Employer elects in the Adoption Agreement to use current year testing, the foregoing test of this subsection [a] will be applied by comparing the current Plan Year's Average Contribution Percentage for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year's Average Contribution Percentage for Participants who are non-Highly Compensated Employees. However, once made, this election can only be undone if the Plan meets the requirements for changing to the prior year testing method described in Notice 98-1, or superceding guidance.

   The following rules regarding the Average Contribution Percentage will apply:

     13. MULTIPLE USE: If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the Average Contribution Percentage test maintained by the Employer, and the sum of the Actual Deferral Percentage and Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced in the manner described in Section 4.6[b] so that the Aggregate Limit is not exceeded. The amount by which each Highly Compensated Employee's contribution percentage amount is reduced will be treated as an Excess Aggregate Contribution. The Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Actual Deferral Percentage and Average Contribution Percentage tests and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if both the Actual Deferral Percentage and the Average Contribution Percentage of the Highly Compensated Employees do not exceed 1.25 times the Actual Deferral Percentage and Average Contribution Percentage of the non-Highly Compensated Employees;

     14. The Average Contribution Percentage for the Plan Year for any Highly Compensated Employee who is eligible to have contribution percentage amounts allocated to such individual's Account under two or more arrangements described in Code Section 401(k) that are maintained by the Employer will be determined as if such contribution percentage amounts were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement;

     15. In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section will be applied by determining the contribution percentage of Participants as if all such plans were a single plan. Any adjustments to the non-Highly Compensated Employee Average Contribution Percentage for the prior year will be made in accordance with Notice 98-1 and any superceding guidance, unless the Employer has elected in the Adoption Agreement to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same Average Contribution Percentage testing method;

     16. For Plan Years beginning prior to January 1, 1997, for purposes of determining the contribution percentage of a Participant who is a five percent owner or one of the ten most Highly Compensated Employees, the contribution percentage amounts and Compensation of such Participant will include the contribution percentage amounts and Compensation for the Plan Year of any family members, as defined in Code Section 414(q)(6). For Plan Years beginning prior to January 1, 1997, family members of such Highly Compensated Employees will be disregarded as separate Employees in determining the Actual Deferral Percentage of any Employee. Notwithstanding the foregoing to the contrary, the Employer may elect in the Adoption Agreement an effective date for the repeal of this family aggregation rule under Code Section 414(q) that is later than January 1, 1997, but no later than the first day of the Plan Year beginning on or after the date on which the Employer adopts its amendment and restatement to comply with the legislative requirements collectively referred to as GUST "GUST" includes the Uruguay Round Agreements Act of 1994 to the General Agreement on Tariffs and Trade ("GATT"), the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), the Small Business Job Protection Act of 1996 ("SBJPA"), the Taxpayer Relief Act of 1997 ("TRA 97"), the Internal Revenue Service Restructuring and Reform Act of 1998 (RRA "98"), and the Community Renewal Tax Relief Act of 2000 ("CRA");

     17. For purposes of determining the Average Contribution Percentage test, Participant Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year; and

     18. The Employer will maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.


DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS: An Excess Aggregate Contribution is the excess, with respect to any Plan Year, of the aggregate amount of Contributions actually taken into account in determining the numerator of the Average Contribution Percentage made on behalf of Highly Compensated Employees over the maximum amount of Contributions permitted by the Average Contribution Percentage test, determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their individual Contribution percentages beginning with the highest of such percentages. This hypothetical reduction of percentages shall continue in a manner similar to Section 4.5[g][B]. Such determination shall be made after first determining Excess Contributions pursuant to Section 4.5. After making such determination, the dollar amount of the Excess Aggregate Contributions shall be determined. The Excess Aggregate Contributions, on a dollar amount basis, shall be allocated to the Account(s) of the Highly Compensated Participant(s) with the highest dollar amount of Contribution amounts actually taken into account in computing the Average Contribution Test in a leveling process similar to the one described in Step 1 of Section 4.5[h]. Excess Aggregate Contributions allocated to a Participant to be distributed shall include Participant Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent such contributions are not taken into account for purposes of the Actual Deferral Percentage test). Income and losses attributable to Excess Aggregate Contributions allocated to Participants will be determined and distributed along with the Excess Aggregate Contributions in the manner provided in Section 4.5[h] of this Plan. If distributions of Excess Aggregate Contributions are made in accordance with the provisions of this paragraph, the Average Contribution Percentage is treated as meeting the nondiscrimination test of Code Section 401(m)(2), regardless of whether the Average Contribution Percentage, if recalculated after distribution, would satisfy Code Section 401(m)(2).

QUALIFIED NON-ELECTIVE CONTRIBUTIONS: In lieu of distributing Excess Contributions as provided in Section 4.5[h] or Excess Aggregate Contributions as provided in Section 4.6[b], the Employer, may make Qualified Non-elective Contributions as elected in XVI.E. of Adoption Agreement #001. "Qualified Non-elective Contributions" means contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' Accounts that the Participants may not elect to receive in cash until distributed from the Plan, that are nonforfeitable when made, that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contribution, and that otherwise meet the requirements of Section 1.401(m)-1(b)(2) of the Income Tax Regulations.

QUALIFIED MATCHING CONTRIBUTIONS: In lieu of distributing Excess Contributions as provided in Section 4.5[h] or Excess Aggregate Contributions as provided in
Section 4.6[b], and the Employer, may make Qualified Matching Contributions as elected in Item XVI.E of the Adoption Agreement #001. "Qualified Matching Contributions" means contributions (other than Qualified Non-elective Contributions or Matching Contributions) made by the Employer and allocated to Participants' Accounts that the Participants may not elect to receive in cash until distributed from the Plan, that are nonforfeitable when made, that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Non-elective Contribution, and that otherwise meet the requirements of Section the requirements of Section 1.401(k)-1(b)(3) of the Income Tax Regulations.

DEFINITIONS:

     19. The "AVERAGE CONTRIBUTION PERCENTAGE" for a specified group of Participants for a Plan Year is the average of the ratios (calculated separately for each

         Participant in such group) of the sum of the Participant Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent such contributions are not taken into account for purposes of the Actual Deferral Percentage test) made on behalf of the Participant for the Plan Year to the Participant's Compensation for such Plan Year (as determined under the Adoption Agreement). Matching and Qualified Matching Contributions on behalf of any Participant in any Plan Year include [i] forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Account in such Plan Year; [ii] in the discretion of the Employer, all Qualified Non-elective Contributions or such Qualified Non-elective Contributions as are necessary to meet the Average Contribution Percentage test; and [iii] in the discretion of the Employer, all Elective Deferrals made pursuant to the Participant's deferral election or such Elective Deferrals as are necessary to meet the Average Contribution Percentage test (provided that the Actual Deferral Percentage test is satisfied both with and without the exclusion of these Elective Deferrals).

     20. "AGGREGATE LIMIT" means the greater of the sum of [i] 1.25 times the greater of the Actual Deferral Percentage of non-Highly Compensated Employees for the prior Plan Year or the Average Contribution Percentage of non-Highly Compensated Employees for the Plan Year beginning with or within the prior Plan Year of the cash or deferred arrangement; and [ii] the lesser of two times or two plus the lesser of such Actual Deferral Percentage or Average Contribution Percentage. "Lesser" is substituted for "greater" in "[i]", above, and "greater" is substituted for "lesser" after "two plus the" in "[ii]" if it would result in a larger Aggregate Limit. If the Employer has elected in the Adoption Agreement to use the current year testing method, then in calculating the Aggregate Limit for a particular Plan Year, the non-Highly Compensated Employees' Actual Deferral Percentage and the Average Contribution Percentage for the Plan Year, the non-Highly Compensated Employee's Actual Deferral Percentage and the Average Contribution Percentage for that Plan Year, instead of for the prior year, will be used.

     21. "PARTICIPANT CONTRIBUTION" means any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate Account to which earnings and losses are allocated.

     22. "MATCHING CONTRIBUTION" means a Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of a Participant Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a Plan maintained by the Employer.


RULES GOVERNING THE 401(K) SAFE HARBOR:

PRECEDENCE OF SAFE HARBOR CODA PROVISIONS: If the Employer has elected the 401(k) Safe Harbor option in Adoption Agreement #001 (effective as of a Plan Year beginning no earlier than January 1, 1999), the provisions of this Section
4.7 shall apply to those contributions that satisfy the Safe Harbor method for satisfying the nondiscrimination requirements according to Code Sections 401(k)(12) and 401(m)(11) for the Plan Year, and any provisions relating to the Actual Deferral Percentage test of Code Section 401(k)(3) (as described in Section 4.5[f]), or the Average Contribution Percentage test of Code Section 401(m)(2) (as described in Section 4.6[a]) shall not apply to such contributions. If the Employer has elected in Adoption Agreement #001 to make Matching Contributions that do not satisfy the ACP Test Safe Harbor, or if Employee Contributions are permitted, the Average Contribution Percentage test of Code Section 401(m)(2) (as described in Section 4.6[a]) shall apply to such non-Safe Harbor contributions. To the extent that any other provision of the Plan is inconsistent with the provisions of this Section 4.7, the provisions of this Section 4.7 shall govern.

DEFINITIONS:

     23. "ACP Test Safe Harbor" is the method described in subsection [d] of this Section 4.7 for satisfying the ACP test of Code Section 401(m)(2).

     24. "ACP Test Safe Harbor Matching Contributions" are Matching Contributions described in subsection [d][1] of this Section 4.7.

     25. "ADP Test Safe Harbor" is the method described in subsection [c] of this Section 4.7 for satisfying the ADP test of Code Section 401(k)(3).

     26. "ADP Test Safe Harbor Contributions" are Matching Contributions and nonelective contributions described in subsection [c][1] of this
         Section 4.7.

     27. "Compensation" is defined in Section 1.9 herein, except, for purposes of this Section 4.7, no dollar limit, other than the limit imposed by Code Section 401(a)(17), applies to the compensation of a non-Highly Compensated Employee. However, solely for purposes of determining the compensation subject to a Participant's deferral election, the Employer may use an alternative definition to the one described in the preceding sentence, provided such alternative definition is a reasonable definition within the meaning of Treasury Regulation Section 1.414(s)-1(d)(2) and permits each Participant to elect sufficient Elective Deferrals to receive the maximum amount of Matching Contributions (determined using the definition of compensation described in the preceding sentence) available to the Participant under the Plan.

     28. "Eligible Employee" means an Employee eligible to make Elective Deferrals under the Plan for any part of the Plan Year or who would be eligible to make Elective Deferrals but for a suspension due to a hardship distribution described in Section 9.6[c] herein or to statutory limitations, such as Code Sections 402(g) and 415.

     29. "Matching Contributions" are contributions made by the Employer on account of an Eligible Employee's Elective Deferrals.

ADP TEST SAFE HARBOR:

     30. ADP TEST SAFE HARBOR CONTRIBUTIONS:

     31. Unless the Employer elects in the Adoption Agreement to make Enhanced Matching Contributions or Safe Harbor Nonelective Contributions, the Employer will contribute for the Plan Year a Safe Harbor Matching Contribution to the Plan on behalf of each Eligible Employee equal to [i] 100 percent of the amount of the Employee's Elective Deferrals that do not exceed three percent of the Employee's Compensation for the Plan Year, plus [ii] 50 percent of the amount of the Employee's Elective Deferrals that exceed three percent of the Employee's Compensation but that do not exceed five percent of the Employee's Compensation ("Basic Matching Contributions").

     32. Notwithstanding the requirement in [A] above that the Employer make the ADP Test Safe Harbor Contributions to this Plan, if the Employer so provides in the Adoption Agreement, the ADP Test Safe Harbor Contributions will be made to the defined contribution plan indicated in Adoption Agreement #001. However, such contributions will be made to this Plan unless [i] each Employee eligible under this Plan is also eligible under the other plan and [ii] the other plan has the same plan year as this Plan.

     33. The Participant's accrued benefit derived from ADP Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than separation from service, death, disability, an event described in Code
         Section 401(k)(10), or, in the case of a profit-sharing plan, the attainment of age 59-1/2. In addition, such contributions must satisfy the ADP Test Safe Harbor without regard to permitted disparity under Code Section 401(l).

     34. Notice Requirement: At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Eligible Employee a comprehensive notice of the Employee's rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible.

     35. ELECTION PERIODS: In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in Section 4.7[c][2] above.

ACP TEST SAFE HARBOR:

     36. ACP TEST SAFE HARBOR MATCHING CONTRIBUTIONS:

     37. In addition to the ADP Test Safe Harbor Contributions described in subsection [c][1] of this Section 4.7, the Employer will make the ACP Test Safe Harbor Matching Contributions, if any, indicated in the Adoption Agreement for the Plan Year.

     38. ACP Test Safe Harbor Matching Contributions will be vested as indicated in Adoption Agreement #001, but, in any event, such contributions shall be fully vested at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer Contributions. Forfeitures of nonvested ACP Test Safe Harbor Matching Contributions will be used to reduce the Employer's Contribution.

ALLOCATIONS

ALLOCATION OF EMPLOYER CONTRIBUTIONS:

MONEY PURCHASE PENSION PLAN: Employer contributions made on behalf of each Participant will be allocated to such Participant, as provided in the Money Purchase Adoption Agreement #002 contribution formula.

PROFIT-SHARING PLAN: Employer contributions, if any, will be allocated on the basis of Compensation , a uniform dollar amount, or uniform points as specified in the Profit-Sharing Adoption Agreement #001.

ALLOCATION OF FORFEITURES: Subject to the restoration provisions of Sections 6.6 and 9.1, forfeitures of a Participant's Account will be treated as described in the Adoption Agreement. If forfeitures are to be allocated to Participants' Accounts together with Employer contributions, as designated in the Adoption Agreement, such forfeitures will be allocated pursuant to the provisions of paragraphs [a] or [b] above, as appropriate.

ELIGIBILITY TO SHARE IN EMPLOYER CONTRIBUTIONS: A Participant will be entitled to share in the allocation of the Employer contribution for the Contribution Allocation Computation Period if, during such period, the Participant satisfies the requirements specified in the Adoption Agreement.

OVERALL PERMITTED DISPARITY LIMITS: This subsection will apply if an integrated allocation method is elected in the Adoption Agreement and the Employer maintains another qualified plan or simplified employee pension that provides for permitted disparity (or imputes disparity).

         ANNUAL OVERALL PERMITTED DISPARITY LIMIT: Notwithstanding the preceding paragraphs, for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension, as defined in
Section 408(k) of the Code, maintained by the Employer that provides for permitted disparity (or imputes disparity), Employer Contributions and Forfeitures will be allocated to the Account of each Participant who either completes more than 500 Hours of Service during the Plan Year or who is employed on the last day of the Plan Year in the ratio that such Participant's total Compensation bears to the total Compensation of all Participants.

         CUMULATIVE PERMITTED DISPARITY LIMIT: Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limited for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1 ,1994, the Participant has no cumulative disparity limit.

SAFE HARBOR ALLOCATION: In the event that the Employer determines that the ratio percentage test requirements of Code Section 410(b)(1) are not met with respect to the Plan Year, and if the Employer does not elect to utilize any other permitted method of satisfying Code

Section 410(b) minimum coverage requirements, Employer Contributions will be allocated to Employees in the following order until the requirements of Code
Section 410(b)(1) are met:

Employees who are employed by the Employer on the last day of the Plan Year and who have completed more than 750 Hours of Service during the Plan Year; then to

Employees who are employed by the Employer on the last day of the Plan Year and who have completed more than 500 but less than 750 Hours of Service during the Plan Year; then to

Employees who are employed by the Employer on the last day of the Plan Year and who have completed 500 or fewer Hours of Service during the Plan Year.

Employees who have terminated employment with the Employer during the Plan Year and who have completed 750 or more Hours of Service during the Plan Year; then to

Employees who have terminated employment with the Employer during the Plan Year and who have completed more than 500 but less than 750 Hours of Service during the Plan Year.

         In no event will Employees who have terminated employment with the Employer during the Plan Year and who have completed 500 or fewer Hours of Service during the Plan Year receive any allocation of Employer contributions. The allocation of Employer contributions to Employees in each of the above categories will be made beginning with the Employee in the category who received the lowest Compensation from the Employer during the Plan Year until the requirement of Code Section and 410(b)(1) is satisfied.


LIMITATION ON ANNUAL ADDITIONS: Annual Additions to the account of any Participant attributable to all defined contribution plans (including money purchase pension plans, profit-sharing plans, simplified employee pension plans, and welfare benefit funds of the Employer), may not exceed the lesser of [a] the greater of $30,000 (as adjusted in accordance with Code Section 415(d)), or [b] effective for limitation years beginning after December 31, 1994, 25% of such Participant's compensation as defined in Code Section 415(c)(3) and related regulations. If an excess Annual Addition exists by reason of a reasonable error in estimating a Participant's Compensation, the allocation of forfeitures, or other facts and circumstances as the Secretary of Treasury may allow, the excess amount will be disposed of as follows:

     39. Any nondeductible voluntary employee contributions, and Participant Elective Deferrals, in that order, to the extent that the return would reduce the excess amount, will be returned to the Participant including any investment gains attributable to such excess amounts. (These amounts returned will be disregarded for purpose of Code Section 402(g), the Actual Deferral Percentage test of Code Section 401(k)(3), and the Actual Contribution Percentage test of Code Section 401(m)(2)).

     40. If an excess amount still exists after the application of subparagraph [1] and the Participant still is a Plan Participant at the end of the limitation year, the amount of any such excess will be used to reduce the Employer contributions (including any allocation of forfeitures) for such Participant in the next limitation year and in each succeeding limitation year, if necessary.

     41. If an excess amount still exists after the application of subparagraph [1] and the Participant is not a Plan Participant at the end of the limitation year, any excess amount will be allocated to a suspense account and the suspense account will be used to reduce Employer contributions for all remaining Plan Participants in the next limitation year and for each succeeding limitation year, as necessary. If a suspense account exists for any limitation year, all amounts in such suspense account must be allocated and reallocated to the Participants' Accounts before any Employer or Participant contributions may be made to the Plan for that limitation year. Excess amounts may not be distributed to Participants or Former Participants. If a suspense account is in existence at any time during the limitation year pursuant to this subparagraph [3], such suspense account will not share in the allocation of the gains and losses of the Trust Fund. In the event of Plan termination, the balance of such suspense account shall be returned to the Employer.

LIMITATION OF COMBINED BENEFITS AND CONTRIBUTIONS OF ALL DEFINED CONTRIBUTION
PLANS: This Section applies if, in addition to this Plan, the Participant is covered under another qualified Prototype defined contribution plan maintained by the Employer, a simplified employee pension plan maintained by the Employer, a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(1)(2), maintained by the Employer, that provides an annual addition during any limitation year. The annual additions that may be credited to a Participant's Account under this Plan for any such limitation year will not exceed the limitation described in Section 5.3 reduced by the annual additions credited to a Participant's account under the other defined contribution plans and welfare benefit funds for the same limitation year. If the annual additions with respect to the Participant under other defined contribution Plans and welfare benefit funds maintained by the Employer are less than the limitation described in Section 5.3 and the Employer contribution that otherwise would be contributed or allocated to the Participant's Account under this Plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the limitation described in Section 5.3. If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the limitation described in
Section 5.3, no amount will be contributed or allocated to the Participant's Account under this Plan for the limitation year. If a Participant's annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund or an individual medical account will be deemed to have been allocated first regardless of the actual allocation date. If an excess amount is allocated to a Participant on an allocation date of this Plan that coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of the total excess amount allocated as of such date multiplied by a fraction, the numerator of which is the annual additions allocated to the Participant for the limitation year as of such date under this Plan and the denominator of which is the total annual additions allocated on the Participant's behalf for the limitation year as of such date under this and all the other qualified Prototype defined contribution plans.

         Any excess amount attributed to this Plan will be disposed of in the manner described in Section 5.3.

         Unless elected otherwise in the Adoption Agreement, if the Participant is covered under another qualified defined contribution plan or simplified employee pension plan maintained by the Employer that is not a Prototype plan, annual additions that may be credited to the Participant's Account under this Plan for any limitation year will be limited in accordance with Section 5.4 as though the other plan were a Prototype plan.


LIMITATION ON COMBINED BENEFITS AND CONTRIBUTIONS OF ALL DEFINED BENEFIT AND DEFINED CONTRIBUTION PLANS: If the Employer maintains or ever has maintained a defined benefit plan covering any Employee who also is a Participant in this Plan, then the sum of the defined benefit plan fraction and the defined contribution plan fraction (both as prescribed by law and as defined below) for such Employee for such year will not exceed 1.0 in any limitation year. In any limitation year, if the sum of the defined benefit plan fraction and the defined contribution plan fraction on behalf of a Participant does exceed 1.0, the annual additions that may be credited to such Participant under this Plan for such limitation year will be limited as prescribed in the Adoption Agreement. Notwithstanding the limitations of this Section 5.5 of the Basic Plan Document or to the contrary provisions of the Adoption Agreement, the combined Plan limitation under Code Section 415(e) is repealed and shall not apply to the Plan with respect to limitation years beginning after December 31, 1999. Notwithstanding the foregoing effective date, to the extent affected Plan contributions satisfy the non-discrimination requirements of Code Section 401(a)(4), the Employer may elect in the Adoption Agreement a delayed effective date for the repeal of Code Section 415(e) combined limitations, but no later than the first day of the Plan Year beginning on or after the date on which the Employer adopts its amendment and restatement to comply with the legislative requirements collectively referred to as GUST. "GUST" includes the Uruguay Round Agreements Act of 1994 to the General Agreement on Tariffs and Trade ("GATT"), the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), the Small Business Job Protection Act of 1996 ("SBJPA"), the Taxpayer Relief Act of 1997 ("TRA 97"), the Internal Revenue Service Restructuring and Reform Act of 1998 (RRA "98"), and the Community Renewal Tax Relief Act of 2000 ("CRA").


DEFINED BENEFIT PLAN FRACTION: The defined benefit plan fraction is a fraction, the numerator of which is the projected annual benefit of the Participant under all defined benefit plans of the Employer (whether or not terminated) and the denominator of which is the lesser of [1] the product of 1.25 times the maximum benefit dollar limitation determined for the limitation year under Code Sections 415(b) and (d); or [2] the product of 1.4 times 100% of the Participant's average Compensation for the three consecutive calendar years with the highest averages, including any adjustments under Code Section 415(b).
         Notwithstanding the foregoing paragraph, if the Participant was a Participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer that were in existence on May 5, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefit that the Participant has accrued under such plans as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all limitation years beginning before January 1, 1987.

         The projected annual benefit is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity) to which the Participant would be entitled under the terms of the plan at Normal Retirement Age assuming that the Participant will continue employment until Normal Retirement Age under the plan (or, if later, using the Participant's current age) and further assuming that the Participant's Compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.

DEFINED CONTRIBUTION PLAN FRACTION: The defined contribution plan fraction is a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under all defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior limitation years (including the annual additions attributable to the Participant's nondeductible employee contributions to all the defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(1)(2), maintained by the Employer), and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior limitation Year of Service with the
Employer: [1] the product of 1.25 times the dollar limitation determined under Code Section 415(b) and (d) in effect under Code Section 415(c)(1)(A) for the limitation year; or [2] 35% of the Participant's Compensation for the limitation year.

         If the Employee was a Participant on the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer that were in existence as of May 5, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction otherwise would exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of [A] the excess of the sum of the fractions over 1.0 times [B] the denominator of this fraction, will be subtracted permanently from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

         The annual addition for any limitation year beginning before January 1, 1987, will not be recomputed to treat all Employee contributions as annual additions.

DEFINITIONS: For the purposes of this Article 5, the following terms will be defined as follows:

"ANNUAL ADDITION" means the sum of the Employer contributions, forfeitures, and Participant contributions allocated to a Participant's Account during any limitation year, and allocations under a simplified employee pension. Amounts allocated to an individual medical account, as defined in Code Section 415(1)(2), that is part of a pension or annuity plan maintained by the Employer will be treated as an annual addition to a defined contribution plan. Amounts derived form contributions paid or accrued after December 31, 1985, in a taxable years ending after such date, which are attributable to post-retirement medical benefits that are allocated to the separate account of a key Employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer will be treated as an annual addition to a defined contribution plan. Annual additions will not include a direct transfer or any contribution made by a Participant that qualifies under law as a rollover contribution. Any excess amount used to reduce Employer contributions under Section 5.3 will be treated as annual additions for such limitation year.

"Compensation," for purposes of limiting annual additions and combined benefits and contributions under this Article, means Compensation, as defined in [1], [2], or [3] below, as determined by the Employer in its discretion. Notwithstanding the definitions provided in [1], [2], or [3] below, for limitation years beginning after December 31, 1997 (or such other special effective date as may be elected by the Employer in Item IV.G. of Adoption Agreement #001 or #002), for purposes of applying the limitations of Section 5.3, compensation paid or made available during such limitation year shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125 or 457. In addition to the foregoing, for limitation years beginning after December 31, 2000 (or such other date as may be elected by the Employer in Item IV.H.

of Adoption Agreement #001 or #002) Compensation shall include amounts that are not currently includible in the Employee's gross income by reason of the application of Code Section 132(f)(4).

     42. Compensation means a Participant's wages, salaries, fees for professional services, and other amounts received (without regard to whether an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances. Compensation also will include [A] amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that these amounts are not deductible by the Employee under Code
         Section 217; [B] amounts described in Code Section 104(a)(3), 105(a), and 105(h), but only to the extent that these amounts are includible in the Employee's gross income; and [C] amounts includible in the gross income of the Employee as a result of the grant of a nonqualified stock option to the Employee or as a result of the Employee making an election described in Code Section 83(b). Compensation will not include [i] Employer contributions to a deferred compensation plan that are not includible in the Employee's gross income in the year in which contributed; [ii] Employer contributions to a simplified employee pension plan described under Code Section 408(k) to the extent such contributions are deductible by the Employee; [iii] any distributions from a deferred compensation plan other than amounts received from an unfunded nonqualified plan; [iv] amounts realized from the exercise of a nonqualified stock option or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to substantial risk of forfeiture; [v] amounts realized from sale, exchange, or other disposition of stock acquired under a qualified stock option; or [vi] other amounts that receive special tax benefits, or Employer contributions to purchase an annuity contract described in Code Section 403(b), whether or not under a salary reduction agreement and whether or not the amounts actually are excludible from the gross income of the Employee. For purposes of this Article, compensation for a Limitation Year includes only the compensation that actually is paid to the Participant during the Limitation Year and compensation that is includible in the Participant's gross income during the Limitation Year.

     43. Compensation means wages, within the meaning of Code Section 3401(a), and all other amounts received by a Participant form the Employer for which the Employer is required to furnish the Employee with a written statement under Code Sections 6041(d) and 6051(a)(3).

     44. Compensation means wages, as defined in Code Section 3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

 "EMPLOYER," for purpose of this Article, means the Employer that adopts this Plan, and all Affiliates; provided, however, that the definition of Affiliate as set forth in Section 1.4[a] and [b] of the Plan shall be modified as described in Code Section 415(h).

"LIMITATION YEAR" means the twelve consecutive month period designated in the Adoption Agreement. All qualified plans maintained by the Employer must use the same limitation year. If the limitation year is changed to a different twelve consecutive month period, the new limitation year must begin on a date within the limitation year in which such change is made. If a short limitation year is created as a result of a change in the limitation year, the limitation described in Section 5.3 may not exceed the amount determined under Section 5.3[a] multiplied by a fraction, the numerator of which is the number of months in the short limitation year and the denominator of which is twelve.

"PROTOTYPE PLAN" means a plan, the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

"BENEFITING" for a Plan Year, means that a Participant received or is deemed to have received an allocation to such Participant's Account in accordance with Treasury Regulation Section 1.410(b)-3(a).

VESTING

GENERAL RULES: A Participant will have a vested interest in the Participant's Account attributable to Employer contributions in accordance with the vesting schedule and other elections designated in the Adoption Agreement. Notwithstanding the previous sentence, a Participant's entire Account will become fully vested and nonforfeitable if he or she reaches Normal Retirement Age or Early Retirement Age, if early retirement is elected under the Adoption Agreement. The Account of a Participant who dies or suffers Total Disability while employed by the Employer will become fully vested and nonforfeitable upon such death or Total Disability if the Employer so elects in the Adoption Agreement. A Participant's Accounts attributable to the Participant's own contributions, to the Participant's own rollover contributions, to salary reduction contributions, and to earnings on those contributions will be fully vested and nonforfeitable at all times.

SERVICE INCLUDED IN DETERMINATION OF VESTED INTEREST: All Years of Service with the Employer will be included for the purpose of determining a Participant's vested interest except Years of Service excluded under Section 6.3 and Years of Service excluded under elections made in the Adoption Agreement. Notwithstanding the provisions of this Section 6.2, if the elapsed time method of crediting service is elected in the Adoption Agreement, for purposes of determining the vested portion of a Participant's Account attributable to Employer contributions, the Participant will receive credit for the Period of Service completed by the Participant, unless such service is excluded under elections made in the Adoption Agreement.

EFFECT OF BREAK IN SERVICE ON VESTING: With respect to a Participant's Account attributable to Employer contributions made before any Break in Service, the percentage of a Participant's Account that is vested will not be increased by reason of any Years of Service completed after five consecutive one year Breaks in Service. With respect to a Participant's Account attributable to Employer contributions made after any Break in Service, Years of Service before the Break in Service will be taken into account for purposes of determining the percentage of the Participant's Account that is vested only if the Participant has completed a Year of Service after the such individual's return to the employment of the Employer. If elected in the Adoption Agreement, for an Employee who has no vested interest in any Employer contribution at the time of reemployment after a Break in Service, Years of Service before such Break in Service will be taken into account for purposes of determining the Participant's vested Account only if the aggregate number of consecutive one year Breaks in Service does not exceed the greater of five or the number of Years of Service before the Break in Service. Once eliminated, these Years of Service will not be counted again. If a Participant is reemployed after a Break in Service, separate Accounts will be maintained for the Participant's interest attributable to pre-break and post-break Employer contributions, if required. Both Accounts will share in earnings and losses as provided in Section 7.7.

AMENDMENT OF VESTING SCHEDULE: No amendment to the Plan may decrease a Participant's vested interest in the Plan as of the later of the date the amendment is adopted or becomes effective. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this Section, a Plan amendment that decreases a Participant's Account balance or eliminates an optional form of benefit, with respect to benefits attributable to service before the amendment, will be treated as reducing an accrued benefit. If a Plan amendment, including any change in the vesting schedule that occurs when a Plan becomes or ceases to be top-heavy, directly or indirectly affects the computation of a Participant's vested percentage, each Participant with at least three Years of Service with the Employer may elect, within sixty days after the later of [1] the date the amendment is adopted; [2] the date the amendment is effective; or [3] the date the Participant is provided appropriate notice of the amendment by the Committee or the Plan Administrator, to have the Participant's nonforfeitable percentage computed under the Plan without regard to the amendment. For any Participant who does not perform at least an Hour of Service in any Plan Year beginning after December 31, 1988, the "three Years of Service" clause in the preceding sentence will be replaced with "five Years of Service."

PLAN TERMINATION: Upon the termination or partial termination of this Plan, or if this Plan is a profit-sharing plan, upon the complete discontinuance of contributions, the Accounts of all Participants affected will be fully vested as of the date the termination, partial termination, or complete discontinuance of contributions occurred.

EFFECT OF CERTAIN DISTRIBUTIONS: This Section will not apply to any Participant or rollover contributions and will be applicable only if a vesting schedule other than 100% immediate vesting is elected in the Adoption Agreement. A Participant who terminated participation in the Plan for any reason other than death, retirement, or disability while any portion of the Participant's Account in the Trust Fund is forfeitable and who receives a distribution of any portion of the Participant's vested Account not later than the close of the second Plan Year following the Plan Year in which such termination of participation occurs will have the right to pay back such distribution to the Plan. Such repayment may be made [1] only if the Participant has returned to the employ of the Employer at the time of such repayment, and [2] in the case of a distribution upon termination of employment, before the earlier of the date on which the Participant experiences five consecutive one year Breaks in Service or five years from the date of re-employment with the Employer, or, in the case of any other distribution, five years from the date of the distribution. A Participant who desires to make repayment of a distribution under this Section will make repayment directly to the Trustee. If a Participant repays a distribution under this Section, the value of the Participant's Account will be restored to the amount of the Account immediately prior to distribution, unadjusted by any subsequent gains or losses. In the case of a Participant who terminates employment when the Participant's vested Account balance is zero and who is deemed to receive a distribution of the Participant's vested Account balance upon such termination, if such Participant becomes reemployed prior to the date on which the Participant experiences five consecutive one-year Breaks in Service, such Participant's nonvested Account balance will be restored to the amount of the nonvested Account on the date of such deemed distribution. If distribution is made to a Participant and the Participant does not repay such distribution under the terms of this Section, when the time limit for repayment expires under this Section, the Participant's forfeitable Account immediately before such distribution will not be restored and such Account will not be adjusted for any increase in vesting for service completed during the repayment period.

VALUATION AND INVESTMENT OF PARTICIPANTS' ACCOUNTS

INVESTMENT OF PLAN ASSETS: The duty of the Trustee is to hold in Trust the funds it receives. Except as provided otherwise in the Adoption Agreement and to the extent insurance contracts are purchased under Article 13, the Trustee will have exclusive authority and discretion to manage and control the assets of the Plan and to manage, invest, and reinvest the Trust Fund and the income from it under this Article, without distinction between principal and income. The Trustee will make payments and distributions from the Trust Fund in accordance with the terms of this Plan and instructions of the Committee or Plan Administrator. The Trustee will be responsible only for sums that it actually receives as Trustee plus net gains on such amount. The Trustee will have no duty to collect any sums from the Plan Administrator, the Employer, or from a Participant. In making investments or reinvestments, the Trustee will diversify the investments of the Plan to minimize the risk of large losses, unless under the circumstances it clearly is not prudent to do so. The Trustee will act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.


RECORDS AND ACCOUNTS OF THE TRUSTEE: The Trustee will keep all such records and accounts that may be necessary in the administration and conduct of this Trust. The Trustee's records and accounts will be open to inspection by the Employer, the Committee, and the Plan Administrator, at all reasonable times during normal business hours. Unless Participant directed investment is elected under the Adoption Agreement, all income, profits, recoveries, contributions, forfeitures, and any and all monies, securities, and properties of any kind at any time received or held by the Trustee will be held for investment purposes as a commingled Trust Fund. Separate accounts or records may be maintained for operational and accounting purposes, but no such account or record will be considered as segregating any funds or property from any other funds or property contained in the commingled fund, except as provided otherwise. After the close of each year of the Trust, or more frequently if requested by the Committee, the Trustee will render to the Employer and the Committee a statement of assets and liabilities of the Trust Fund for such year.

ADMINISTRATIVE POWERS OF THE TRUSTEE: Subject to the requirements imposed by law, the Trustee will have all powers necessary or advisable to carry out the provisions of this Plan and Trust and all inherent, implied, and statutory powers now or subsequently provided by law, including specifically the power to do any of the following:

To invest or reinvest any and all money or property of any description at any time held by the Trustee and constituting Plan assets without previous application to, or subsequent ratification of, any court, tribunal or commission, or any federal or state governmental agency. Such investment may be in real property and all interests in real property (including Qualifying Employer Real Property), in bonds, notes, debentures, mortgages, commercial paper, preferred stocks, common stocks, or other securities (including Qualifying Employer Securities, rights, obligations, or property, real or personal, including shares or certificates of participation issued by regulated investment companies or regulated investment trusts, shares or units of participation in qualified common trust funds, in qualified pooled funds, or in pooled investment funds of an insurance Company qualified to do business in the state, in life insurance, group or individual term insurance, annuity, or endowment contracts and in certificates of deposit or savings accounts in a bank or other savings institution supervised by the United States or a state, and if the Trustee is a bank or similar financial institution supervised by the United States or a state, in its own deposits, savings accounts, and certificates of deposit;

To cause any securities or other property to be registered and held in its name as Trustee, or in the name of one or more of its nominees, without disclosing the fiduciary capacity, or to keep the same in unregistered form payable to bearer;

To sell, grant options to sell, exchange, pledge, encumber, mortgage, deed in trust, or use any other form of hypothecation, or otherwise dispose of the whole or any part of the Trust Fund on such terms and for such property or cash, or part cash and credit, as it may deem best; to retain, hold, maintain, or continue any securities or investments that it may hold as part of the Trust Fund as long as it may deem advisable; and generally, in all respects, to do all things and exercise each and every right, power, and privilege in connection with and in relation to the Trust Fund as could be done, exercised, or executed by an individual holding and owning such property in absolute and unconditional ownership;

To abandon, compromise, contest, and arbitrate claims and demands; to institute, compromise, and defend actions at law (but without obligation to do so); in connection with such powers, to employ counsel as the Trustee deems advisable, with the consent of the Employer, and to exercise such powers all at the risk and expense of the Trust Fund;

At the direction of the Committee, to invest and reinvest all or any part of the Trust Fund, without distinction as to principal and income, in units of any common trust fund which has been qualified under Section 401(a) and is exempt under Section 501(a) of the Code and which is maintained by the Trustee, any agent for the Trustee, or any Investment Manager acting hereunder, as a medium for the collective investment of funds of pension, profit sharing or other employee benefit trusts of which it may from time to time be acting as Trustee, agent for the Trustee, or Investment Manager and to withdraw any part or all of the Trust Fund so transferred; in which event the provisions of such trust shall be deemed to be a part of this Agreement to the extent that they shall not be inconsistent with the provisions hereof.

To vote in person or by proxy any shares of stock or rights held in the Trust Fund; to participate in and to exchange securities or other property in reorganization, liquidation, or dissolution of any corporation, the securities of which are held in the Trust Fund;

To pay any amount due on any loan or advance made to the Trust Fund, to charge against and pay from the Trust Fund all taxes of any nature levied, assessed, or imposed upon the Trust Fund, and to pay all reasonable expenses and attorney fees necessarily incurred by the Trustee with respect to any of the foregoing matters; and

For investment purposes, the Trustee may commingle the assets of this Trust with those of any other trust established by the Employer and qualified under Code
Section 501(a), provided that adequate records segregating the assets of this Trust from those of another trust are maintained.

The Trustee may, in its own discretion, maintain in cash, without obligation to credit interest thereon, such part of the assets of the Trust Fund as it deems necessary or desirable to preserve the Plan's liquidity or to ensure the proper administration of the Trust Fund. Any such otherwise uninvested cash, pending the disposition or investment of such cash, may be invested temporarily in overnight or "sweep" accounts, or in government securities or other short-term money market instruments while so held.

PARTICIPANT DIRECTED INVESTMENT:

GENERAL RULES: If Participant directed investment is elected in the Adoption Agreement, each Participant may direct the Trustee's investment of the Participant's Account in investments or categories of investments permitted by law and in accordance with the rules and procedures for Participant investment direction established by the Committee and Trustee. Such rules may specify the percentage of a Participant's Account that may be invested as designated, any portion of a Participant's Account that will remain subject to investment direction by the Trustee, and whether a Participant may designate investment categories as provided in paragraph [c] below. The Trustee is under no duty to question any direction by a Participant or the Participant's duly authorized agent with respect to investments, or to make suggestions to the Participant or the Participant's duly authorized agent with respect to investments. If a Participant fails to direct the Trustee as to the investment of any portion of the Participant's Account, that portion of the Participant's Account will be invested at the Trustee's discretion until the Trustee receives effective investment directions. The right to direct investments under this Section will be the sole and exclusive investment power granted to Participants. The exercise of investment direction by a Participant will not cause the Participant to be a fiduciary solely by reason of such exercise, and neither the Trustee nor any other fiduciary of this Plan will be liable for any loss, or by reason of any breach, that results from exercise of investment direction by a Participant.

INVESTMENT CATEGORIES: The Trustee, with the consent of the Committee, may offer investment categories which may include fixed income obligations of a secure nature, such as savings accounts, certificates of deposit, and fixed income government and corporate obligations. The investment categories also may include common stock (including Qualifying Employer Securities), real property (including Qualifying Employer Real Property), notes, mortgages, commercial paper, preferred stocks, mutual funds, or other securities, rights, obligations, or property, real or personal, including shares or certificates of participation issued by regulated investment trusts and shares or units of participation in qualified common Trust Funds or pooled funds. Participant Accounts in investment categories offered by the Trustee may be commingled. Investment categories may not include collectibles within the meaning of Code Section 408(m).

INVESTMENT SPECIFICATIONS: If elected in the Adoption Agreement, each Participant may designate the investment of the Participant's Account, subject to rules established by the Trustee and each Participant's individual investment account will be separate from all others, i.e., no account will be commingled with other Participants' individual investment accounts unless otherwise directed by the Trustee.

LIQUIDATION AND REINVESTMENT: Pursuant to rules established by the Trustee, any designation of investment by a Participant on its effective date will cancel any prior designations of that Participant with respect to future contributions. Any Participant may instruct, on forms provided by the Trustee, that the Trustee, on the date designated on such form or as soon thereafter as practical, liquidate the Participant's interest in any category of investment and reinvest the proceeds of such liquidation in any other category designated by the Participant.

INVESTMENT RIGHT OF TRUSTEE: Notwithstanding any instruction from any Participant for investment of funds as provided in this Section, the Trustee will have the right to hold uninvested or invested in short-term fixed income investments any funds intended for investment or reinvestment as otherwise provided in this Section from time to time and for such time as the Trustee may determine to be advisable.

EXPENSES: Any expense incurred by the Trust will be charged directly against the value of the Account of the Participant on whose behalf such expense is incurred. The Trustee may allocate expenses to individual Accounts or commingled Accounts on a nondiscriminatory basis.

PARTICIPANT LOANS: If elected in the Adoption Agreement, a Participant loan will be treated as the directed investment of the Participant-borrower and will be allocated to the Account of such Participant-borrower.

APPLICABILITY OF ERISA SECTION 404(C): If the Employer desires that some or all Participant directed investment instruction transactions qualify for ERISA
Section 404(c) protection, then the Plan Administrator or Trustee shall adopt rules and procedures applicable to such transactions as are required to satisfy the provisions of ERISA Section 404(c) and the regulations thereunder. Such rules and procedures shall become a part of this Plan. In the event such rules and procedures do not address the matters described in Section 7.4[a] through [g] above, and provided that the provisions of Section 7.4[a] through [g] do not conflict with the requirements for transactions to qualify for ERISA Section 404(a) protection, the provisions of Section 7.4[a] through [g] will apply to all Participant directed investment transactions. Generally, the rules and procedures adopted under this Section 7.4[h] must provide a Participant or beneficiary the opportunity to exercise control over the assets in the Participant's Account and provide the opportunity to choose, from a broad range of investments, the manner in which all or some of the assets in the Account are invested. The rules and procedures also must provide a Participant or beneficiary the reasonable opportunity to give appropriate investment instructions to an identified Plan fiduciary who is obligated to comply with such instructions. The identified Plan fiduciary may designate an agent to receive and execute Participant or beneficiary investment directions. The Plan Administrator or Trustee also may adopt such reasonable rules or restrictions on the frequency with which the Participant or beneficiary may give investment instructions. Such rules or restrictions will be applied on a uniform and consist basis to all Participants and beneficiaries and in such a manner that complies with the requirements of ERISA Section 404(c). The fiduciary designated to implement the Participant's or beneficiary's instructions may decline to accept such instructions, as permitted under ERISA Section 404(c).

LOANS TO PARTICIPANTS:

GENERAL RULES. If authorized in the Adoption Agreement, upon receipt of a Participant's appropriate application, and provided such application satisfies non-discriminatory creditworthiness policies established by the Committee, the Committee shall direct the Trustee to make a loan to such Participant from the Participant's Account. Loans shall be made available to all Participants (and their beneficiaries) on a reasonably equivalent basis; provided, however, that loans will not be made available to Former Participants in any event.

         In no event will the total of any outstanding loan balances made to any Participant, including any interest accrued thereon, when aggregated with corresponding loan balances of the Participant under any other plans of the Employer or any Affiliate, exceed the lesser of [i] or [ii], below:

     45. $50,000, reduced by the excess (if any) of the highest outstanding balance of such loans during the one-year period ending on the day before the date any such loan is made over the outstanding balance of such loans on the date any such loan is made; or

     46. One-half of the value of the vested portion of the Participant's Accounts.

For purposes of this Section, the value of a Participant's Accounts shall be determined as of the date of the loan.

TERM OF LOAN. The term of any loan shall be determined by mutual agreement between the Committee and the Participant. Every Participant who is granted a loan shall receive a statement of the charges and interest rates involved in each loan transaction and an annual statement reflecting the current loan balance and all transactions with respect to that loan to date. Except for loans used to acquire any dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant, the term of any loan shall not exceed 5 years. The term of any outstanding loan may be renegotiated by agreement between the Participant and the Committee, provided that the final payment date of the balance of any such loan shall in no event be more than 5 years later than the date of the original loan. All loans shall be amortized in level payments made not less frequently than quarterly over the term of the loan.

SECURITY. Each loan made hereunder shall be evidenced by a note payable to the order of the Trustee and shall be secured by adequate collateral.
Notwithstanding the foregoing sentence, no more than one-half of the vested portion of the Participant's Accounts shall be used to secure any loan.

INTEREST. Each Participant loan shall be considered an investment of the Trust, and interest shall be charged thereon at a reasonable rate established by the Committee commensurate with the interest rates then being charged by persons in the business of lending money under similar circumstances. If the treatment of Participant loans as a Participant directed investment is elected in the Adoption Agreement, Participant loans under this Section will be considered the directed investment of the Participant requesting such loan and interest paid on such loan will be allocated to the Account of the Participant-borrower.

REPAYMENT TERMS. The terms and conditions of each loan shall be determined by mutual agreement between the Committee and the Participant. The Committee shall take all necessary actions to ensure that each loan is repaid on schedule by its maturity date, including, if the Committee deems it appropriate, requiring repayment of the loan by payroll deduction. In the event that the Committee requires loan repayment by way of payroll deduction, it must do so for all Participants who thereafter obtain loans from the Plan. Subject to the spousal consent provisions of paragraph [f] below, in the event a Participant terminates employment or in the event a Participant (or his Beneficiary or spouse) elects to receive a distribution from the Trust Fund at a time when there is an unpaid balance of a loan against such Participant's Account, the Trustee shall deduct the unpaid balance of the principal of such loan or any portion thereof, and any interest accrued to the date of such deduction, from any payment or distribution from the Trust Fund to which such Participant or his Beneficiary or spouse may be entitled. If the amount of such payment or distribution is not sufficient to repay the outstanding balance of such loan and any interest accrued thereon, the Participant (or his estate, if applicable) shall be liable for and continue to make payments on any balance still due from him or her.

SPOUSAL CONSENT. If a money purchase pension formula or a profit-sharing plan formula with a life annuity option is elected in the Adoption Agreement, and the Participant's vested Account is used as collateral for a loan, the Participant must obtain the consent of the Participant's spouse, if any, within the ninety day period before the time the Account balance is used as security for the loan. Such consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. A new consent is required if the Account balance is used for any increase in the amount of security.

RESTRICTIONS ON LOANS. Loans may not be made to Shareholder-Employees or to Owner-Employees. For purposes of this requirement, a Shareholder-Employee means an Employee or officer of an electing small business corporation (S Corporation) who owns (or is considered as owning within the meaning of Code Section 318(a)(1), on any day during the taxable year of such corporation, more than five percent of the outstanding stock of the corporation.

NONDISCRIMINATION. Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

ASSIGNMENT. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this Section.

DEFAULT. Failure to make a payment within 90 days of the date payment is due will constitute a default. In the case of profit sharing plans and money purchase pension plans, upon default and to the extent that in-service distributions are not otherwise prohibited by relevant law or by the terms of the Adoption Agreement, the Plan Administrator will deduct the total unpaid amount of the loan and any unpaid interest due on the loan from the Participant's Account. In the case of plans subject to Code Section 401(k), no foreclosure on the loan and the Participant's Account will occur until the Account is distributable under Code Section 401(k)(2)(B). A Participant will not be granted additional loans while any outstanding loan is in delinquent status.

PROCEDURE. The Committee will establish nondiscriminatory policies and procedures to administer Participant loans.

INVESTMENT OF FORMER PARTICIPANTS' ACCOUNTS. If a Former Participant (or, where applicable, the Participant's Beneficiary or personal representative) elects to delay receiving distribution of such Former Participant's Account in accordance with Section 9.2 hereof, then effective on the April 1st coinciding with or next following the date immediate distribution of such Former Participant's Account otherwise would occur, and if the Employer has elected in the Adoption Agreement that Participants be able to direct investment of their Accounts, the Committee, in its discretion, may direct the Trustee to liquidate to cash such Former Participant's Accounts, and invest and reinvest such liquidated amounts solely and exclusively in the general Trust Fund, until such amounts and any related earnings are distributed completely.

VALUATION OF PARTICIPANT ACCOUNTS.

COMMINGLED ACCOUNTS. The valuation date of the Trust Fund will be the date or dates elected in the Adoption Agreement, which valuation dates shall be at least annually. As of each valuation date, the Plan Administrator will determine the value of the assets at their then current fair market value, subtract all liabilities and the cash value of any life insurance contracts purchased on behalf of Participants, if any, and add the value of contributions by the Employer and all Participants for the period. Earnings, losses, and changes in fair market value will be allocated to Participant Accounts in the ratio that the adjusted total dollar value of each Account bears to the aggregate adjusted dollar value of all Accounts as of the last previous valuation date. The value of any Account that becomes distributable will be the value of the Account as of the valuation date immediately preceding the distribution. The dollar value of each Account will be adjusted by taking into account any withdrawals by or distributions to the Participant, any premiums paid on individual insurance contracts during the period since the last valuation date, and the cash value of any insurance contracts. The Plan Administrator will be under no obligation to compute the value of any Participant's Accounts more often than as of each valuation date. If contributions made to the Plan prior to a valuation date are segregated from other Trust assets, each Participant will be credited with the Participant's proportional share of any earnings on such segregated contributions in the ratio that such segregated contributions made on the Participant's behalf bears to the total segregated contributions on behalf of all Participants.

PARTICIPANT DIRECTED ACCOUNTS. If Participant investment direction is elected in the Adoption Agreement and if the Participant directs the investment of the Participant's Account in investment categories provided by the Trustee, net earnings, losses, and changes in the fair market value of each separate investment category established in the Trust Fund will be computed and allocated on a category by category basis to the Participants in the ratio that the total dollar value of the interest (whether or not vested) of each Participant in each investment category, including the portions resulting from Employer contributions and any Participant contributions, bears to the aggregate dollar value of all such Participants in each investment category as of the last previous valuation date. If Participant investment direction is elected in the Adoption Agreement and if the Participant directs the investment of the Participant's Account in investments chosen and specified by the Participant and such investments are not commingled with any other Participant's Accounts, the value of the Participant's Account will be the aggregate fair market value of each such specific investment on the date such determination is made. If any portion of a Participant's Account has been distributed during the Plan Year, such amount will be excluded from the Participant's total Account balance for purposes of this paragraph.

ADVICE OF COUNSEL.

           The Trustee may consult with legal counsel, who may be counsel for the Employer or Trustee's own counsel, with respect to the meaning or construction of the Plan and Trust or Trustee's obligation or duties. The Trustee will be protected from any responsibility with respect to any action taken or omitted by it in good faith pursuant to the advice of counsel, to the extent permitted by law.


APPOINTMENT, RESIGNATION, REMOVAL, AND SUBSTITUTION OF TRUSTEE.
           The Employer will appoint a Trustee or Trustees, each of which will hold office until resignation or removal by the Employer. The Trustee may resign at any time upon 30 days' written notice to the Employer. The Trustee may be removed at any time by the Employer upon 30 days' written notice to the Trustee with or without cause. Upon resignation or removal of the Trustee, the Employer will appoint a successor Trustee appointed under this Plan. The resigning or removed Trustee will deliver to its successor Trustee all property of the Trust Fund, less a reasonable amount necessary to provide for its compensation, expenses, and any taxes or advances chargeable or payable out of the Trust Fund. If the Trustee is an individual, death will be treated as a resignation, effective immediately. If any corporate Trustee at any time is merged, or consolidated with, or sells or transfers substantially all of its assets and business to another corporation, whether state or federal, or is reorganized or reincorporated in any manner, then the resulting or acquiring corporation will be substituted for the corporate Trustee without the execution of any instrument and without any action on the part of the Employer, any Participant or Beneficiary, or any other person having or claiming to have an interest in the Trust Fund or under the Plan.

INVESTMENT MANAGER.

         The Trustee may appoint an investment manager to assume powers or responsibilities for the investment and management of assets of the Plan. The investment manager will assume full liability for all duties and powers assigned to him or her and will be subject to the fiduciary standards and responsibilities imposed by law. The Trustee will not be liable for acts or omissions of the investment manager nor will the Trustee be under an obligation to manage any assets of the Plan that are subject to the management of an investment manager. Nothing in this paragraph will relieve any Trustee of any liability under the Plan for any act or omission of the Trustee. The investment manager will be a fiduciary (other than the Trustee(s) or named fiduciary):

who has the power to manage, acquire, or dispose of any assets of a Plan;

who is

     47. registered as an investment adviser under the Investment Advisers Act of 1940;

     48. a bank, as defined in that Act; or

     49. an insurance company qualified to perform services described in [a] under the laws of more than one state; and


who has acknowledged in writing that he or she is a fiduciary with respect to the Plan.

GENERAL PROVISIONS REGARDING BENEFITS

RETIREMENT. Subject to Section 9.2 (regarding consent to distributions), each Participant who separates from service for any reason (other than death) on or after his Normal Retirement Date will receive, as soon as administratively practicable after such separation from service, the vested portion of the Participant's Account, adjusted for any redistribution gains or losses required to be credited or charged in accordance with Article 7. Each Participant may elect to receive distribution of such Participant's Account in accordance with the provisions of Article 9 of the Plan. A Participant who continues to be employed after his Normal Retirement Date shall retain all rights and privileges to participate in the Plan until his actual separation from service. If an early retirement provision with both an age and a service requirement is elected in the Adoption Agreement, and if a Participant separates from service prior to satisfying the age requirement for early retirement, but has satisfied the service requirement, such Participant will be entitled to elect an early retirement benefit upon satisfaction of such age requirement, subject to any applicable spousal consent requirements under Section 9.3.

DEATH. If a Participant dies before receiving his entire Account, the Participant's Beneficiary shall be entitled to receive the undistributed portion of the Participant's Account. If a Beneficiary who becomes entitled to receive a Participant's Account dies prior to the complete distribution of that benefit, the undistributed portion of that benefit will be distributed to a living secondary Beneficiary, if the deceased Participant has designated one, or, in the absence of same, to the personal representative of the deceased Beneficiary pursuant to the provisions of Section 8.8[c]. For purposes of this Section, the Participant's Account distributable under this Section shall be determined as of the date of the Participant's death (or, in the case of a distribution following the death of a Beneficiary, the deceased Participant's Account, determined as of the date of such Beneficiary's death), adjusted (where necessary) for any gains or losses required to be credited or debited. The Committee will determine how to distribute the death benefit, subject only to the provisions of Sections 9.1 and 9.3 of the Plan. Until the Committee is notified or learns of the death of a Participant, his Beneficiary will not be entitled to receive a benefit under this Section. Similarly, until the Committee is notified or otherwise learns of the death of a Beneficiary, a secondary Beneficiary will not be entitled to receive any residual portion of such benefit. In any event, no Beneficiary will be entitled to receive a benefit in excess of the deceased Participant's Account, determined as of the date the Committee is first notified or learns of the death of such Participant (or, in the case of a distribution following the death of a Beneficiary, the deceased Participant's Account, determined as of the date the Committee is first notified or learns of the death of such Beneficiary), adjusted (where necessary) for any gains or losses required to be credited or debited.

SEPARATION BEFORE NORMAL RETIREMENT DATE. Each Participant who separates from service prior to such Participant's Normal Retirement Date (including separations due to disability or to early retirement if early retirement is permitted under the Adoption Agreement, but not separations due to the Participant's death) will receive the vested portion of his Account, in accordance with the provisions of Sections 9.1 and 9.3 of the Plan as modified or supplemented by the distribution elections in the Adoption Agreement, provided he applies in writing to the Committee. However, subject to the consent provisions of Section
9.2 hereof, such Participant will be entitled at the Participant's election to postpone receipt of such Participant's vested Account until the first day of the Plan Year next following the Participant's Normal Retirement Date. The vested portion of a Former Participant's Account will be determined as of the date of termination of employment or, if the elapsed time method of crediting service for vesting purposes is elected in the Adoption Agreement, as of his Severance From Service Date, and shall be adjusted for any gains or losses required to be debited or credited in accordance with Article 7 prior to the complete distribution of such amounts.

SUSPENSION OF PARTICIPATION OR TRANSFERS. If any Participant ceases to be an Employee who is eligible to participate in the Plan because such individual is transferred to an Affiliate or to an employment status within the Employer which prevents such individual from receiving further allocations under the Plan, such Participant shall not be considered to have separated from service. Rather, the Participant's Plan participation will be suspended until such individual either returns to an Employee status that enables such individual to participate in the Plan, or separates from the service of the Employer (and all Affiliates). While so suspended, a Participant will continue to accrue service for vesting purposes, and his Account will continue to be credited (and debited) with earnings, losses, appreciation and depreciation, based upon the investment of the funds credited to such Participant's Account. However, such Participant will cease to be eligible for future allocations of contributions and forfeitures under Article 5 hereof, except to the extent expressly provided in such Article.

OTHER GENERAL PROVISIONS.

RIGHT TO DISTRIBUTION: A Participant will retain the right to receive distribution of the value of such Participant's vested Account balance as determined under Article 6.

RIGHT TO ALLOCATION: To the extent provided under Article 5 and the Adoption Agreement, a Participant will retain the right to receive allocations to the Participant's Account. If distribution of a Participant's Account balance under this Article is to be made after the end of the Plan Year in which a Participant terminates employment, such distribution will include the full amount of the Participant's share in the allocations for such year as provided under Article 5 and the provisions elected in the Adoption Agreement. If distribution of a Participant's entire vested Account balance under this Article is made prior to the allocation of a Participant's share under Article 5 for the Plan Year in which the Participant terminates employment, and if the Participant otherwise is eligible for such allocation under the terms of Article 5 and the provisions elected in the Adoption Agreement, then the full amount of the Participant's share in the allocations for such year, if any, will be distributed to the Participant if living or, if not, to the Participant's Beneficiary, in a lump sum within an administratively reasonable period of time after the date on which such amount is allocated, subject to the joint and survivor annuity and preretirement survivor annuity provisions of Article 9, if they apply.

NOTIFICATION OF TRUSTEE: Within a reasonable period of time after being notified by the Employer that a Participant's vested Account is distributable, the Committee will notify the Trustee of the Participant's name and address, the amount of the vested Account that is distributable under Article 9, the reason for its being distributable, and the manner of distribution.

SEGREGATED ACCOUNT: Upon a Participant's Account becoming distributable, the Trustee may convert the Participant's vested Account into cash and transfer the same from the Trust Fund into a segregated account to the credit of such Participant. "Segregated account" means United States Treasury bills or any fixed income account chosen by the Trustee, including but not limited to a savings, deposit, or money market account that bears a reasonable rate of interest at any bank or financial institution (including the Trustee, if the Trustee is a bank or financial institution). The Participant's Account will be credited with earnings and interest on such deposit or security.

ASSIGNMENT OF BENEFITS.

GENERAL RULES: Except as provided below, all amounts payable by the Trustee will be paid only to the person entitled to them, and all such payments will be paid directly to such person and not to any other person or entity. Such payments will not be subject to the claim of any creditor of a Participant, except to the extent that such payments have been used by such Participant to secure a loan from the Plan, if applicable, nor will such payments be taken in execution by attachment or garnishment or by any other legal or equitable proceedings. No person will have any right to alienate, anticipate, commute, pledge, encumber, or assign any payments or benefits that he or she may expect to receive, contingently or otherwise, under this Plan, except the right to designate a Beneficiary or beneficiaries; provided that this Section will not affect, restrict, or abridge any right of setoff or lien that the Trust may have by law.

QUALIFIED DOMESTIC RELATIONS ORDERS: Paragraph [a] above will not apply with respect to payments in accordance with the requirements of a qualified domestic relations order. A qualified domestic relations order creates, or recognizes the existence of, an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits otherwise payable to a Participant under the Plan. A domestic relations order means any judgment, decree, or order (including approval of a property settlement agreement) that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and is made pursuant to a state domestic relations law (including a community property law). To qualify, the domestic relations order must:

     50. State clearly the name and last known mailing address of the Participant and the name and mailing address of each alternate payee covered by the order;

     51. State clearly the amount or percentage of the Participant's benefits to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage is to be determined;

     52. State clearly the number of payments or period to which the order applies;

     53. Identify each Plan to which the order applies;

     54. Not require the Plan to provide any type of benefit, form of benefits, or any option not otherwise provided under the Plan;

     55. Not require the Plan to provide increased benefits (determined on the basis of actuarial value); and

     56. Not require the payment of benefits to an alternate payee that are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order. In the case of any distribution before a Participant has separated from service, a qualified domestic relations order will not fail to meet the requirements of subparagraph [b][5] of this Section solely because such order requires that payment of benefits be made to an alternate payee [A] on or after the date the Participant attains the earliest retirement age, [B] as if the Participant had retired on the date on which such payment is to begin under such order, and [C] in any form in which benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the alternate payee and the Participant's subsequent spouse). If elected in the Adoption Agreement, payments to an alternate payee pursuant to a qualified domestic relations order will be made at the time prescribed by such order without violating the terms of this Plan or the Code.


DEFINITIONS:

     57. "ALTERNATE PAYEE" means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all, or a portion of, the benefits payable under a Plan with respect to such Participant.

     58. "EARLIEST RETIREMENT AGE," for purposes of this Section only, means the earlier of [A] the date the Participant is entitled to a distribution under the Plan, or [B] the later of the date the Participant attains age 50 or the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service.

ORDERS OR DECREES TO OFFSET BENEFITS UNDER CODE SECTION 401(A)(13)(C) OR (D): subsection [a] above will not apply with respect to an offset to a Participant's interest under the Plan against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order or decree issued, or a judgment entered into, on or after August 5, 1997, if such judgment, order or decree satisfies Code Section 401(a)(13)(C) and, if applicable, (D).

COMMENCEMENT OF BENEFITS: Unless elected otherwise by the Participant, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

     59. the Participant attains the earlier of age 65 or Normal Retirement Age under the Plan;

     60. occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

     61. the Participant terminates employment with the Employer.

         The failure of a Participant to consent to a distribution while a benefit is immediately distributable will be deemed to be an election to defer commencement of payment until the later of Normal Retirement Age or age 62. An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant before the Participant attains the later of Normal Retirement Age or age 62.

DESIGNATION OF BENEFICIARY:

GENERAL RULES: The designated Beneficiary will be the Participant's spouse, unless the Participant has designated a Beneficiary other than the Participant's spouse and the spouse has consented to such designated Beneficiary. Such designation will not be effective unless the spouse of the Participant, if any, consents in writing to such designation. Such spousal consent must be witnessed by a Plan representative or notary public. Any spousal consent obtained under this paragraph will be effective only with respect to such spouse and such consent will be irrevocable with respect to such spouse. A consent that permits subsequent designations by the Participant without the need for further spousal consent must acknowledge that the spouse has the right to limit consent to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right. A Participant may revoke a prior Beneficiary designation without spousal consent at any time and any number of times prior to the commencement of benefits. The Participant may change or revoke a designation at any time by filing a new designation or notice of revocation with the Plan Administrator. Under money purchase pension plans, subject to the spousal consent requirements of Section 9.4, each Participant may designate a Beneficiary to receive the Participant's Account that otherwise would have been used to provide a preretirement survivor annuity upon the Participant's death. Notwithstanding the spousal consent requirements of Section 9.4, each Participant may designate a Beneficiary to receive the portion of the Participant's Account that is not and never was subject to the preretirement survivor annuity provisions of Section 9.4.

DISPOSITION OF ACCOUNT IF NO BENEFICIARY DESIGNATION: If a Participant fails to designate a Beneficiary before the Participant's death or if no designated Beneficiary survives the Participant, the Plan Administrator will direct the Trustee to pay the Participant's benefit first to the Participant's surviving spouse, if any, or if none, to the Participant's descendants by right to representation, if any, or if none, then to the Participant's personal representative. If no personal representative has been appointed, and if the benefit payable does not exceed the minimum amount for which an estate or inheritance tax release is required under applicable state law, or for which a personal representative must be appointed under applicable state law, the Plan Administrator may direct the Trustee to pay the benefit to the person or persons entitled to it under the laws of the state where the Participant was domiciled at the date of the Participant's death. The Plan Administrator may require proof of right or identity. If the benefit exceeds the minimum amount for which an estate or inheritance tax release or the appointment of a personal representative is required under applicable state law, the Plan Administrator may direct the Trustee to hold the benefit in a segregated suspense account until a personal representative has been appointed.

DISPOSITION OF ACCOUNT IF BENEFICIARY DIES: If a Participant's benefit becomes payable to the Participant's designated Beneficiary or designated Beneficiaries upon the Participant's death, and any such designated Beneficiary dies before receiving the entire benefit to which such Beneficiary is entitled, any remaining benefit to which such deceased designated Beneficiary is entitled will be paid to a living secondary Beneficiary if the Participant has designated one. In the absence of such a designation, the benefit will be paid to such Beneficiary's personal representative. If no personal representative has been appointed, and if the benefit payable does not exceed the minimum amount for which an estate or inheritance tax release is required under applicable state law, or for which a personal representative must be appointed under applicable state law, the Plan Administrator may direct the Trustee to pay the benefit to the person or persons entitled to it under the laws of the state where the Beneficiary was domiciled at the date of the Participant's death. The Plan Administrator may require proof of right or identity. If the benefit exceeds the minimum amount for which an estate or inheritance tax release or the appointment of a personal representative is required under applicable state law, the Plan Administrator may direct the Trustee to hold the benefit in a segregated suspense account until a personal representative has been appointed.

     62. BENEFICIARY'S RIGHTS ARE DERIVATIVE. Any restrictions or limitations that are placed upon the rights or interests of a Participant under the Plan similarly will restrict and limit the rights and interests of the Participant's Beneficiary.

COMMITTEE DETERMINES RIGHTS WHEN EMPLOYMENT ENDS. At the time a Participant ceases to be employed by the Employer, or as soon as administratively practicable thereafter, the Committee will determine whether such individual is entitled to receive benefits under the Plan and the amount of such benefits. At the time the Committee first is advised or otherwise learns of the death of a Participant, it similarly will determine whether a death benefit is payable on behalf of the Participant, the amount of such benefit, (and in the case of death benefits, the manner in which such benefit is to be distributed and the Beneficiary of such Benefit). The Committee will instruct the Trustee regarding any and all actions required by the latter with respect to the implementation of the Committee's determinations made pursuant to this Section.

SPECIAL RULES RELATING TO VETERANS REEMPLOYMENT RIGHTS UNDER THE UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT.

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code effective December 12, 1994. "Qualified Military Service" means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

Participant loan repayments will be suspended under the Plan as permitted under
Section 414(u)(4) of the Code.

DISTRIBUTION OF BENEFITS

CASHOUTS, FORFEITURES, AND REINSTATEMENTS:

GENERAL RULE: If a Participant separates from service (i.e., quits, becomes totally disabled, dies, or is discharged, other than through a corporate reorganization under which he is immediately reemployed by a successor-in-interest) before he has a 100% vested and nonforfeitable right to his Account, he either will:

     63. Elect (or be required) to receive distribution of the vested portion of his Account, in which case he will forfeit the nonvested portion of his Account (the Participant's "forfeitable Amount"), subject to the repayment rights described in subsection [c] hereof; or

     64. Elect to postpone the receipt of the vested portion of his Account, in which case both the vested and nonvested portions of his Account will be preserved, subject to a later determination of his vested Plan interest, as described in subsection [c] hereof.


CASH-OUTS: This subsection will be applicable if elected in Adoption Agreement #001 or #002. Notwithstanding any other provision of this Plan, if a Participant terminates employment with the Employer and the value of the Participant's vested Account balance does not exceed the amount elected in the Adoption Agreement (not to exceed $3,500 or, for Plan Years beginning after August 5, 1997, as of the effective date elected in the Adoption Agreement, an amount not to exceed $5,000), the Participant will receive a distribution of the value of the entire vested portion of such Account balance in a single lump sum within the period prescribed in the Adoption Agreement and the nonvested portion of the Participant's Account will be forfeited immediately upon such distribution. If a Participant would have received a distribution under the preceding sentence but for the fact that the Participant's vested portion of such Account balance exceeded $5,000 when the Participant terminated service, and if at a later time such Account balance is reduced such that it is not greater than $5,000, the Participant will receive a distribution of such Account balance and the nonvested portion of the Account balance will be treated as a forfeiture immediately upon such distribution.

         In any event, for purposes of this subsection, if the value of a Participant's vested Account balance is zero, the Participant will be deemed to have received a distribution of such vested Account balance immediately upon termination of employment. A Participant's vested Account balance will not include accumulated deductible employee contributions within the meaning of Code
Section 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989.

FORFEITURES AND REINSTATEMENT: The terms under which the nonvested portion of a Participant's Account either is forfeited, subsequently preserved and vested, or is preserved but subsequently forfeited, and the terms under which any forfeited Account is reinstated upon a subsequent reemployment and repayment, will be governed by the following rules:

     65. If a Participant who incurs at least a one-year Break in Service, receives a distribution of the vested portion of his Account, but has a Reemployment Commencement Date before incurring five consecutive one-year Breaks in Service, then if (but only if) he repays the distributed amount to the Trust Fund before the earlier of (i) the date he is charged subsequently with five consecutive one-year Breaks in Service, or (ii) the date that is five years from the date of his Reemployment Commencement Date, his Forfeitable Amount (unadjusted by gains or losses) will be restored;

     66. If a Participant incurs a one-year Break in Service while not yet 100% vested, but does not receive a distribution of the vested portion of his Account, then if (but only if) he returns to covered employment before he incurs five consecutive one-year Breaks in Service, his Forfeitable Amount will not be distributed; rather, his Account will be unaffected and will continue to vest as otherwise provided herein;

     67. If a Participant incurs a one-year Break in Service but does not receive a distribution of his Account, yet subsequently incurs five consecutive one-year Breaks in Service, he will forfeit absolutely, as of the first day following such five consecutive one-year Breaks in Service, the nonvested portion of his Account, in proportion to his vested percentage (determined at the time of his termination of employment).

REALLOCATION OF FORFEITURES: Any forfeitures that arise in a given plan Year as the result of the operation of this Section 9.1 will be reallocated, as of the Plan Year in which they arise, to the Accounts of those Participants entitled to allocations for such Plan Year, as further provided in Article 5 hereof.

Forfeiture Adjustment Upon An In-Service Distribution: If a Participant receives a distribution or takes a withdrawal of any portion of the Participant's vested Account while any portion of the Account is forfeitable and the vested portion of such Participant's Account may increase, a separate Account will be established for the Participant's interest in the Plan as of such distribution or withdrawal. In such event, the vested portion of such separate Account will be an amount ("X") determined at any time in accordance with the following formula:

                          X = P(AB + (R x D)) - (R x D)
For purposes of the above formula, P equals the vested percentage at the relevant time, AB equals the Account balance at the relevant time, D equals the amount of the distribution, and R equals the ratio of the Account balance at the relevant time to the Account balance after the distribution.

CONSENT TO DISTRIBUTION: If the value of a Participant's vested Account balance (derived from both Employer and Participant contributions) exceeds the amount elected in Adoption Agreement #001 or #002 (such amount not to exceed $3,500 or, for Plan Years beginning after August 5, 1997, as of the effective date elected in the Adoption Agreement, an amount not to exceed $5,000), and the Account balance is immediately distributable, the Participant and the Participant's spouse must consent to any distribution of the Account balance. The consent of the Participant and the Participant's spouse must be obtained in writing within the ninety-day period ending on the annuity starting date unless waived as described below. The Committee will notify the Participant and the Participant's spouse of the right to defer any distribution until the Normal Retirement Age. Such notification must include a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3) and must be provided no fewer than thirty days (unless the 30-day period is waived as described below) and not more than ninety days prior to the annuity starting date.

Notwithstanding the foregoing, the following transitional rules shall apply if the effective date elected in the Adoption Agreement with respect to the increase in the threshold amount to $5,000 occurs prior to October 17, 2000:

     68. The following subsections [2] and [3] provide transitional rules with regard to the cash-out limits for distributions made prior to October 17, 2000.

     69. Distributions Subject to Code Section 417: If payment in the form of a Qualified Joint and Survivor Annuity is required with regard to a Participant, the rule in this subsection [2] is substituted for the rule in [a], above. If the value of a Participant' s vested Account balance derived from Employer and Participant after-tax Contributions exceeds (or at the time of any prior distribution [A] in Plan Years beginning before August 6, 1997, exceeded $3,500 or [B] in Plan Years beginning after August 5, 1997 (or, if later, the appropriate effective date elected in the Adoption Agreement) exceeded) $5,000, and the Account balance is immediately distributable, the Participant and the Participant's spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution of such Account balance.

     70. Distributions Not Subject to Code Section 417: If payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to a Participant, the rule in this subsection [3] is substituted for the rule in the [a], above. If the value of a Participant's vested Account balance derived from Employer and Participant contributions:

     71. for Plan Years beginning before August 6, 1997, exceeds $3,500 (or exceeded $3,500 at the time of any prior distribution),

     72. for Plan Years beginning after August 5, 1997, and for a distribution made prior to March 22, 1999, exceeds $5,000 (or exceeded $5,000 at the time of any prior distribution),

     73. and for Plan Years beginning after August 5, 1997 and for a distribution made after March 21, 1999, that either exceeds $5,000 or is a remaining payment under a selected optional form of payment that exceeded $5,000 at the time the selected payment began, and the account balance is immediately distributable, the Participant and the Participant's spouse (or where either the participant or the spouse has died, the survivor) must consent to any distribution of such account balance.

         Notwithstanding the foregoing paragraph, only the Participant is required to consent to the commencement of a distribution in the form of a joint and survivor annuity. In addition, if payment in the form of a joint and survivor annuity is not required with respect to the Participant because a waiver election is made under Section 9.3, then only the Participant is required to consent to the distribution. Neither the consent of the Participant nor the Participant's spouse is required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or 415.

An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant or the surviving spouse before the Participant attains (or would have attained, if the Participant had not died) Normal Retirement Age.

For purposes of determining the applicability of the consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested Account balance will not include amounts attributable to accumulated deductible employee contributions within the meaning of Code Section 72(o)(5)(B).

Notwithstanding the foregoing provisions of this Section 9.2, and effective for distributions occurring after December 31, 1996, the Participant may elect (with the consent of the Spouse, as appropriate) to have the distribution of benefits to commence fewer than 30 days after the notice described in this Section 9.2 is given, provided [a] the Participant has been provided with information that clearly indicates that the Participant and the Participant's spouse (as appropriate) have at least 30 days to consider whether to waive the qualified joint and survivor annuity; [b] the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the seven-day period that begins the date after the explanation of the qualified joint and survivor annuity is provided to the Participant; and [c] the Annuity Starting Date is a date after the date that the appropriate explanation was provided to the Participant. Notwithstanding the foregoing, effective for distributions occurring after December 31, 1996, the Annuity Starting Date may be a date prior to the date on which the appropriate explanation was provided to the Participant if the distribution does not commence until at least 30 days after such appropriate explanation is provided, subject to the waiver of the 30-day period described above.

FORM OF DISTRIBUTION:

MONEY PURCHASE PENSION PLANS AND CERTAIN PROFIT SHARING PLANS: In the case of money purchase pension plans and profit sharing plans that are subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417 (and with respect to amounts transferred to money purchase pension plans or profit sharing plans from a defined benefit plan, money purchase pension plan, target benefit plan, or profit sharing plan subject to the foregoing survivor annuity requirements), a Participant's Account shall be distributable as follows:

     74. DISTRIBUTIONS COMMENCING PRIOR TO THE PARTICIPANT'S DEATH: Unless the Participant makes a waiver election and the Participant's spouse, if applicable, consents to the Participant's waiver election pursuant to
         Section 9.4 below,
         distribution of a Participant's vested Account will be made in the form of an immediate joint and survivor annuity if the Participant is married on the annuity starting date or an immediate single life annuity if the Participant is not married on the annuity starting date. If elected in the Adoption Agreement, for this purpose, a Participant will not be treated as being married unless the Participant and the Participant's spouse have been married throughout the one-year period ending on the Participant's annuity starting date. The Participant may receive the Participant's distribution in the form of an immediate joint and survivor annuity when the Participant attains the earliest retirement age under the Plan. An annuity contract may be purchased by the Plan and distributed to a Participant, or to a Participant's spouse if the Participant has died, and such contract will provide all of the benefits and elections that are available under this Plan. Any such annuity contract must be nontransferable. If the Participant makes a waiver election and the Participant's spouse, if applicable, consents to the Participant's waiver election pursuant to Section 9.4 below, distribution of a Participant's vested Account will be made in the manner prescribed in the Adoption Agreement. Subject to the spousal consent requirements provided in Section 9.4 below, if more than one distribution option is elected in the Adoption Agreement, the Participant will be provided with the election to choose the distribution form in which the Participant will receive the such Participant's Plan benefits unless objective conditions are provided in the Adoption Agreement that must be met in order to receive distribution in a particular form of benefit.

     75. DISTRIBUTIONS COMMENCING AFTER THE PARTICIPANT'S DEATH: In the case of a Participant who dies before the annuity starting date and who was married on the date of the Participant's death, a preretirement survivor annuity will be payable to the surviving spouse of such Participant. If elected in the Adoption Agreement, for this purpose, a Participant will not be treated as being married on the date of death unless the Participant and the Participant's spouse have been married throughout the one year period ending on the date of the Participant's death. The surviving spouse may elect to have the preretirement survivor annuity distributed within a reasonable time after the Participant's death and may elect to receive the value of the Participant's account attributable to the preretirement survivor annuity in any other form of benefit elected in the Adoption Agreement.


PROFIT SHARING PLANS:

     76. DISTRIBUTIONS COMMENCING PRIOR TO THE PARTICIPANT'S DEATH: The distribution of a Participant's vested Account will be made in the manner prescribed in the Adoption Agreement. If more than one distribution option is elected in the Adoption Agreement, the Participant will be provided with the election to choose the distribution form in which the Participant will receive such Participant's Plan benefits unless objective conditions are provided in the Adoption Agreement that must be met in order to receive distribution in a particular form of benefit Unless elected in the Adoption Agreement, distribution may not be made in any form of life annuity. If distribution in the form of a life annuity is elected in the Adoption Agreement, this subparagraph [b][1] will not be operative and instead subparagraph [a][1], herein, will apply.

     77. DISTRIBUTIONS COMMENCING AFTER THE PARTICIPANT'S DEATH: Upon the death of the Participant, the Participant's vested Account balance, including any proceeds of any insurance policy or policies held on the Participant's life, will be paid to the Participant's surviving spouse, unless the Participant has designated a Beneficiary other than the Participant's spouse pursuant to Section 8.8. If distribution in the form of a life annuity is elected in the Adoption Agreement, this subparagraph [b][2] will not be operative and instead subparagraph [a][1], herein, will apply.


JOINT AND SURVIVOR ANNUITY RULES:

WAIVER ELECTIONS: The Participant may elect at any time and any number of times during the applicable election period to waive the joint and survivor annuity form of benefit, the single life annuity form of benefit or the preretirement survivor annuity form of benefit (or both), and may revoke any such elections at any time during the applicable election period. The applicable election period is the 90-day period ending on the annuity starting date. A surviving spouse also may elect at any time after the Participant's death and prior to commencement of distribution to waive the joint and survivor annuity or the preretirement survivor annuity. Any election shall be made on the form provided by and in accordance with procedures established by the Committee. Such election shall designate a specific Beneficiary and an alternate form of benefit. A Participant election under this Section shall not take effect unless the spouse of the Participant consents in writing to such election. Such spousal consent shall acknowledge the effect of such election and shall be witnessed by a Committee member or a notary public. Once spousal consent has been given, it cannot be revoked unless the Participant consents in writing to the revocation. An election to waive the joint and survivor annuity or the qualified preretirement survivor annuity also shall not take effect unless it is established to the satisfaction of the Committee that the consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. Any spousal consent obtained under this paragraph (or any establishment that spousal consent cannot be obtained, as provided above) will be effective only with respect to such spouse and such consent will be irrevocable with respect to such spouse. A consent that permits subsequent designations by the Participant without the need for further spousal consent must acknowledge that the spouse has the right to limit consent to a specific Beneficiary and a specific form of benefit, if applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A Participant may revoke a prior waiver election without spousal consent at any time and any number of times prior to the commencement of benefits. No consent obtained under this Section will be effective unless the Participant has received the notice required in paragraph [b] below.

NOTICE REQUIREMENTS:

     78. In the case of a joint and survivor annuity, the Committee shall provide to each Participant, no fewer than thirty days (or seven days, if the 30-day period is waived by the Participant and the Participant's spouse, if applicable according to Section 9.2 herein), nor more than ninety days prior to the Participant's Annuity Starting Date, an appropriate explanation of [i] the terms and conditions of the joint and survivor annuity, [ii] the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity form of benefit, [iii] the rights of the Participant's spouse under this subparagraph, and [iv] the right to make, and the effects of, a revocation of an election under this paragraph.

     79. In the case of a preretirement survivor annuity, the Committee shall provide to each Participant an appropriate explanation of the preretirement survivor annuity comparable to the explanation of the joint and survivor annuity as specified in the preceding subparagraph. The explanation of the preretirement survivor annuity shall be provided within the period ending the later of: [i] the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35; [ii] a reasonable period of time after the individual becomes a Participant; [iii] a reasonable period of time after the preretirement survivor annuity ceases to be a fully subsidized benefit, or [iv] a reasonable period of time after the joint and survivor rules become effective as to the Participant. Notwithstanding the foregoing provisions, such notice must be provided within a reasonable period of time after the Participant separates from service in the case of a Participant who separates from service before attaining age 35. For purposes of applying this subparagraph [b][2] above, a reasonable period ending after the events described in [ii] through [iv] above is the end of the two-year period beginning one year prior to the date the applicable event occurs and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which the Participant attains age 35, notice will be provided within the two-year period beginning one year prior to separation from service and ending one year after separation from service. If such a Participant subsequently returns to employment with the Employer, the applicable notice period for the Participant will be redetermined. For purposes of this Section, a Plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the participant may result in from the Participant's failure to elect another benefit.


DEFINITIONS:

     80. "ANNUITY STARTING DATE" means the first day of the first period for which an amount is received as an annuity (whether by reason of normal retirement age or total disability), or in the case of a benefit not payable in the form of an annuity, the first day in which all events have occurred which entitle the Participant to such benefits, subject to the special rules of Section 9.2.

     81. "ELECTION PERIOD" means the period that begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which the Participant attains age 35, the Election Period with respect to the Account balance as of the date of separation will begin on the date of separation.

     82. "EARLIEST RETIREMENT AGE" means the earliest date on which, under the Plan or under Section 1.401(a)-20 Q. & A. 17 of the Income Tax Regulations, the Participant could elect to receive retirement benefits.

     83. "JOINT AND SURVIVOR ANNUITY" means an immediate annuity for the life of the Participant or, in the case of a married participant, an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse that is not less than 50% nor more than 100% of the amount of the annuity payable during the joint lives of the Participant and the spouse, and that is the amount of benefit that can be purchased with the Participant's vested Account balance. The percentage of the survivor annuity under the Plan will be 50% unless a different percentage is elected in the Adoption Agreement.

     84. "PRERETIREMENT SURVIVOR ANNUITY" means an annuity for the life of the surviving spouse of the Participant, the actuarial equivalent of which is not less than 50% of the Account balance of the Participant as of the Participant's date of death, including the proceeds of any life insurance contracts. The preretirement survivor annuity will include the Participant's contributions in the same ratio that the total Participant contributions in the Participant's Account bears to the total Account balance of the Participant. The portion of the Participant's vested Account balance that is not payable as a Preretirement Survivor Annuity will be payable to the Participant's designated Beneficiary pursuant to Section 8.8. The actuarial equivalent of the preretirement survivor annuity will be 50% of the Participant's vested Account balance unless a different percentage is elected in the Adoption Agreement.

     85. "SPOUSE" or "SURVIVING SPOUSE" means the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

     86. "STRAIGHT LIFE ANNUITY" means an annuity payable in equal installments for the life of the Participant that terminates upon the Participant's death.

     87. "VESTED ACCOUNT BALANCE," for purposes of Sections 9.3 and 9.4, means the aggregate value of the Participant's vested Account balances derived from Employer and Participant contributions, including rollovers, whether vested before or upon death, and including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Section 9.4 will apply to a Participant who is vested in amounts attributable to Employer contributions, Participant contributions, or both, at the time of death or distribution.

TRANSITIONAL RULES:

     88. Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous Sections of this Article must be given the opportunity to elect to have the prior Sections of this Article apply if such Participant is credited with at least one hour of service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 years of vesting service when he or she separated from service.

     89. Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one hour of service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance paragraph [4], below.

     90. The respective opportunities to elect (as described in [1] and [2] above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

     91. Any Participant who has elected pursuant to [2], above, and any Participant who does not elect under [1] or who meets the requirements of [1] except that such Participant does not have at least 10 years of vesting service when such Participant separates from service, shall have such benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

     92. Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married participant who:

     93. begins to receive payments under the Plan on or after Normal Retirement Age; or

     94. dies on or after Normal Retirement Age while still working for the employer; or

     95. begins to receive payments on or after the qualified early retirement age; or

     96. separates from service on or after attaining Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the plan and thereafter dies before beginning to receive such benefits;

then such benefits will be received under this Plan in the form of a qualified joint and survivor annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least 6 months before the Participant attains qualified early retirement age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

     97. Election of Early Survivor Annuity. A Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the qualified joint and survivor annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (1) the 90th day before the Participant attains the qualified early retirement age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

    98.  For purposes of this paragraph [4]:

    99.  Qualified early retirement age is the latest of:

    100. the earliest date, under the plan, on which the Participant may elect to receive retirement benefits,

    101. the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or

    102. the date the Participant begins participation.

    103. Qualified joint and survivor annuity is an annuity for the life of the Participant with an survivor annuity for the life of the spouse as described in Section 9.4[c].


MINIMUM DISTRIBUTIONS: Subject only to the distribution options offered in
Section 9.3, the following distribution rules will apply:


GENERAL RULES:

    104. All distributions required under this Section 9.5, including distributions in the form of an annuity purchased from an insurance company, will be determined and made in accordance with Code Section 401(a)(9) and the regulations thereunder, including the minimum distribution incidental death benefit requirement of Income Tax Regulation Section 1.401(a)(9)-2. However, notwithstanding the foregoing or any other provision to the contrary, if elected by the adopting Employer in the Adoption Agreement with respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001 (or other later date as described in the Adoption Agreement), the Plan shall apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code
         Section 401(a)(9) that were proposed on January 17, 2001. The amendment made by the foregoing sentence shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in subsequent guidance published by the Internal Revenue Service.

    105. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date.

    106. As of the first distribution calendar year, distributions, if not made in a single sum under the terms of the Plan, must be made over [i] the life of the Participant; [ii] the life of the Participant and a designated Beneficiary; [iii] a period certain not extending beyond the life expectancy of the Participant; or [iv] a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

DETERMINATION OF AMOUNT DISTRIBUTED: If the Participant's interest is to be distributed in a form other than a single sum, the following minimum distribution rules will apply on or after the required beginning date:

    107. If a Participant's benefit is to be distributed over [i] a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary; or [ii] a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must equal at least the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

    108. For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

    109. For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year, may not be less than the quotient obtained by dividing the Participant's benefit by the lesser of [i] the applicable life expectancy; or [ii] if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Income Tax Regulation Section 1.401(a)(9)-2 (Q&A-4). Distributions after the death of the Participant will be determined using the applicable life expectancy in [1] above as the relevant divisor without regard to Income Tax Regulation Section 1.401(a)(9)-2.

    110. The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.


BEFORE DEATH:  The entire Account of each Participant:

    111. will be distributed not later than the required beginning date; or

    112. will be distributed commencing not later than the required beginning date over [i] the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary); or [ii] a period not extending beyond the life expectancy of the Participant (or the life expectancy of the Participant and the Participant's designated Beneficiary).

AFTER DEATH: If a Participant dies after distribution of the Participant's Account has begun, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death. If a Participant dies before distribution of the Participant's Account has begun, the entire interest of the Participant will be distributed by December 31 of the calendar year containing the fifth anniversary of the death of the Participant. The preceding sentence will not apply to the extent that an election is made to receive distributions in accordance with [1] or [2] below:

    113. If any portion of the Participant's interest is payable to or for the benefit of a designated Beneficiary, distributions may be made over the life of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant dies; or

    114. If the designated Beneficiary is the surviving spouse of the Participant, the date on which the distributions are required to begin will not be earlier than the later of [i] December 31 of the calendar year following the calendar year in which the Participant dies; or [ii] December 31 of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before the distributions to such spouse begin, distributions will be made as if the surviving spouse were the Participant.

         If the Participant has not made an election pursuant to this paragraph [d] by the time of the Participant's death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of December 31 of the calendar year in which distributions would be required to begin under this Section or December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.


LIFE EXPECTANCY: Life expectancy and joint and last survivor expectancy will be computed using the return multiples provided in tables V and VI of Income Tax Regulation Section 1.72-9. Life expectancies will not be recalculated annually unless an election to recalculate annually is elected by the Participant (or spouse, in the case of distributions described in paragraph [d] above) by the time distributions are required to begin. Any election to recalculate life expectancies annually will be irrevocable and will apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated. If the life expectancy is not being recalculated, the life expectancy (or joint and last survivor expectancy) is calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year that has elapsed since the date the life expectancy was first calculated. If the life expectancy is being recalculated, the applicable life expectancy will be the life expectancy determined using the return multiples provided in Tables V and VI of Income Tax Reg. Section 1.72-9 as of the applicable calendar year. The applicable calendar year will be the first distribution calendar year and, if the life expectancy is being recalculated, such succeeding calendar year.

REQUIRED BEGINNING DATE:

    115. NON-FIVE-PERCENT OWNERS ON AND AFTER JANUARY 1, 1997: The Required Beginning Date of a Participant other than a five-percent owner shall be determined pursuant to the election made by the Employer in Section XIII, Paragraph E of the Adoption Agreement.

    116. NON-FIVE-PERCENT OWNERS PRIOR TO JANUARY 1, 1997: For Plan Years beginning prior to January 1, 1997, the Required Beginning Date for a Participant who is not a five-percent owner is a date not later than the April 1 of the calendar year following the calendar year in which he attains age 70 1/2. Notwithstanding the foregoing, the required beginning date of a Participant who is not a five-percent owner who attains age 70 1/2before January 1, 1988 is April 1 of the calendar year following the calendar year in which the later of the Participant's retirement or attainment of age 70 1/2occurs. Notwithstanding the preceding sentence, the required beginning date of a Participant who is not a five-percent owner, who attains age 70 1/2during 1988, and who has not terminated employment as of January 1, 1989, is April 1, 1990.

    117. FIVE-PERCENT OWNERS: The required beginning date of a Participant who is a five-percent owner during any year beginning after December 31, 1979, is April 1 following the later of (a) the calendar year in which the Participant attains age 70 1/2; or (b) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a five-percent owner or the calendar year in which the Participant retires. A Participant is treated as a five-percent owner for purposes of this Section if such Participant is a five-percent owner, as defined in Code Section 416(i) (determined in accordance with Code Section 416 but without regard to whether the Plan is top-heavy), at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2or any subsequent Plan Year. Once distributions have begun to a five-percent owner under this
         Section 9.5, they must continue to be distributed, even if the Participant ceases to be a five-percent owner in a subsequent year.

DISTRIBUTION CALENDAR YEAR: The distribution calendar year is a calendar year for which a minimum distribution is required. For distributions required to begin under Code Section 401(a)(9) before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions required to begin under Code Section 401(a)(9) after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 9.5[a][3].

TREATMENT OF PAYMENTS TO CHILDREN: Any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if such amount will become payable to the surviving spouse upon such child's reaching majority.

PARTICIPANT'S BENEFIT: The Participant's benefit is the Participant's Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (hereinafter the valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account on any date in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. If any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year will be treated as if it had been made in the immediately preceding distribution calendar year.

IN-SERVICE WITHDRAWALS:

EMPLOYER CONTRIBUTIONS:

    118. MONEY PURCHASE PENSION PLAN: If elected in the Adoption Agreement and subject to the consent requirements of Section 9.3 of this Plan, a Participant may withdraw any portion of the Participant's Account attributable to Employer contributions and the earnings and changes in fair market value of such contributions upon the Participant's attainment of Normal Retirement Age. If the withdrawal of Employer contributions upon Normal Retirement Age is not elected in the Adoption Agreement, no Participant may withdraw any part of the Participant's Account attributable to Employer contributions and the earnings, losses, and changes in fair market value of such contributions.

    119. PROFIT-SHARING PLAN:

    120. PLANS WITHOUT A CASH OR DEFERRED ARRANGEMENT. If elected in the Adoption Agreement, and subject to the consent requirements of Sections
         9.3 and 9.4, if applicable, a Participant may withdraw any portion of the Participant's Account attributable to Employer contributions and the earnings, losses, and changes in fair market value of such contributions upon the Participant's attainment of age 59 1/2, upon hardship, as defined in the Adoption Agreement, after such amounts have been held in the Trust Fund for two years, or after the Participant has participated in the Plan for at least sixty (60) months, provided that such amounts are not Elective Deferrals, Qualified Non-elective Contributions, or Qualified Matching Contributions and are not treated as Elective Deferrals under Section 4.5, as Qualified Non-elective Contributions under Section 4.6[c], or as Qualified Matching Contributions under Section 4.6[d].

    121. PLANS WITH A CASH OR DEFERRED ARRANGEMENT: If the withdrawal of Employer contributions is not elected in the Adoption Agreement, no Participant may withdraw any part of the Participant's Account attributable to Employer contributions and the earnings, losses, and changes in the fair market value of such contributions. Elective Deferrals, Qualified Non-elective Contributions, Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or Beneficiary or beneficiaries, in accordance with such participant's or Beneficiary or Beneficiaries' election, earlier than upon separation from service, death, or disability. Such amounts also may be distributed upon:

         [1] Termination of the Plan without the establishment or maintenance of another defined contribution plan;

         [2] The disposition by a company that is a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code
Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets;

         [3] The disposition by a company that is a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary;

         [4] The attainment of age 59 1/2in the case of a profit-sharing plan;
or

         [5] The hardship of the Participant as described in Section 9.6[c]. All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the Participant and spousal consent requirements, if applicable, contained in Code Sections 401(a)(11) and 417.


PARTICIPANT CONTRIBUTIONS: If elected in the Adoption Agreement and subject to the consent requirements of Sections 9.3 and 9.4, if applicable, a Participant may request withdrawal of Participant contributions and the earnings, losses, and changes in fair market value of such contributions, as then reflected in the Participant's Accounts attributable to deductible or nondeductible Participant contributions. A Participant desiring such a withdrawal will file an appropriate request with the Plan Administrator. The Plan Administrator will direct the Trustee to make the distribution to the Participant. Vested benefits under the Plan may not be forfeited because of a Participant's withdrawal of Participant contributions or net earnings thereon. No forfeiture will occur solely as a result of a Participant's withdrawal of Participant contributions. If the withdrawal of deductible or nondeductible Participant contributions under the provisions stated above is not elected in the Adoption Agreement, no Participant may withdraw any part of the Participant's Account attributable to the Participant's own deductible or nondeductible Participant contributions and the earnings, losses, and changes in fair market value of such contributions.

401(K) CASH OR DEFERRED PLAN HARDSHIP WITHDRAWALS: If elected in the Adoption Agreement, distribution of Elective Deferrals (and earnings on Elective Deferrals accrued as of December 31, 1988) may be made to a Participant in the event of a hardship. Notwithstanding the foregoing, ADP Test Safe Harbor Contributions described in Section 4.7 herein may not be distributed on account of hardship. For the purposes of this paragraph [c], hardship is defined as an immediate and heavy financial need of the Participant when such Participant lacks other available resources. Hardship distributions are subject to the spousal consent requirements contained in Code
Section 401(a)(11) and 417, if applicable.

    122. The following circumstances are the only financial needs considered immediate and heavy:

    123. Deductible medical expenses (within the meaning of Code Section 213(d)) previously incurred by of the Participant, the Participant's spouse, children, or dependents, or necessary for such persons to obtain such care;

    124. The purchase (excluding mortgage payments) of a principal residence for the Participant;

    125. Payment of tuition and related educational fees for the next twelve
         (12) months of post secondary education for the Participant, the Participant's spouse, children, or dependents;

    126. The need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant's principal residence; or

    127. Any other reason deemed to be an immediate and heavy financial need by the Secretary of the Treasury.

    128. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

    129. The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans available under all Plans maintained by the Employer;

    130. All plans maintained by the Employer provide that the Participant's Elective Deferrals and Participant Contributions will be suspended for twelve months after the receipt of the hardship distribution;

    131. The distribution is not in excess of the amount necessary to satisfy the immediate and heavy financial need; and

    132. All plans maintained by the Employer provide that the Participant may not make Elective Deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such taxable year less the amount of such Participant's Elective Deferrals for the taxable year of the hardship distribution.

    133. The amount of any distribution under this Section 9.6[c] may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

ELIGIBLE ROLLOVER DISTRIBUTIONS.

This Section 9.7 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an eligible Retirement Plan specified by the Distributee in a Direct Rollover.

DEFINITIONS.

    134. ELIGIBLE ROLLOVER DISTRIBUTION means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) received after December 31, 1998; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

    135. ELIGIBLE RETIREMENT PLAN means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
         Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

    136. DISTRIBUTEE includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code Section 414(p) are Distributees with regard to the interest of the spouse or former spouse.

    137. DIRECT ROLLOVER is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.


OTHER DISTRIBUTION RULES:

Spendthrift Trust Provisions: Except for benefits payable under Section 8.6 in accordance with judgments, orders or decrees that satisfy Code Section 401(a)(13)(C) or (D), or that satisfy the applicable requirements of a Qualified Domestic Relations Order under Code Section 414(p), all amounts payable by the Plan will be paid only to the person entitled to them, all such payments will be paid directly to such person and not to any other person or corporation and no benefit or interest under this Plan will be subject to assignment or alienation, either voluntarily or involuntarily. Payments will not be subject to the claim of any creditor of a Participant, nor may payments be taken in execution by attachment or garnishment or by any other legal or equitable proceedings. No person will have any right to alienate, anticipate, commute, pledge, encumber, or assign any payments or benefits that he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a Beneficiary or Beneficiaries.

PARTICIPANT OR BENEFICIARY WHOSE WHEREABOUTS ARE UNKNOWN: In the case of any Participant or Beneficiary whose whereabouts are unknown, the Committee will notify the Participant or Beneficiary at the Participant's or Beneficiary's last known address by certified mail with return receipt requested advising the Participant or Beneficiary of the right to a pending distribution. If the Participant or Beneficiary cannot be located in this manner, and if the benefits are no longer immediately distributable, the Committee will direct the Trustee to forfeit the Account and hold the forfeited amount in an unallocated suspense account. Such forfeitures will be treated as elected in the Adoption Agreement. If a claim for forfeited benefits is subsequently made by the Participant or Beneficiary, the amount forfeited, unadjusted for earnings or interest, will be restored by means of an additional company contribution, earnings on the Trust Fund, or the allocation of other forfeitures.

MINORS OR PERSONS OF UNSOUND MIND: If the person designated to receive payments is a minor or a person of unsound mind, whether formally so adjudicated or not, the Trustee, upon receipt of instructions from the Plan Administrator, may make payment to a person acting as parent, guardian, committee, conservator, custodian, or legal representative of the minor or incompetent, and the receipt by any such person selected by the Plan Administrator will be a full and complete discharge to the Trustee for any sum paid.

FIDUCIARY OBLIGATIONS

FIDUCIARY: "Fiduciary" means a person who [a] exercises any discretionary authority or discretionary control respecting management of the Plan, or exercises any authority or control respecting management or disposition of the Plan assets; [b] renders investment advice for a fee or other compensation, direct or indirect with respect to any moneys or other property of the Plan; or has any authority or responsibility to do so; or, [c] has any discretionary authority or discretionary responsibility in the administration of the Plan. Such term includes any person designated under Section 10.3. If any money or other property of the Plan is invested in securities issued by an investment company registered under the Investment Company Act of 1940, such investment by itself will not cause such investment company or writer to be deemed a fiduciary or a party in interest. "Named Fiduciary" means any fiduciary who is named in this Plan, or who, pursuant to this Article, is identified as a fiduciary to the Plan. Such named fiduciaries include, but are not limited to, the Trustee, the Committee, and the Plan Administrator.


GENERAL FIDUCIARY DUTIES: A fiduciary will discharge the fiduciary's duties under the Plan solely in the interest of the Participants and the Beneficiaries and for the exclusive purpose of providing benefits to Participants and to their Beneficiaries and defraying reasonable expenses of administering the Plan. All fiduciaries will act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Except as authorized by regulations of the Secretary of Labor, no fiduciary may maintain the indicia of the ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States. A fiduciary will act in accordance with the documents and instruments governing the Plan to the extent the documents and instruments are consistent with the requirements of law.

ALLOCATION OF FIDUCIARY RESPONSIBILITY: A named fiduciary may designate persons other than named fiduciaries to carry out fiduciary responsibilities under the Plan; provided, however, that fiduciary responsibilities to manage or control Plan assets may not be delegated except by appointment of an investment manager.

LIABILITY OF FIDUCIARIES:

EXTENT OF LIABILITY: A fiduciary who breaches any of the responsibilities, obligations, or duties imposed upon such fiduciary by this Plan or by the requirements of law will be liable personally only [1] to reimburse or indemnify the Plan for any losses resulting from the fiduciary's breach; [2] to restore to the Plan any profits the fiduciary has made through the use of Plan assets for the fiduciary's personal account; and [3] to pay those penalties prescribed by law arising from the fiduciary's breach. A fiduciary will be subject to such other equitable or remedial relief as a court of law may deem appropriate, including removal of the fiduciary. A fiduciary also may be removed for a violation of Section 10.9 (prohibition against certain persons holding certain positions). No Fiduciary will be liable with respect to the breach of a fiduciary duty if such breach was committed before he or she became a fiduciary or after he or she ceased to be a fiduciary.

LIABILITY OF FIDUCIARY FOR BREACH BY CO-FIDUCIARY: A fiduciary will be liable for a breach of fiduciary responsibility by another fiduciary of this Plan only if the fiduciary [1] knowingly participates in, or knowingly undertakes to conceal, an act or omission of the other fiduciary, and knows such act or omission by the other fiduciary is a breach of the other fiduciary's duties; [2] enables another fiduciary to commit a breach by the fiduciary's failure to comply with Section 10.2 in the administration of specific responsibilities that give rise to the fiduciary's status as a fiduciary; or [3] has knowledge of a breach by another fiduciary and does not make reasonable efforts under the circumstances to remedy the breach.

LIABILITY FOR IMPROPER DELEGATION OF FIDUCIARY RESPONSIBILITY: A named fiduciary who allocates any of his or her fiduciary responsibilities to any person or designates any person to carry out any of his or her fiduciary responsibilities will be liable for the act or omission of such person in carrying out the responsibility only to the extent that the named fiduciary fails to satisfy his or her general fiduciary duties under Section 10.2 with respect to the allocation or designation, with respect to the establishment or implementation of the procedure by which he or she allocates the responsibilities, or in continuing the allocation or designation. Nothing in this paragraph will prevent a named fiduciary from being liable if he or she otherwise would be liable for an act or omission under paragraph [b].

FIDUCIARY TO WHOM RESPONSIBILITIES ARE ALLOCATED: Any person who has been designated to carry out fiduciary responsibilities under Section 10.3 will be liable for such responsibilities under this Section to the same extent as any named fiduciary.

LIABILITY INSURANCE AND INDEMNIFICATION: A fiduciary may purchase insurance to cover liability from and for the fiduciary's own account. The Plan or the Employer may purchase insurance to cover potential liability of those persons who serve in a fiduciary capacity with regard to the Plan or may indemnify a fiduciary against liability and expenses reasonably incurred by the fiduciary in connection with any action to which such fiduciary may be made a party by reason of his or her being or having been a fiduciary.

PROHIBITED TRANSACTIONS: No fiduciary will cause the Plan to engage in a transaction if the fiduciary knows that the transaction constitutes a prohibited transaction under relevant law. No disqualified person under law (other than a fiduciary acting only as such) will engage in a prohibited transaction as prescribed by law.

RECEIPT OF BENEFITS BY FIDUCIARIES: Nothing will prohibit any fiduciary from receiving any benefit to which he or she may be entitled as a Participant or Beneficiary in the Plan, if the benefit is computed and paid on a basis that is consistent with the terms of the Plan as applied to all other Participants and Beneficiaries.

COMPENSATION AND EXPENSES OF FIDUCIARIES AND PLAN ADMINISTRATION: A fiduciary will be entitled to receive any reasonable compensation for services rendered or for the reimbursement of expenses properly and actually incurred in the performance of the fiduciary's duties under the Plan. However, a fiduciary who already receives full-time pay from the Employer will receive no compensation from the Plan, except for reimbursement of expenses properly and actually incurred. The compensation of all agents, counsel, or other persons retained or employed by a named fiduciary will be determined by the named fiduciary employing the person, provided that a person who is a full-time Employee of the Employer will receive no compensation from the Plan. The compensation and expenses of fiduciaries and the expenses of administering the Plan and investing the Plan assets will be paid by the Plan, by the Employer, by the Participants, or by any combination of the above, as determined by the Employer in its discretion and in accordance with procedures promulgated by the Employer.

SERVICE BY FIDUCIARIES AND DISQUALIFIED PERSONS: Nothing in this Plan will prohibit anyone from serving as a fiduciary in addition to being an officer, employee, agent, or other representative of a disqualified person.

PROHIBITION AGAINST CERTAIN PERSONS HOLDING CERTAIN POSITIONS: No person who has been convicted of a felony will be permitted to serve as an administrator, fiduciary, officer, Trustee, custodian, counsel, agent, or as a consultant to this Plan, unless permitted under law. The Plan Administrator will ascertain to the extent practical that no violation of this Section occurs. No person knowingly will permit any other person to serve in any capacity that would violate this Section.

PLAN ADMINISTRATOR AND COMMITTEE

APPOINTMENT, RESIGNATION, AND REMOVAL OF PLAN ADMINISTRATOR AND COMMITTEE: The Employer will appoint a Plan Administrator who will hold office until resignation, death, or removal by the Employer. The Employer will designate the maximum number of members the Committee will have and will appoint the members of the Committee. Each member will hold office until resignation, death, or removal by the Employer. If the Employer fails to appoint the Committee or Plan Administrator, or both, the Employer will be the Committee, the Plan Administrator, or both. Any person may serve in more than one fiduciary capacity, including service as Plan Administrator and Committee member. Any Plan Administrator or Committee member may resign at any time by giving written notice to the Employer effective as stated in such notice, or otherwise upon receipt of such notice. At any time, any Plan Administrator or Committee member may be removed by the Employer without cause. As soon as practical following the death, resignation, or removal of any Plan Administrator or Committee member, the Employer, in its discretion, may appoint a successor by resolution. Written notice of the appointment of a successor Plan Administrator or Committee member will be given by the Employer to the Trustee and to the Committee or Plan Administrator, respectively. Until receipt of such written notice, the Trustee and the Committee or Plan Administrator, as the case may be, will not be charged with knowledge or notice of such change.


ORGANIZATION AND OPERATION OF OFFICES OF PLAN ADMINISTRATOR AND COMMITTEE: The Plan Administrator and the Committee may adopt such procedures as each deems desirable for the conduct of its respective affairs and may appoint or employ a secretary or other agents, any of whom may be, but need not be, an officer or an Employee of the Employer. Any agent may be removed at any time by the person appointing or employing him.


REPORTING AND DISCLOSURE:

GENERAL REQUIREMENTS: The Plan Administrator will be responsible for all applicable reporting and disclosure requirements of law. The Plan Administrator will prepare, file with the Secretary of Labor, the Secretary of the Treasury, or any other appropriate authority, and furnish to Plan Participants and Beneficiaries, when applicable, the following documents:

    138. Summary Plan description;

    139. Description of modifications and changes;

    140. Annual report;

    141. Terminal and supplementary reports;

    142. Registration statement; and

    143. Any other return, report, or documents required by law.

STATEMENT OF BENEFITS ACCRUED AND VESTED: The Plan Administrator is to furnish any Plan Participant or Beneficiary who so requests in writing, a statement indicating, on the basis of the latest available information, the total benefits accrued and the vested benefits, if any, that have accrued, or the earliest date on which benefits will become vested. The Plan Administrator will furnish an appropriate statement to any Participant who terminates employment during the Plan Year and is entitled to a deferred vested benefit under the Plan as of the end of the Plan Year, if no retirement benefits have been paid with respect to such Participant during the Plan Year. The statement will be an individual statement and will contain the information required in the annual registration statement that the Plan Administrator is required to file with the Secretary of the Treasury. The Plan Administrator will furnish the individual statement to the Participant before the expiration of the time prescribed for filing the annual registration statement with the Secretary of the Treasury.

INSPECTION OF DOCUMENTS: The Plan Administrator is to make available for inspection copies of the Plan, the latest annual report, and the agreements under which the Plan was established or is operated. Such documents will be available for examination by any Participant or Beneficiary in the principal office of the Plan Administrator and in such other places as may be necessary to make available all pertinent information to all Participants. Upon written request by any Participant or Beneficiary and if required by law, the Plan Administrator is to furnish a copy of the latest updated summary plan description, the latest annual report, any terminal report, and any agreements under which the Plan is established or operated.

NOTICE OF ROLLOVER TREATMENT: When a qualifying rollover distribution is made, the Plan Administrator will provide to the recipient an appropriate explanation that the distribution will not be taxed currently to the extent that it is transferred to another qualified plan within 60 days after the date on which the recipient received the distribution and a description of the income averaging and capital gains provisions, if applicable. In the case of a series of distributions that may constitute a lump sum distribution, the notice will explain that the 60-day period does not begin to run until the last distribution is made.

DUTIES AND POWERS OF COMMITTEE--IN GENERAL: The Committee will decide, in its sole discretion, all questions arising in the administration, interpretation, and application of the Plan and Trust, including all questions relating to eligibility, vesting, and distribution (including questions of fact), except as may be reserved under this Plan to the Employer. The Committee from time to time will direct the Trustee concerning the payments to be made out of the Trust Fund pursuant to this Plan. All notices, directions, information, and other communications to and from the Committee will be in writing.

RECORD KEEPING: The Committee will keep a record of all of its proceedings and will keep all such books of account, records, and other data as may be necessary or advisable in its judgment for the administration of this Plan and Trust, including records to reflect the affairs of this Plan, to determine the amount of vested and forfeitable interests of the respective Participants, and to determine the amount of all benefits payable under this Plan. The Committee will maintain separate accounts for each Participant as provided under Article 3. The Committee, the Plan Administrator, and the Employer may rely on and will not be liable because of any information that an Employee provides, either directly or indirectly. Subject to the requirements of law, any person dealing with the Committee may rely on, and will incur no liability in relying on, a certificate or memorandum in writing signed by the Committee, or an authorized member thereof, as evidence of any action taken or resolution adopted by the Committee.

CLAIMS PROCEDURE:

FILING AND INITIAL DETERMINATION OF CLAIM: Any Participant, Beneficiary, or any duly authorized representative may file a claim for a Plan benefit to which the claimant believes that he or she is entitled. Such a claim must be in writing and delivered to the Committee in person or by certified mail, postage prepaid. The Committee will respond as soon as practicable or reasonable. Unless the Committee allows such claim in full, within 90 days after receipt of such claim the Committee will send to the claimant by certified mail, postage prepaid, notice of the granting or denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed 90 days from the end of the initial period. If such extension is necessary, the claimant will be given an appropriate notice to this effect prior to the expiration of the initial 90-day period. The Committee will have full discretion to deny or grant a claim in whole or in part. If notice of the adverse benefit determination is not furnished in a timely manner in accordance with this paragraph [a] (or, with respect to claims related to disability, paragraph [e]), the claim will be deemed denied and the claimant will be permitted to exercise his or her right of review pursuant to paragraphs [c] and [d] of this Section (or, with respect to claims involving disability, pursuant to paragraph [e])..

DUTY OF COMMITTEE UPON DENIAL OF CLAIM: The Committee will provide to every claimant an appropriate of an adverse benefit determination that sets forth, in a manner reasonably calculated to be understood by the claimant, the following:

    144. The specific reason or reasons for the denial;

    145. Specific reference to pertinent Plan provisions (or rules promulgated pursuant thereto) on which the adverse benefit determination is based;

    146. A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary;

    147. An explanation of the Plan's claim review procedure, and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review; and

    148. An explanation of the steps to be taken if the claimant wishes to resubmit his or her claim for review.

REQUEST FOR REVIEW OF CLAIM DENIAL: Within 60 days after receipt by the claimant of appropriate notification of the adverse benefit determination, the claimant or the claimant's duly authorized representative, upon appropriate application to the Committee in person or by certified mail, postage prepaid, may request a review of adverse benefits determination, may review pertinent documents, may provide any further information that, in the claimant's opinion, will establish the claimant's right to the benefits under the Plan, and may submit issues and comments in writing. Upon its receipt of the request for review, the Committee will notify the Employer of the request.

CLAIMS REVIEWER: Upon its receipt of notice of a request for review (or the additional information that was furnished by the claimant), the Employer may appoint a person other than a Committee member to be the claims reviewer. In such a case, the Committee will deliver to the claims reviewer all documents pertinent to the review. The Committee may, but is not required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing. A claimant shall be given, upon request and without charge, reasonable access to and copies of, all documents, records, and other information relevant to the claimant's claim for benefits.

         The claims reviewer will make a decision on the review as soon as practicable or reasonable. The claims reviewer shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, regardless of whether this information was submitted or considered in the initial benefit determination. The decision on review will be appropriate in a manner reasonably calculated to be understood by the claimant, and will include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based in a manner consistent with the initial adverse benefit determination described in [b], above. All decisions on review shall be final and binding on all parties concerned.

         The decision on review will be made not later than 60 days after the Committee's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than 120 days after receipt of a request for review. If such extension is necessary, the claimant will be given an appropriate notice of the extension prior to the expiration of the initial 60-day period. If notice of the decision on the review is not furnished in accordance with this paragraph [d], the claim will be deemed wholly denied on review and the claimant will be permitted to exercise the claimant's right to legal remedy pursuant to paragraph [f] of this Section.

Claims Involving Benefits Related to Disability: Notwithstanding the provisions of Sections 11.6[a] through [d] to the contrary, and for claims filed on or after January 1, 2002, the Committee shall comply with and follow the applicable Department of Labor Regulations for claims involving a determination of Disability or benefits related to Disability, including, but not limited to:

    149. The Committee shall advise a claimant of the Plan's adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. If the Committee determines that due to matters beyond control of the Plan, such decision cannot be reached within 45 days, an additional 30 days may be provided and the Committee shall notify the claimant of the extension prior to the end of the original 45-day period. The 30-day extension may be extended for a second 30-day period if, before the end of the original extension, the Committee determines that due to circumstances beyond the control of the Plan, a decision cannot be rendered within the extension period.

    150. Claimants shall be provided at least 180 days following receipt of a benefit denial in which to appeal such adverse determination.

    151. The Committee shall review the claimant's appeal and notify the claimant of its determination within a reasonable period of time, but not later than 45 days after receipt of the claimant's request for review. Should the Committee determine that special circumstances (such as the need to hold a hearing) require an extension of time for processing the appeal, the Committee shall notify the Claimant of the extension before the end of the initial 45 day period. Such an extension, if required, shall not exceed 45 days.

LEGAL REMEDY: After exhaustion of the claims procedure as provided under this Plan, nothing will prevent any person from pursuing any other legal remedy.

FUNDING POLICY: The policy of the Employer is that this Plan will be funded with Employer contributions and/or Participant contributions, as determined under the Adoption Agreement. The Committee will determine the Plan's short-term and long-term financial needs and regularly communicate these requirements to the appropriate persons. The Committee will determine whether the Plan has a short-term need for liquidity (e.g., to pay benefits), or whether liquidity is a long-term goal and investment growth is a more current need. The Committee will communicate such information to the Trustee so that the investment policy can be coordinated appropriately with Plan needs.

BONDING OF FIDUCIARIES AND PLAN OFFICIALS: The Committee will procure bonds for every fiduciary of the Plan and for every person who handles funds or other property of the Plan, in an amount not less than 10% of the amount of funds handled and in no event less than $1,000, except that the Committee will not be required to procure such bonds if the person is excepted from the bonding requirements by law or if the Secretary of Labor exempts the Plan from the bonding requirements.

QUALIFIED DOMESTIC RELATIONS ORDERS: The Committee will establish reasonable procedures for determining the qualification status of a domestic relations order. Such procedures will:

Be in writing;

Provide to each person specified in a domestic relations order as entitled to payment of Plan benefits notification of such procedures promptly upon receipt of the order by the Plan; and

Permit an alternate payee to designate a representative for receipt of copies of notices that are sent to the alternate payee.

Within a reasonable period of time after receipt of such order, the Committee will determine if such order is a qualified domestic relations order and will notify the Participant and each alternate payee of such determination. During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined, the Committee will segregate in a separate Account the amounts that would have been payable to the alternate payee during such period if the order had been determined to be a qualified domestic relations order. If, within 18 months, the order is determined not to be a qualified domestic relations order, or the issue as to whether such order is a qualified domestic relations order is not resolved, then the Committee will pay under the terms of the Plan the segregated amounts to the person or persons who would have been entitled to such amounts if there had been no order. If a Plan fiduciary acts in accordance with the fiduciary responsibility provisions of ERISA, then the Plan's obligation to the Participant and each alternate payee will be discharged to the extent of any payment made.

PAPERLESS NOTICES AND OTHER COMMUNICATIONS:

         In relation to any requirement that the Plan Administrator, Trustee or other fiduciary is to provide written notices or other appropriate communications to an Employee, Participant, Beneficiary or Alternate Payee (or notices, consents or other communication provided or required from the Employee, Participant, Beneficiary or Alternate Payee to the Plan Administrator, Trustee or other fiduciary), no provision of this Plan shall be interpreted as prohibiting that such notice, consent or communication be provided by electronic or paperless methods in a manner consistent with the Electronic Signature Act (or subsequent Federal law or regulations thereunder) and in a manner consistent with regulations or other guidance published by the Internal Revenue Service and the Department of Labor.

AMENDMENT AND TERMINATION

AMENDMENTS TO PLAN AND TRUST:

AMENDMENT OF ADOPTION AGREEMENT: At any time the Employer may amend its Plan and Trust [1] with respect to the variable options set forth in the Adoption Agreement by delivering to the Trustee signed copies of an amended Adoption Agreement; [2] by adding overriding language to the Adoption Agreement necessary to satisfy Code Sections 415 or 416 because of required aggregation of multiple plans under those Sections; and [3] by adding certain model amendments published by the Internal Revenue Service that specifically provide that such adoption will not cause the Plan to be individually designed. A Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Code Section 412(d), no longer will participate in this Prototype plan and will be considered to have an individually designed plan.

AMENDMENT OF PLAN AND TRUST: The Employer delegates to the Sponsor the power and right to make general amendments to this Plan and Trust. The Sponsor will advise the Employer in writing of the effective date of any amendment. Amendments may be given retroactive effect. If the Employer objects in writing to the adoption of any amendment, or the retroactive effect to be given to the amendment, the Employer will cease to participate in this Prototype plan and will be considered to have an individually designed plan.

RESTRICTION OF AMENDMENTS:

    152. No amendment will decrease the vested interest or Account balance of any Participant, or discriminate in favor of Employees who are officers, shareholders, Owner-Employees, partner-Employees, key Employees, or Highly Compensated Employees. No amendment to the Plan (including a change in the actuarial basis for determining optional benefits) will be effective to the extent that it has the effect of decreasing a Participant's vested Account balance. For purposes of this Section, a Plan amendment that has the effect of eliminating or reducing an early retirement benefit or a retirement-type subsidy with respect to benefits attributable to service before the amendment, will be treated as reducing a vested Account balance.

    153. No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of such Participant's Account balance under a particular optional form of benefit if the amendment satisfies the conditions of [A] or [B], below:

    154. The amendment provides s single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition [A] a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

    155. The amendment is not effective unless the amendment provides that the amendment shall not apply to any distribution with an Annuity Starting Date earlier than the earlier of: [i] the 90th day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the ERISA requirements at 29 CFR 2520.104b-3 relating to a summary of material modifications or [ii] the first day of the second plan year following the Plan Year in which the amendment is adopted.

         Notwithstanding the restrictions of this Section, an amendment may be excepted from the general prohibition against the elimination or restriction of optional forms of benefits if such amendment eliminates in-kind distributions or elective transfers as specified under Treasury Regulation Section 1.411(d)-4, Q&A-2 and Q&A-3.

         Further, notwithstanding the restrictions of this Section, an amendment may eliminate an optional form of benefit with respect to elective transfers made on or after January 1, 2002 if the Participant is eligible to receive an immediate distribution of such Participant's entire vested Account balance in a single sum distribution that would consist entirely of an eligible rollover distribution under Code Section 401(a)(31), and such transfer is accomplished as a direct rollover under Code Section 401(a)(31).

         Notwithstanding anything in this Plan to the contrary, the Plan and Trust may be amended at any time to conform to the provisions and requirements of federal and state law or any amendments to laws or regulations or rulings issued pursuant to them. No such amendment will be considered prejudicial to the interest of any Participant or Beneficiary under this Plan.

TERMINATION OF PLAN AND TRUST: The Employer expects to continue this Plan and Trust indefinitely, but the continuance of the Plan and Trust is not assumed as a contractual obligation by the Employer and the right is reserved to the Employer to terminate this Plan and Trust in whole or part at any time. At any time after termination of the Plan and Trust, but not before the earlier of [a] the receipt of appropriate rulings as to qualification upon termination, or [b] the receipt of instructions from the Plan Administrator, the Trustee may distribute the interest of any Participant to him or her under Articles 8 and 9. The Plan Administrator will file any required terminal reports. In its discretion, the Employer may require the Plan Administrator to receive a favorable determination letter from the Internal Revenue Service stating that the prior qualified status of the Plan and Trust has not been affected by termination. Termination will take effect as of the date designated by the Employer. Upon termination of the Plan, unallocated forfeitures may be returned to the Employer in its discretion and to the extent permitted by law. The Plan and Trust created by execution of this agreement will be terminated in the event of the dissolution, consolidation, or merger of the Employer, or the sale by the Employer of substantially all of its assets, unless the resulting successor corporation or business entity adopts and continues the Plan and Trust. Upon the death of a sole proprietor, the Plan will terminate unless the personal representative of the sole proprietor elects to maintain the Plan. All responsibilities and discretion exercisable by the sole proprietor as the Employer or as a named fiduciary under this Plan and Trust will be exercised by the personal representative of the sole proprietor.

DISTRIBUTIONS UPON TERMINATION OF PLAN AND TRUST: Upon the termination of the Plan and Trust, if a money purchase pension plan is elected in the Adoption Agreement, the Trustee may purchase annuity contracts from a commercial insurance provider and may distribute such contracts to Participants within a reasonable period of time after such termination in satisfaction of the Participants' interest in the Plan provided that any such annuity contract provides all of the optional forms of benefit available under the Plan upon the termination of the Plan. Upon the termination of the Plan and Trust, if a profit-sharing plan is elected in the Adoption Agreement and if the Employer does not maintain any other defined contribution plan (other than an employee stock ownership plan, as defined in Code Section 4975(e)(7)), the Trustee may distribute each Participant's interest in the Plan in a lump sum within a reasonable period of time after the termination of the Plan and Trust. For purposes of this Section, a "reasonable period of time" shall include any time needed to obtain a favorable determination letter from the Internal Revenue Service on the qualification of the Plan and Trust upon such termination.

MERGER, CONSOLIDATION, OR TRANSFER OF ASSETS OR LIABILITIES OF THE PLAN: The Employer may merge or consolidate this Plan with any other plan and may transfer all or part of the assets or liabilities of the Plan to, or to this Plan from, any other plan if each Participant in the Plan would receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

EXCLUSION FOR FAILURE TO SATISFY CODE SECTION 401: If the Employer's Plan fails to satisfy the requirements of Code Section 401 it will be excluded from participation in this Prototype Plan and Trust and will be considered an individually designed plan.

INSURANCE CONTRACTS

PURCHASE OF INSURANCE CONTRACTS: The Committee may direct the Trustee to apply Employer contributions to the purchase of insurance contracts subject to the limitations of this Article 13. Employer and Participant contributions not applied to the purchase of insurance contracts and funds being held pending their application to the purchase of insurance contracts, will be invested by the Trustee in accordance with the provisions of Article 7.

LIMITATIONS ON LIFE INSURANCE CONTRACTS: All investments in life insurance contracts will be subject to the following limitations:

The aggregate face amount of insurance contracts purchased on behalf of a Participant to provide death benefits under this Plan need not be increased until additional contributions available for application to insurance premiums are adequate to purchase an insurance contract in the face amount of not less than the Insurer's minimum issue amount.

Contributions that otherwise would be applied to the purchase of life insurance contracts may be applied to the purchase of deferred annuity contracts maturing at retirement age or to other investments if a Participant is not insurable or refuses to comply with the underwriting requirements of the Insurer, or to the purchase of life insurance contracts containing a reduced or graded death benefit if a Participant is insurable only at substandard rates. If a Participant is not insurable at standard premium rates, the Employer may elect to pay the excess premium necessary to provide the insured death benefit. Alternatively, the Participant may elect to pay the excess premium. If neither the Employer nor the Participant elect to pay the excess premium, insurance contracts providing a reduced or graded death benefit will be purchased, if available, from the Insurer in the amount that can be provided by application of the premiums that would have been paid had the Participant been insurable at standard rates.

The fact that any contract is issued or based on the life of a Participant will not vest any right, title, or interest in that contract in the Participant except at the time and on the terms and conditions set forth in this Plan. The Trustee will be the sole owner of all right, title, and interest in and to any contract, but the Plan Administrator will direct the Trustee as to the exercise of all rights, options, and privileges in any contract. The insurance contract(s) must provide that proceeds will be payable to the Trustee, however, the Trustee shall be required to pay over all proceeds of the contract(s) to the Participant's Designated Beneficiary in accordance with the distribution provisions of this Plan. Under no circumstances shall the Trust retain any part of the proceeds.

The Trustee will have the right to receive all payments of whatever nature that may become due under the terms of any contract issued under this Plan.

The Plan Administrator will direct the Trustee to convert the entire value of any life insurance contract at or before the Participant's actual retirement or termination of employment but not later than the Participant's Required Beginning Date to provide cash values or retirement annuity income, or, subject to the Joint and Survivor Annuity waiver requirements of Section 9.4, the Plan Administrator may direct the Trustee to distribute the insurance contract directly to the Participant.

Each annuity contract distributed under the Plan will provide that it is nontransferable when distributed and may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation; or for any other purposes except to the Insurer who issued the contract. If initial qualification of this Plan is denied, the contracts may be distributed to the Participants or their assigns or to the Trustee by absolute assignment without any restrictive, nontransferable endorsement under the applicable provisions of the contracts, and in the absence of such provisions, subject to the consent of the Insurer.

The Insurer agrees to provide information about the annual term cost of life insurance protection under any contract that is attributable to Employer contributions or earnings allocable to a Participant's own contributions. Such cost will be includible in the gross income of a Participant for the taxable year during which Employer contributions or earnings are so applied.

To the extent that the Employer does not pay premiums on account of separately stated premiums for endorsements to insurance contracts, such as waiver of premiums on disability, excess indemnity on account of accidental death, and options to purchase additional insurance, a Participant who elects such endorsement may direct payment out of any accumulated Nondeductible Participant Contributions. Premiums for endorsements or riders providing for waiver of premium on disability, double indemnity, or other insurance benefits of any kind will be separately indicated and no part of any reserves or dividends not attributable to those premiums may be used to provide additional insurance benefits.

If premiums required to be paid on account of insurance contracts purchased on the life of a Participant exceed the limitations set forth in this Article 13, then, the Plan Administrator may direct that any accumulated Nondeductible Participant Contributions, to the extent available, will be used to sustain the face amount of contracts in force, the Insurer will convert the existing insurance contracts to paid up contracts of which the cash values at the time of conversion will not, thereafter, be decreased by application to the cost of insurance protection, or the Insurer, upon surrender of any contract, will pay over the entire cash value to the Trustee or issue new contracts for a lesser face value.

The automatic premium loan provision, if any, of any contract may not be used.

Any payments by the Insurer on account of credits such as dividends, experience rating credits, or surrender or cancellation credits will be applied, within the taxable year of the Employer in which received or within the next succeeding taxable year, toward the next premiums due before any further Employer contributions are so applied.

Investment in insurance or annuity contracts will be made so that the operation of the Plan will be fair, equitable, and nondiscriminatory in its application to all Participants.

If ordinary or whole life insurance contracts are purchased on the life of a Participant, less than one-half of the Participant's Account will be used to pay premiums attributable to such contracts. Ordinary or whole life insurance contracts are those with both nondecreasing benefits and nonincreasing premiums.

No more than one-quarter of a Participant's Account will be used to pay the premiums on term life insurance contracts, universal life insurance contracts for such Participant, and all other life insurance contracts that are not ordinary or whole life insurance contracts.

The sum of one-half of the premiums for ordinary or whole life insurance and all other life insurance premiums for a Participant will not exceed one-quarter of the Participant's Account balance.

PLAN TO CONTROL: In the event of any conflict between provisions of this Plan and the terms of any policy or contract, the provisions of this Plan will control.

THE SALE OF LIFE INSURANCE CONTRACTS TO THIS PLAN: The following restrictions will apply to the sale, transfer, or exchange of an individual life insurance contract to this Plan from the Participant on whose life the contract is issued or from the Employer:

The Plan must pay, transfer, or otherwise exchange no more than the lesser of:

    156. the cash value of the contract; or

    157. the value of the Participant's vested Account balance.

The sale, transfer, or exchange must not involve any contract that is subject to a mortgage or similar lien that this Plan assumes.

The sale, transfer, or exchange must not contravene any provision of this Plan and Trust or the statutory prohibited transaction rules.

TOP-HEAVY PROVISIONS

TOP-HEAVY DETERMINATION: If the Plan is or becomes top-heavy in any Plan Year, the provisions of this Article 14 will supersede any conflicting provisions in the Plan or the Adoption Agreement. This Plan is top-heavy if any of the following conditions exist:

If the top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the top-heavy ratio for the group exceeds 60 percent.

If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the top-heavy ratio for the Permissive Aggregation Group exceeds 60 percent.

TOP-HEAVY RATIO:

If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan that, during the five-year period ending on the Determination Date, has or has had accrued benefits, the top-heavy ratio for this Plan alone (or for the required or Permissive Aggregation Group, as appropriate) is a fraction, the numerator of which is the sum of the Account balances if all Key Employees as of the Determination Date (including any part of any Account balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the five-year period ending on the Determination Date), both computed in accordance with Code
Section 416 and the regulations thereunder. Both the numerator and the denominator of the top-heavy ratio will be increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans that during the five-year period ending on the Determination Date has or has had any accrued benefits, the top-heavy ratio for any required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with [a] above, plus the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the Account balances under the aggregated defined contribution plans for all Participants, determined in accordance with [a] above, plus the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and the denominator of the top-heavy ratio will be increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

For purposes of paragraphs [a] and [b] above, the value of Account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date for the first and second Plan Years of a defined benefit plan, except as provided in Code Section 416. The account balances and accrued benefits of a Participant [1] who is not a Key Employee but who was a Key Employee in a prior year, or [2] who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date, will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Code Section 416. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

         The accrued benefit of a Participant other than a Key Employee will be determined under [A] the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or [B] if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

DEFINITIONS:

"PERMISSIVE AGGREGATION GROUP" means the Required Aggregation Group of plans plus any other plan or plans of the Employer that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

"REQUIRED AGGREGATION GROUP" means [1] each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year or any of the four preceding Plan Years (regardless of whether the plan has terminated), and [2] any other qualified plan of the Employer that enables a plan described in [1] to meet the requirements of Code Sections 401(a)(4) or 410.

"DETERMINATION DATE" for any Plan Year subsequent to the first Plan Year means the last day of the preceding Plan Year. For the first Plan Year of the Plan, "Determination Date" means the last day of that year.

"VALUATION DATE," for purposes of computing the top-heavy ratio, means the date or dates designated in the Adoption Agreement.

"PRESENT VALUE" means the Present Value of a Participant's interest determined in accordance with the interest and mortality assumptions specified in the Adoption Agreement.

"KEY EMPLOYEE" means any Employee or former Employee (or Beneficiary of either) who, at any time during the Plan Year or any of the four preceding Plan Years, is or was:

    158. An officer of the Employer if the officer's Compensation exceeds 50% of the dollar limitation in effect under Code Section 415(b)(1)(A);

    159. One of the ten Employees owning, or considered to own under Code
         Section 318, the largest interests in the Employer if the individual's Compensation exceeds 100% if the dollar limitation in effect under Code
         Section 415(c)(1)(A);

    160. A five percent owner of the Employer, or

    161. A one percent owner of the Employer having annual Compensation from the Employer of more than $150,000.

For purposes of this paragraph, annual Compensation means Compensation as defined in Code Section 415(c)(3), including amounts contributed by the Employer pursuant to a salary reduction agreement that are excluded from the Employee's gross income under Code Section 125, 402(e)(3), 402(h), 403(b), and, for Plan Years beginning after December 31, 2000 (or such other date as may be specified by the Employer in Item IV.H. of Adoption Agreement #001 or #002) Code Section 132(f)(4), as may be limited by Code Section 401(a)(17).

For purposes of paragraph [1], no more than 50 Employees (or, if fewer, the greater of three Employees or ten percent of the Employees) will be treated as officers. For purposes of paragraph [2], if two Employees have the same interest in the Employer, the Employee having the greater annual Compensation from the Employer will be treated as having the larger interest in the Employer. The determination of who is a Key Employee will be made in accordance with Code
Section 416(i)(1). Non-Key Employee means any Employee who is not a Key
Employee.

MINIMUM CONTRIBUTION: Notwithstanding any other provision in the Employer's Plan, for any Plan Year in which the Plan is top-heavy and in which the Employer maintains no defined benefit plan that designates this Plan to satisfy Code
Section 416, the aggregate Employer contributions and forfeitures allocated on behalf of any Participant (without regard to any integration feature) under this Plan and any other defined contribution plan of the Employer will be the lesser of:

Three percent of such Participant's Compensation; or

The largest percent of Employer contributions and forfeitures, as a percentage of the Compensation allocated on behalf of any Key Employee for such year, as limited by Code Section 401(a)(17). Elective Deferrals and Employer Matching Contributions may not be used to satisfy the minimum contribution required under this Article 14. If, in any top-heavy year, the highest percentage of Employer contributions and forfeitures allocated to any Key Employee is less than three percent, amounts allocated as a result of any Key Employee's Elective Deferrals must be included in determining the Employer contribution made on behalf of such Key Employees. Each Participant who is employed by the Employer on the last day of the Plan Year will be entitled to receive an allocation of the Employer's minimum contribution for such Plan Year. The minimum allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because the Participant fails to make mandatory contributions or Participant Elective Deferrals (in the event the Plan contains a cash or deferred arrangement) to the Plan, the Participant's Compensation is less than a stated amount, or the Participant fails to complete 1,000 Hours of Service during the Plan Year. If the Employer maintains this Plan and any other qualified defined contribution plan, the contribution described above will be provided under the plan specified in the Adoption Agreement.

         If the Employer maintains a qualified defined benefit plan in which any Participant in this Plan participates and if the Code Section 416 minimum contribution requirements are to be provided under this Plan, as elected in the Adoption Agreement, for any Plan Year in which the

Plan is Top-heavy the aggregate Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee will be at least five percent of such Participant's Compensation.

         If the Employer maintains or at any time maintained a qualified defined benefit plan covering any Participant in this Plan, then for any year in which the Plan is top-heavy one of the following special rules will apply:

    162. Effective for Plan Years beginning before January 1, 2000, if for the Plan Year this Plan would not be top-heavy if "90 percent" were substituted for "60 percent" in Section 14.1, then Sections 5.5[a] and [b] will apply to Key Employees for the Plan Year as if amended to substitute "1.0" for "1.25" in the denominators of both the defined benefit and defined contribution plan fractions unless the top-heavy minimum allocation under this Section 14.4 is at least 7-1/2% or, if the top-heavy requirements are satisfied with a minimum benefit under a defined benefit plan, that minimum benefit is not less than 3% of the Participant's average Compensation multiplied by the number of a Participant's completed Years of Service up to a maximum of 10 years.

    163. Effective for Plan Years beginning before January 1, 2000, if for the Plan Year this Plan would be top-heavy if "90 percent" were substituted for "60 percent," in Section 14.1, then for all Participants, Sections 5.5[a] and [b] will apply as if amended to substitute "1.00" for "1.25" in the denominators of both the defined contribution and the defined benefit plan fractions.

         Notwithstanding the foregoing subsections [1] and [2] the "1.0" fraction shall not be substituted for "1.25" effective for Plan Years beginning on or after January 1, 2000 (except to the extent the Employer has adopted a delayed effective date as described in Section 5.5 herein).

MINIMUM VESTING: For any Plan Year in which this Plan is top-heavy, the minimum vesting schedule elected by the Employer in the Adoption Agreement will apply automatically to the Plan. The minimum vesting schedule applies to all benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became top-heavy. Minimum contributions under Section 14.4 may not be forfeited upon a Participant's withdrawal of deductible voluntary Participant contributions, nondeductible voluntary Participant contributions, participant Elective Deferrals, or Participant matched contributions.

MISCELLANEOUS PROVISIONS

TEXT TO CONTROL: The headings of Articles and Sections are included solely for convenience of reference. If there is any conflict between any heading and the text of this Plan and Trust, the text will control.

SEVERABILITY: If any provision of this Plan and Trust is illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions. On the contrary, the remaining provisions will be fully severable, and this Plan and Trust will be construed and enforced as if the illegal or invalid provisions never had been inserted in this agreement.

JURISDICTION: This Plan will be construed and administered under the laws of the state in which the Employer's principal place of business is located when the laws of that jurisdiction are not in conflict with federal substantive law.

BENEFITS TO BE PROVIDED SOLELY FROM THE TRUST FUND: All benefits payable under this Plan will be paid or provided solely from the Trust Fund, and the Employer assumes no liability or responsibility for payment of benefits.

PLAN FOR EXCLUSIVE BENEFIT OF PARTICIPANTS: This Plan and Trust has been established for the exclusive benefit of the Participants and their Beneficiaries.

QUALIFICATION OF PROTOTYPE: Baker & Hostetler LLP intends that this prototype Plan will meet the requirements of the Internal Revenue Code as a qualified Prototype retirement plan and trust. Should the Commissioner of the Internal Revenue Service or any delegate of the Commissioner at any time determine that the Plan and Trust fails to meet the requirements of the Internal Revenue Code, Baker & Hostetler LLP will amend the Plan and Trust to maintain its qualified status.

MULTIPLE EMPLOYERS: Any Affiliate, with the consent of the Employer, may become a party to the Plan and be known as a "Participating Employer". The Employer shall have the sole authority and responsibility for administering and managing the Plan as it applies to all Participating Employers, including without limitation the appointing of the Trustee and the amending and terminating of the Plan. Any Participating Employer at any time may withdraw from the Plan by giving the Employer and the Trustee at least thirty days' appropriate notice of its intention to withdraw. The Employer at any time may revoke the Plan participation of such Participating Employer upon giving the Participating Employer and the Trustee at least thirty days' appropriate notice. In the event of such withdrawal or revocation, the accounts of Participants affected at the discretion of the Employer, either shall be retained in the Plan or be transferred to a trust fund that is qualified and exempt under applicable provision of the Code.

NO DIVESTMENT FOR CAUSE: No interest of a Participant under the Plan shall be subject to divestment for cause.

NO RIGHT TO CONTINUED EMPLOYMENT: The adoption and continuance of the Plan will not be deemed to constitute a contract between the Employer and any Employee or Participant, or to be consideration for, or an inducement or condition of, the employment of any person. Nothing in this Plan will be deemed to give any Employee or Participant the right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any Employee or Participant at any time, nor will it be deemed to give the Employer the right to require the Employee or Participant to remain in its employ, nor will it interfere with the right of any Employee or Participant to terminate employment at any time.